Exhibit 10.49

AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

Dated as of October 1, 2003

Between

FIRST STATES INVESTORS 5000A, LLC

as Borrower

and

GERMAN AMERICAN CAPITAL CORPORATION,

as Lender

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		Page
Section 19.20	Conflict; Construction of Documents; Reliance	123
Section 19.21	Prior Agreements	123
Section 19.22	Counterparts	123

EXHIBITS AND SCHEDULES

EXHIBIT A	TITLE INSURANCE REQUIREMENTS, ENDORSEMENTS AND AFFIRMATIVE COVERAGES
EXHIBIT B	SURVEY REQUIREMENTS
EXHIBIT C	SINGLE PURPOSE ENTITY PROVISIONS
EXHIBIT D	ENFORCEABILITY OPINION REQUIREMENTS
EXHIBIT E	NON-CONSOLIDATION OPINION REQUIREMENTS
EXHIBIT F	[INTENTIONALLY OMITTED]
EXHIBIT G	FORM OF TENANT ESTOPPEL LETTER
EXHIBIT H	FORM OF GROUND LEASE ESTOPPEL
EXHIBIT I	FORM OF REA ESTOPPEL
EXHIBIT J	[INTENTIONALLY OMITTED]
EXHIBIT K	BORROWER ORGANIZATIONAL STRUCTURE
EXHIBIT L	[INTENTIONALLY OMITTED]
EXHIBIT M	FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
EXHIBIT N	FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
EXHIBIT O	O&M PROGRAM
EXHIBIT P	FORM OF TENANT NOTIFICATION LETTER
EXHIBIT Q	[INTENTIONALLY OMITTED]
EXHIBIT R	[INTENTIONALLY OMITTED]
EXHIBIT S	[INTENTIONALLY OMITTED]
EXHIBIT T	FORM OF INDEPENDENT MANAGER CERTIFICATE
EXHIBIT U	[INTENTIONALLY DELETED]

SCHEDULE I	REQUIRED TENANT ESTOPPEL CERTIFICATES
SCHEDULE II	DESIGNATED RELEASE PROPERTIES
SCHEDULE III	LITIGATION SCHEDULE
SCHEDULE IV	REA SCHEDULE
SCHEDULE V	REQUIRED DEFERRED MAINTENANCE AND ENVIRONMENTAL REMEDIATION
SCHEDULE VI	GROUND LEASES
SCHEDULE VII	ALLOCATED LOAN AMOUNTS

v

AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

This AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of October 1, 2003 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this Agreement), between FIRST STATES INVESTORS 5000A, LLC, a Delaware limited liability company (Borrower), having an office at c/o First States Group, L.P., 1725 The Fairway, Jenkintown, Pennsylvania 19046, and GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, having an address at 60 Wall Street, 10th Floor, New York, New York 10005 (together with its successors and assigns, Lender).

W I T N E S S E T H:

WHEREAS, on June 30, 2003, Lender made a loan to Borrower in the amount of $400,000,000, which loan (the Original Loan) is governed by that certain Loan and Security Agreement, dated as of June 30, 2003 (the Original Loan Agreement), between Borrower and Lender;

WHEREAS, on the date hereof Lender has agreed to make an additional loan to Borrower in the amount of $40,000,000 (the Additional Loan), which is being combined with the Original Loan to constitute one Loan (as hereinafter defined); and

WHEREAS, Borrower and Lender desire to amend and restate the Original Loan Agreement to govern the terms of the Original Loan and the Additional Loan.

NOW, THEREFORE, in consideration of the making of the Original Loan and the Additional Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, Borrower and Lender, hereby amend and restate the Original Loan Agreement in all respects and from and after the date hereof the Loan consisting of the Original Loan and the Additional Loan shall be governed by the terms of this Agreement:

I. DEFINITIONS; PRINCIPLES OF CONSTRUCTION

I.1 Definitions.

For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

Account Agreement shall mean the Account and Control Agreement, dated the date hereof, among Lender, Borrower and Cash Management Bank.

Account Collateral shall have the meaning set forth in Section 3.1.2.

Additional Loan shall have the meaning set forth in the Recitals.

Additional Non-Consolidation Opinion shall have the meaning set forth in Section 4.1.29(b).

Affiliate shall mean, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with, or any general partner or managing member in, such specified Person. An Affiliate of a Person includes, without limitation, (i) any officer or director of such Person, (ii) any record or beneficial owner of more than 10% of any class of ownership interests of such Person and (iii) any Affiliate of the foregoing. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interest, by contract or otherwise; and the terms “controlling” and “controlled” have the meanings correlative to the foregoing.

Agreement shall mean this Agreement, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

Allocated Loan Amount shall mean with respect to each Individual Property, the designated allocated portion of the Loan applicable to such Individual Property that is set forth on Schedule VII attached hereto.

ALTA shall mean American Land Title Association, or any successor thereto.

Alteration shall have the meaning set forth in Article X.

Amendment Conditions shall have meaning set forth in Section 5.1.11.

Annual Budget shall mean the operating budget for the Property prepared by or for Borrower setting forth, in reasonable detail, anticipated results of operations of the Property for the applicable Fiscal Year, including revenues from all sources, all anticipated Operating Expenses, Management Fees and Capital Expenditures, which operating budget may be the same as the operating budget that is prepared by Borrower pursuant to the Bank of America Lease.

Approved Bank shall have the meaning set forth in the Account Agreement.

Approved Base Building Work: Shall mean items of a capital or structural repair nature required to repair and maintain the Property.

Assignment and Acceptance shall mean an assignment and acceptance entered into by Lender and an assignee, and accepted by Lender in accordance with Article XV and in substantially the form of Exhibit M or such other form customarily used by Lender in connection with the participation or syndication of mortgage loans at the time of such assignment.

Assignment of Leases shall mean those certain first priority Assignment of Leases, Rents and Security Deposits, dated as of June 30, 2003, from Borrower, as assignor, to Lender, as assignee, as amended by that certain First Amendment to Combined Fee and Leasehold Multistate Mortgage, Deed to Secure Debt, Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents and Security Deposits and Assignment of Leases, Rents and Security Deposits, dated as of the date hereof, assigning to Lender all of Borrower’s interest in and to the Leases, Rents and Security Deposits as security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

Assignment of Management Agreement shall mean that certain Manager’s Consent and Subordination of Management Agreement, dated June 30, 2003, among Lender, Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

Bankruptcy Code shall mean Title 11, U.S.C.A., as amended from time to time and any successor statute thereto.

BofA Lease shall mean that certain Master Lease Agreement, dated as of June 30, 2003, between Borrower and Bank of America, N.A.

BofA Reserve Account shall have the meaning set forth in Section 3.1.1.

BofA Reserve Amount shall have the meaning set forth in Section 16.6.

Borrower has the meaning set forth in the first paragraph of this Agreement.

Borrower’s Account shall mean Borrower’s account number 200-0011-522-216 at First Union National Bank (ABA #: 031201467).

Building Equipment shall have the meaning set forth in the Security Instrument.

Business Day shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York or in the state in which Servicer is located are not open for business. When used with respect to an Interest Determination Date, Business Day shall mean any day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market.

Capital Expenditures shall mean any amount incurred in respect of capital items which in accordance with GAAP would not be included in Borrower’s annual financial statements for an applicable period as an operating expense of the Property and is not reasonably expected by Borrower to be a regularly recurring operating expense of the Property.

Cash shall mean the legal tender of the United States of America.

Cash and Cash Equivalents shall mean any one or a combination of the following: (i) Cash, and (ii) U.S. Government Obligations.

Cash Management Bank shall mean PNC Bank, National Association or any successor Approved Bank acting as Cash Management Bank under the Account Agreement or other financial institution approved by the Lender and, if a Securitization has occurred, the Rating Agencies.

Casualty Amount shall mean the greater of (i) five percent (5%) of the Allocated Loan Amount of the affected Individual Property, but in no event more than $3,000,000 and (ii) $500,000.

Closing Date shall mean the date of this Agreement set forth in the first paragraph hereof.

Closing Date DSCR shall mean 1.54 to 1.0.

Code shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

Collateral Accounts shall have the meaning set forth in Section 3.1.1.

Collection Account shall mean the account specified herein for deposit of Rents and other receipts from the Property as provided herein.

Completion shall have the meaning set forth in Section 16.5.

Completion Date shall have the meaning set forth in Section 16.5.

Control shall mean (i) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise and (ii) the ownership, direct or indirect, of no less than 51% of the voting securities of such Person, and the terms Controlled, Controlling and Common Control shall have correlative meanings.

Cut-Off Date shall have the meaning set forth in Section 6.2.3

DBS shall have the meaning set forth in Section 14.4.2(b).

DBS Group shall have the meaning set forth in Section 14.4.2(b).

Debt shall mean, with respect to any Person at any time, (a) indebtedness or liability of such Person for borrowed money whether or not evidenced by bonds, debentures, notes or other instruments, or for the deferred purchase price of property or services; (b) obligations of such Person as lessee under leases which should have been or should be, in accordance with GAAP, recorded as capital leases; (c) current liabilities of such Person in respect of unfunded vested benefits under plans covered by Title IV of ERISA; (d) obligations issued for, or liabilities incurred on the account of, such Person; (e) obligations or liabilities of such Person arising under letters of credit, credit facilities or other acceptance facilities; (f) obligations of such Person under any guarantees or other agreement to become secondarily liable for any obligation of any other Person, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss; (g) obligations of such Person secured by any Lien on any property of such Person, whether or not the obligations have been assumed by such Person; or (h) obligations of such Person under any interest rate or currency exchange agreement.

Debt Service shall mean, with respect to any particular period of time, scheduled interest payments under the Note.

Debt Service Reserve Account shall have the meaning set forth in Section 3.1.1.

Default shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

Default Rate shall have the meaning set forth in the Note.

Defeasance shall have the meaning provided in Section 9.1.

Defeasance Collateral shall mean Defeasance Eligible Investments pledged to Lender as collateral pursuant to Section 9.1 (including, without limitation, all amounts then on deposit in the Defeasance Collateral Account).

Defeasance Collateral Account shall have the meaning provided in Section 9.1.

Defeasance Collateral Requirement shall mean with respect to (i) the Defeasance of the Liens of the Security Instrument for all of the Property that has not be subject to prior Property Releases, Defeasance Collateral in an amount sufficient to pay all principal indebtedness outstanding as of the date of Defeasance under the Note as it becomes due and sufficient to pay scheduled interest payments on the Loan, as the same become due, through the Maturity Date or (ii) a Defeasance of the Lien of the Security Instrument for a Release Property,

Defeasance Collateral in an amount sufficient to pay the Release Price with respect to such Release Property outstanding as of the Release Date under the Note as it becomes due and sufficient to pay the balance of scheduled interest payments on the Release Price with respect to such Release Property, as the same become due, through the Maturity Date.

Defeasance Eligible Investments shall mean obligations or securities not subject to prepayment, call or early redemption which are direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, the ownership of which will not cause Lender to be an “investment company” under the Investment Company Act of 1940, as amended, as evidenced by an Opinion of Counsel reasonably acceptable to Lender, and which qualify under §1.860G-2(a)(8) of the Treasury regulations. All such obligations or securities shall mature or be redeemable, or provide for payments of interest thereon on or prior to the Business Day preceding the date principal and interest payments are scheduled to be paid under the Note.

Defeasance Lockout Period shall have the meaning provided in the Note.

Defeasance Note shall have the meaning provided in Section 9.1.

Defeasance Security Agreement shall have the meaning provided in Section 9.1.

Deferred Maintenance Holdback Amount shall have the meaning set forth in Section 16.5.

Deficiency shall have the meaning set forth in Section 6.2.4(b).

Disclosure Documents shall have the meaning set forth in Section 14.4.1

Designated Release Properties shall mean the Individual Properties listed on Schedule II attached hereto and incorporated herein.

DSCR shall mean a ratio, as reasonably determined by Lender for the applicable period, in which:

(a) the numerator is the Net Operating Income, as stated on Borrower’s four most recent quarterly financial statements delivered to Lender pursuant to this Agreement, for the trailing twelve (12) month period immediately prior to the applicable calculation date; and

(b) the denominator is the sum of the payments made by Borrower to Lender on each Payment Date for the immediately preceding twelve (12) Interest Periods.

Eligible Account has the meaning set forth in the Account Agreement.

Environmental Certificate shall have the meaning set forth in Section 12.2.1.

Environmental Claim shall mean any claim, action, cause of action, investigation or written notice by any Person alleging potential liability (including potential liability for investigatory costs, cleanup costs, natural resource damages, property damages, personal injuries or penalties) arising out of, based upon or resulting from (a) the presence, threatened presence, release or threatened release into the environment of any Hazardous Materials from or at the Property, or (b) the violation, or alleged violation, of any Environmental Law relating to the Property.

Environmental Event shall have the meaning set forth in Section 12.2.1.

Environmental Indemnity shall mean the Environmental Indemnity, dated June 30, 2003, made by First States Group, L.P. in favor of Lender.

Environmental Law shall have the meaning provided in the Environmental Indemnity.

Environmental Reports shall have the meaning set forth in Section 12.1.

ERISA shall mean the United States Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

Event of Default shall have the meaning set forth in Section 17.1(a).

Excess Cash Flow shall have the meaning set forth in Section 3.1.5.

Exchange Act shall have the meaning set forth in Section 14.4.1

Exculpated Parties shall have the meaning set forth in Section 18.1.1.

Excusable Delay shall mean a delay solely due to acts of god, governmental restrictions, stays, judgments, orders, decrees, enemy actions, civil commotion, fire, casualty, strikes, work stoppages, shortages of labor or materials or other causes beyond the reasonable control of Borrower, but Borrower’s lack of funds in and of itself shall not be deemed a cause beyond the control of Borrower.

Fee Owners shall mean the lessors under the Ground Leases.

Fiscal Year shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of the Loan or the portion of any such 12-month period falling within the term of the Loan in the event that such a 12-month period occurs partially before or after, or partially during, the term of the Loan.

Fitch shall mean Fitch Ratings Inc.

GAAP shall mean the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession, to the extent such principles are applicable to the facts and circumstances on the date of determination.

Governmental Authority shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

Ground Leases shall mean the ground leases identified on Schedule VI attached hereto.

Guarantors shall mean American Financial Realty Trust, a Maryland real estate investment trust, and First States Group, L.P., a Delaware limited partnership.

Hazardous Materials shall have the meaning provided in the Environmental Indemnity.

Holding Account shall have the meaning set forth in Section 3.1.1.

Impositions shall mean all taxes (including all ad valorem, sales (including those imposed on lease rentals), use, single business, gross receipts, value added, intangible transaction, privilege or license or similar taxes), governmental assessments (including all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not commenced or completed within the term of this Agreement), water, sewer or other rents and charges, excises, levies, fees (including license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Property and/or any Rents (including all interest and penalties thereon), which at any time prior to, during or in respect of the term hereof may be assessed or imposed on or in respect of or be a Lien upon (a) Borrower (including all income, franchise, single business or other taxes imposed on Borrower for the privilege of doing business in the jurisdiction in which the Property is located), (b) the Property, or any other collateral delivered or pledged to Lender in connection with the Loan, or any part thereof, or any Rents therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Property or the leasing or use of all or any part thereof. Nothing contained in this Agreement shall be construed to require Borrower to pay any tax, assessment, levy or charge imposed on (i) any tenant occupying any portion of the Property, (ii) any third party manager of the Property, including any Manager, or (iii) Lender in the nature of a capital levy, estate, inheritance, succession, income or net revenue tax.

Improvements shall have the meaning set forth in the Security Instrument.

Increased Costs shall have the meaning set forth in Section 2.4.1.

Indebtedness shall mean, at any given time, the Principal Amount, together with all accrued and unpaid interest thereon and all other obligations and liabilities due or to become due to Lender pursuant hereto, under the Note or in accordance with the other Loan Documents and all other amounts, sums and expenses paid by or payable to Lender hereunder or pursuant to the Note or the other Loan Documents.

Indemnified Parties shall have the meaning set forth in Section 19.12(b).

Independent shall mean, when used with respect to any Person, a Person who: (i) does not have any direct financial interest or any material indirect financial interest in any Borrower or in any Affiliate of any Borrower, (ii) is not connected with any Borrower or any Affiliate of any Borrower as an officer, employee, promoter, underwriter, trustee, partner, member, manager, creditor, director, supplier, customer or person performing similar functions and (iii) is not a member of the immediate family of a Person defined in (i) or (ii) above.

Independent Accountant shall mean a firm of nationally recognized, certified public accountants which is Independent and which is selected by Borrower and reasonably acceptable to Lender.

Independent Architect shall mean an architect, engineer or construction consultant selected by Borrower which is Independent, licensed to practice in the State and has at least five (5) years of architectural experience and which is reasonably acceptable to Lender.

Independent Director, Independent Manager, or Independent Member shall mean a Person who is not and will not be while serving and has never been (i) a member (other than an Independent Member), manager (other than an Independent Manager), director (other than an Independent Director), employee, attorney, or counsel of Borrower or its Affiliates, (ii) a customer, supplier or other Person who derives more than 1% of its purchases or revenues from its activities with Borrower or its Affiliates, (iii) a direct or indirect legal or beneficial owner in such entity or any of its Affiliates, (iv) a member of the immediate family of any member, manager, employee, attorney, customer, supplier or other Person referred to above, or (v) a person Controlling or under the common Control of anyone listed in (i) through (iv) above. A Person that otherwise satisfies the foregoing shall not be disqualified from serving as an

Independent Director or Independent Manager or Independent Member if such individual is at the time of initial appointment, or at any time while serving as such, is an Independent Director or Independent Manager or Independent Member, as applicable, of a Single Purpose Entity affiliated with Borrower.

Individual Parcel shall have the meaning set forth in the Security Instrument.

Individual Property shall have the meaning set forth in the Security Instrument.

Insurance Requirements shall mean, collectively, (i) all material terms of any insurance policy required pursuant to this Agreement and (ii) all material regulations and then-current standards applicable to or affecting the Property or any part thereof or any use or condition thereof, which may, at any time, be recommended by the Board of Fire Underwriters, if any, having jurisdiction over the Property, or such other body exercising similar functions.

Insurance Reserve Account shall have the meaning set forth in Section 3.1.1(b).

Insurance Reserve Amount shall have the meaning set forth in Section 16.2.

Intangible shall have the meaning set forth in the Security Instrument.

Interest Period shall have the meaning set forth in the Note.

Interest Rate shall have the meaning set forth in the Note.

Land shall have the meaning set forth in the Security Instrument.

Late Payment Charge shall have the meaning set forth in Section 2.2.3.

Lease shall mean any lease (other than the Ground Lease), sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted by the Borrower a possessory interest in, or right to use or occupy all or any portion of any space in the Property, and every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

Leasehold Estates shall have the meaning set forth in the Security Instrument.

Lease Modification shall have the meaning set forth in Section 8.8.1.

Leases shall have the meaning set forth in the Security Instrument.

Legal Requirements shall mean all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations and requirements, and irrespective of the nature of the work to be done, of every Governmental Authority including, without limitation, Environmental Laws and all covenants, restrictions and conditions now or hereafter of record which may be applicable to Borrower or to the Property and the Improvements and the Building Equipment thereon, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of the Property and the Improvements and the Building Equipment thereon including, without limitation, building and zoning codes and ordinances and laws relating to handicapped accessibility.

Lender shall have the meaning set forth in the first paragraph of this Agreement.

Lender’s Consultant shall mean KTR Newmark Consultants, LLC, Entrix, Inc. or such other environmental and engineering consulting firm selected by Lender having experience (i) conducting environmental and engineering assessments for properties similar to the Property and (ii) preparing and supervising remediation plans for properties similar to the Property.

Letter of Credit shall mean an irrevocable, unconditional, transferable, clean sight draft letter of credit (either an evergreen letter of credit or one which does not expire until at least sixty (60) days after the Maturity Date (the LC Expiration Date), in favor of Lender and entitling Lender to draw thereon in New York, New York, based solely on a statement executed by an officer or authorized signatory of Lender and issued by an Approved Bank. If at any time (a) the institution issuing any such Letter of Credit shall cease to be an Approved Bank or (b) the Letter of Credit is due to expire prior to the LC Expiration Date, Lender shall have the right immediately to draw down the same in full and hold the proceeds thereof in accordance with the provisions of this Agreement, unless Borrower shall deliver a replacement Letter of Credit from an Approved Bank within (i) as to (a) above, twenty (20) days after Lender delivers written notice to Borrower that the institution issuing the Letter of Credit has ceased to be an Approved Bank or (ii) as to (b) above, at least twenty (20) days prior to the expiration date of said Letter of Credit.

Liability shall have the meaning set forth in Section 14.4.2(b).

License shall have the meaning set forth in Section 4.1.23.

Lien shall mean any mortgage, deed of trust, lien, pledge, hypothecation, collateral assignment, security interest, or any other encumbrance or charge on or affecting Borrower, the Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and the filing of mechanic’s, materialmen’s and other similar liens and encumbrances.

Limited Prepayment Period shall have the meaning set forth in the Note.

Liquidated Damages Amount shall have the meaning set forth in the Note.

Loan shall mean the loan in the amount of $440,000,000.00 made by Lender to Borrower pursuant to this Agreement.

Loan Documents shall mean, collectively, this Agreement, the Note, the Security Instrument, the Assignment of Leases, the Environmental Indemnity, the Assignment of Management Agreement, the Account Agreement, the Recourse Guaranty and all other documents executed and/or delivered by Borrower in connection with the Loan including any certifications or representations delivered by or on behalf of Borrower, any Affiliate of Borrower, the Manager, or any Affiliate of the Manager.

Management Agreement shall mean the management agreement, dated as of June 30, 2003, pursuant to which the Manager is to provide management and other services with respect to the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms hereof.

Management Fee shall mean an amount equal to the property management fee payable to the Manager pursuant to the terms of the Management Agreement for base management services.

Manager shall mean First States Management Corp, LLC, a Delaware limited liability company.

Material Adverse Effect shall mean any event or condition that has a material adverse effect on (i) the Property taken as a whole, (ii) the use, operation, or value of the Property taken as a whole, (iii) the business, profits, operations or financial condition of Borrower, or (iv) the ability of Borrower to repay the principal and interest of the Loan as it becomes due or to satisfy any of Borrower’s obligations under the Loan Documents.

Material Alteration shall mean any Alteration which, when aggregated with all related Alterations (other than decorative work such as painting, wall papering and carpeting and the replacement of fixtures, furnishings and equipment to the extent being of a routine and recurring nature and performed in the ordinary course of business) constituting a single project, involves an estimated cost exceeding five percent (5%) of the Allocated Loan Amount for each Individual Property with respect to such Alteration or related Alterations (including the Alteration in question) then being undertaken at such Individual Property.

Maturity Date shall have the meaning set forth in the Note.

Maturity Date Payment shall have the meaning set forth in the Note.

Maximum Legal Rate shall mean the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

Monthly Amount shall have the meaning set forth in the Note.

Monthly Insurance Reserve Amount shall have the meaning set forth in Section 16.2.

Monthly Payment Grace Period Expiration Date shall have the meaning set forth in Section 17.1(a)(i).

Monthly Tax Reserve Amount shall have the meaning set forth in Section 16.1.

Monthly TI and Leasing Reserve Amount shall have the meaning set forth in Section 16.4.

Moody’s shall mean Moody’s Investors Service, Inc.

Net Operating Income shall mean the amount obtained by subtracting Operating Expenses from Operating Income.

New Lease shall have the meaning set forth in Section 8.8.1.

Non-Consolidation Opinion shall have the meaning provided in Section 2.5.5.

Non-Disqualification Opinion shall mean an opinion of outside tax counsel reasonably acceptable to the Lender or the Rating Agencies to whom such opinion is addressed that a contemplated action will neither cause any of the REMICs to fail to qualify as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code at any time that any “regular interests” in the REMICs are outstanding nor cause a “prohibited transaction” tax (within the meaning of Section 860F(a)(2) of the Code) or “prohibited contribution” tax (within the meaning of Section 860G(d) of the Code) to be imposed on any of the REMICs.

Non-Disturbance Agreement shall have the meaning set forth in Section 8.8.9.

Note shall mean that certain Consolidated, Amended and Restated Note in the principal amount of Four Hundred Forty Million Dollars ($440,000,000.00), made by Borrower in favor of Lender as of the date hereof, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

O&M Program shall have the meaning set forth in Section 12.2.2.

Obligations shall have meaning set forth in the recitals of the Security Instrument.

Officer’s Certificate shall mean a certificate executed by an authorized signatory of Borrower that is familiar with the financial condition of Borrower and the operation of the Property.

Operating Expenses shall mean, for any period, without duplication, all expenses actually paid or payable by Borrower during such period in connection with the operation, management, maintenance, repair and use of the Property, determined on an accrual basis, and, except to the extent otherwise provided in this definition, in accordance with GAAP. Operating Expenses specifically shall include (i) all expenses incurred in the immediately preceding twelve (12) month period based on quarterly financial statements delivered to Lender in accordance with Article XI, (ii) all payments required to be made pursuant to any REAs, (iii) property management fees in an amount equal to the greater of three percent (3%) of Operating Income and the management fees actually paid under the Management Agreement, (iv) administrative, payroll, security and general expenses for the Property, (v) the cost of utilities, inventories and fixed asset supplies consumed in the operation of the Property, (vi) a reasonable reserve for uncollectible accounts, (vii) costs and fees of independent professionals (including, without limitation, legal, accounting, consultants and other professional expenses), technical consultants, operational experts (including quality assurance inspectors) or other third parties retained to perform services required or permitted hereunder, (viii) cost of attendance by employees at training and manpower development programs, (ix) association dues, (x) computer processing charges, (xi) operational equipment and other lease payments as reasonably approved by Lender, (xii) taxes and other Impositions, other than income taxes or other Impositions in the nature of income taxes and insurance premiums and (xiii) all underwritten reserves required by Lender hereunder (without duplication). Notwithstanding the foregoing, Operating Expenses shall not include (1) depreciation or amortization, (2) income taxes or other Impositions in the nature of income taxes, (3) any expenses (including legal, accounting and other professional fees, expenses and disbursements) incurred in connection with the making of the Loan or the sale, exchange, transfer, financing or refinancing of all or any portion of the Property or in connection with the recovery of Proceeds which are applied to prepay the Note, (4) any expenses which in accordance with GAAP should be capitalized, (5) Debt Service, and (6) any item of expense which would otherwise be considered within Operating Expenses pursuant to the provisions above but is paid directly by any Tenant.

Operating Income shall mean, for any period, all income of Borrower during such period from the use, ownership or operation of the Property as follows:

(a) all amounts payable to Borrower by any Person as Rent and other amounts under Leases, license agreements, occupancy agreements, concession agreements or other agreements relating to the Property;

(b) business interruption insurance proceeds allocable to the applicable reporting period; and

(c) all other amounts which in accordance with GAAP are included in Borrower’s annual financial statements as operating income attributable to the Property.

Notwithstanding the foregoing, Operating Income shall not include (a) any Proceeds (other than business interruption insurance proceeds and only to the extent allocable to the applicable reporting period), (b) any proceeds resulting from the Transfer of all or any portion of the Property, (c) any Rent attributable to a Lease prior to the date in which the Tenant thereunder has taken occupancy or in which the actual payment of rent is required to commence thereunder, (d) any item of income otherwise included in Operating Income but paid directly by any Tenant to a Person other than Borrower as an offset or deduction against Rent payable by such Tenant, provided such item of income is for payment of an item of expense (such as payments for utilities paid directly to a utility company) and such expense is otherwise excluded from the definition of Operating Expenses pursuant to clause “(6)” of the definition thereof, and (e) security deposits received from Tenants until forfeited or applied. Operating Income shall be calculated on the accrual basis of accounting and, except to the extent otherwise provided in this definition, in accordance with GAAP.

Opinion of Counsel shall mean an opinion of counsel of a law firm selected by Borrower and reasonably acceptable to Lender.

Original Loan shall have the meaning set forth in the Recitals.

Original Loan Agreement shall have the meaning set forth in the Recitals.

Other Charges shall mean maintenance charges, impositions other than Impositions, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof by any Governmental Authority, other than those required to be paid by a tenant pursuant to its respective Lease.

Other Taxes shall have the meaning set forth in Section 2.4.3.

Patriot Laws shall mean, collectively, (a) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (The USA PATRIOT Act), (b) Executive Order No. 13224 on Terrorist

Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, (c) the International Emergency Economic Power Act, 50 U.S.C. §1701 et. seq. and (d) all other Legal Requirements relating to money laundering or terrorism.

Payment Date shall have the meaning set forth in the Note.

Permitted Debt shall mean collectively, (a) the Note and the other obligations, indebtedness and liabilities specifically provided for in any Loan Document and secured by this Agreement, the Security Instrument and the other Loan Documents, (b) trade payables incurred in the ordinary course of Borrower’s business, not secured by Liens on the Property (other than liens being properly contested in accordance with the provisions of this Agreement or the Security Instrument), not to exceed three percent (3%) of the Principal Amount at any one time outstanding, payable by or on behalf of Borrower for or in respect of the operation of the Property in the ordinary course of operating Borrower’s business, provided that (but subject to the remaining terms of this definition) each such amount shall be paid within sixty (60) days following the date on which each such amount becomes past due and (c) amounts due under (i) REAs and similar operating agreements, (ii) the Management Agreement, and (iii) Leases (including reimbursements for tenant improvement work). Nothing contained herein shall be deemed to require Borrower to pay any amount, so long as Borrower is in good faith, and by proper legal proceedings, diligently contesting the validity, amount or application thereof, provided that in each case, at the time of the commencement of any such action or proceeding, and during the pendency of such action or proceeding (i) no Event of Default shall exist and be continuing hereunder, (ii) adequate reserves with respect thereto are maintained on the books of Borrower in accordance with GAAP (as determined by the Independent Accountant), and (iii) such contest operates to suspend collection or enforcement, as the case may be, of the contested amount and such contest is maintained and prosecuted continuously and with diligence. Notwithstanding anything set forth herein, in no event shall Borrower be permitted under this provision to enter into a note (other than the Note and the other Loan Documents) or other instrument for borrowed money.

Permitted Encumbrances shall mean collectively, (a) the Liens and security interests created or permitted by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Policy and (c) Liens, if any, for Impositions imposed by any Governmental Authority not yet due or delinquent.

Permitted Investments shall have the meaning set forth in the Account Agreement.

Person shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

Personal Property shall have the meaning set forth in the Security Instrument.

Physical Conditions Report shall mean the structural engineering report with respect to the Property (i) prepared by an Independent Architect, (ii) addressed to Lender, (iii) prepared based on a scope of work determined by Lender in Lender’s reasonable discretion, and (iv) in form and content acceptable to Lender in Lender’s reasonable discretion, together with any amendments or supplements thereto.

Plan shall have the meaning set forth in Section 4.1.10.

Prepayment Lockout Release Date shall have the meaning set forth in the Note.

Principal Amount shall have the meaning set forth in the Note.

Proceeds shall have the meaning set forth in Section 6.2.2.

Proceeds Reserve Account shall have the meaning set forth in Section 3.1.1.

Property shall have the meaning set forth in the Security Instrument.

Property Release shall have the meaning set forth in Section 8.7.

Property Release Notice shall have the meaning set forth in Section 8.7.

Provided Information shall have the meaning set forth in Section 14.1.1

Qualified Manager shall mean (i) a reputable and experienced management organization which together with its Affiliates manages multiple properties having an aggregate minimum of 10,000,000 net rentable square feet of office space, provided that (a) prior to a Securitization, Borrower shall have obtained the prior written consent of Lender for such Person, which consent shall not be unreasonably withheld or delayed and (b) after a Securitization, in addition to Lender’s consent, which consent shall not be unreasonably withheld or delayed, Borrower shall have obtained a Rating Agency Confirmation or (ii) any other manager as Lender shall approve in its sole and absolute discretion.

Rating Agencies shall mean (a) prior to a Securitization, each of S&P, Moody’s and Fitch and any other nationally-recognized statistical rating agency which has been approved by Lender and (b) after a Securitization has occurred, each such Rating Agency which has rated the Securities in the Securitization.

Rating Agency Confirmation shall mean, collectively, a written affirmation from each of the Rating Agencies that the credit rating of the Securities given by such Rating

Agency immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld in such Rating Agency’s sole and absolute discretion. In the event that, at any given time, no such Securities shall have been issued and are then outstanding, then the term Rating Agency Confirmation shall be deemed instead to require the written approval of Lender based on its good faith determination of whether the Rating Agencies would issue a Rating Agency Confirmation if any such Securities were outstanding.

REAs shall mean, collectively, as the same may be amended, restated, supplemented or otherwise modified from time to time, those certain agreements more specifically described on Schedule IV.

Real Property shall mean, collectively, the “Land”, the “Improvements” and the “Appurtenances” that is defined in the Security Instrument.

Recourse Guaranty shall mean that certain Guaranty of Recourse Obligations of Borrower, dated as of the date hereof, by Guarantors in favor of Lender, as the same may be amended, supplemented, restated or otherwise modified from time to time.

Register shall have the meaning set forth in Section 15.4.

Regulatory Change shall mean any change after the date of this Agreement in federal, state or foreign laws or regulations or the adoption or the making, after such date, of any interpretations, directives or requests applying to Lender, or any Person Controlling Lender or to a class of banks or companies Controlling banks of or under any federal, state or foreign laws or regulations (whether or not having the force of law) by any court or Governmental Authority or monetary authority charged with the interpretation or administration thereof.

Release Date shall have the meaning set forth in Section 8.7.

Release Amounts shall mean the sum of the Release Prices related to (a) the prepayment of the Principal Amount in connection with Property Releases of Designated Release Properties during the Limited Prepayment Period and (b) the Defeasance of the Loan in connection with all other Property Releases.

Release Instruments shall have the meaning set forth in Section 8.7.

Release Price shall mean, (a) with respect to any Individual Property that has an Allocated Loan Amount that is equal to $0.00, an amount equal to the lesser of (i) the actual consideration received by Borrower from Bank of America, N.A. in the event such Individual Property is transferred by Borrower to Bank of America, N.A. and (ii) fifty percent (50%) of the “As Is” value that is identified for such Individual Property on Schedule VII and (b) with respect to any Individual Property that has an Allocated Loan Amount that is greater than $0.00, (i) in the event the aggregate Release Amounts applicable to the Individual Property or Individual Properties that are subject to the contemplated Property Release and the Individual Properties that have been subject to prior Property Releases is less than or equal to $60,000,000, one hundred ten percent (110%) of the Allocated Loan Amount for such Release Property, (ii) in the event the aggregate Release Amounts applicable to the Individual Property or Individual Properties that are subject to the contemplated Property Release and the Individual Properties that have been subject to prior Property Releases is greater than $60,000,000 and less than or equal to $100,000,000, one hundred seventeen and one-half percent (117.5%) of the Allocated Loan Amount for such Release Property, and (iii) in the event the aggregate Release Amounts applicable to the Individual Property or Individual Properties that are subject to the contemplated Property Release and the Individual Properties that have been subject to prior Property Releases is greater than $100,000,000, one hundred twenty-five percent (125%) of the Allocated Loan Amount for such Release Property.

Release Payment shall have the meaning set forth in Section 8.7.

Release Property shall have the meaning set forth in Section 8.7.

Remaining Property shall have the meaning provided in Section 8.7.

Rents shall mean all rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower from any and all sources arising from or attributable to the Property and Proceeds, if any, from business interruption or other loss of income insurance.

S&P shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

Securities shall have the meaning set forth in Section 14.1.

Securities Act shall have the meaning set forth in Section 14.4.1.

Securitization shall have the meaning set forth in Section 14.1.

Security Deposit Account shall have the meaning set forth in Section 3.1.1.

Security Instrument shall mean those certain first priority Combined Fee and Leasehold Multistate Mortgage, Deed to Secure Debt, Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents and Security Deposits,

dated the date hereof, executed and delivered by Borrower (i) with respect to the Mortgage Properties (as defined therein) to Lender and (ii) with respect to the Deed of Trust Properties (as defined therein) to the trustees specified therein for the benefit of Lender, as amended by that certain First Amendment to Combined Fee and Leasehold Multistate Mortgage, Deed to Secure Debt, Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents and Security Deposits and Assignment of Leases, Rents and Security Deposits, dated as of the date hereof and encumbering the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

Servicer shall mean such Person designated in writing with an address for such Person by Lender, in its sole discretion, to act as Lender’s agent hereunder with such powers as are specifically delegated to the Servicer by Lender, whether pursuant to the terms of this Agreement, the Account Agreement or otherwise, together with such other powers as are reasonably incidental thereto.

Single Purpose Entity shall mean a Person, other than an individual, which (i) is formed or organized solely for the purpose of owning, holding, developing, using, operating and financing an ownership interest in the Property, (ii) does not engage in any business unrelated to the Property and the ownership, development, use, operation and financing thereof, (iii) has not and will not have any assets other than those related to its interest in the Property or the operation, management and financing thereof or any indebtedness other than the Permitted Debt, (iv) maintains its own separate books and records and its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person, (v) holds itself out as being a Person, separate and apart from any other Person, (vi) does not and will not commingle its funds or assets with those of any other Person, (vii) conducts its own business in its own name; (viii) maintains separate financial statements, (ix) pays its own liabilities out of its own funds, (x) observes all partnership, corporate or limited liability company formalities, as applicable, (xi) pays the salaries of its own employees, if any, and maintains a sufficient number of employees, if any, in light of its contemplated business operations, (xii) does not guarantee or otherwise obligate itself with respect to the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person, (xiii) does not acquire obligations or securities of its partners, members or shareholders, (xiv) allocates fairly and reasonably shared expenses, including, without limitation, any overhead for shared office space, if any, (xv) uses separate stationary, invoices, and checks, (xvi) maintains an arms-length relationship with its Affiliates, (xvii) does not and will not pledge its assets for the benefit of any other Person or make any loans or advances to any other Person, (xviii) does and will continue to use commercially reasonable efforts to correct any known misunderstanding regarding its separate identity, (xix) maintains adequate capital in light of its contemplated business operations, (xx) has and will continue to have a partnership or operating agreement, certificate of incorporation, articles of organization or other organizational document which has been approved by Lender, and (xxi) has not and will not engage in, seek, or consent to the dissolution, winding up, liquidation, consolidation or merger and except as otherwise permitted in this Agreement, has not and will not engage in, seek or consent to any asset sale, transfer or partnership, membership or shareholder interests, or amendments of its partnership or operating agreement, certificate of incorporation, articles of organization or other organizational document. In addition, if such Person is a partnership, (1) all general partners of such Person shall be Single Purpose Entities; and (2) if such Person has more than one general partner, then the organizational documents shall provide that such Person shall continue (and not dissolve) for so long as a solvent general partner exists. In addition, if such Person is a corporation, then, at all times: (a) such Person shall have at least two (2) Independent Directors and (b) the board of directors of such Person may not take any action requiring the unanimous affirmative vote of 100% of the members of the board of directors unless all of the directors, including the Independent Directors, shall have participated in such vote. In addition, if such Person is a limited liability company, (a) such Person shall have at least two (2) Independent Managers or Independent Members, (b) if such Person is managed by a board of managers, the board of managers of such Person may not take any action requiring the unanimous affirmative vote of 100% of the members of the board of managers unless all of the managers, including the Independent Managers, shall have participated in such vote, (c) if such Person is not managed by a board of managers, the members of such Person may not take any action requiring the affirmative vote of 100% of the members of such Person unless all of the members, including the Independent Members, shall have participated in such vote, (d) each managing member shall be a Single Purpose Entity and (e) its articles of organization, certificate of formation and/or operating agreement, as applicable, shall provide that until all of the Indebtedness and Obligations are paid in full such entity will not dissolve. In addition, the organizational documents of such Person shall provide that such Person (1) without the unanimous consent of all of the partners, directors or members, as applicable, shall not with respect to itself or to any other Person in which it has a direct or indirect legal or beneficial interest (a) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or other similar official for the benefit of the creditors of such Person or all or any portion of such Person’s properties, or (b) take any action that might cause such Person to become insolvent, petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally, (2) has and will maintain its books, records, resolutions and agreements as official records, (3) has held and will hold its assets in its own name, (4) has and will maintain its financial statements, accounting records and other organizational documents, books and records separate and apart from any other Person, (5) has not and will not identify its partners, members or shareholders, or any affiliates of any of them as a division or part of it, (6) has and will maintain an arms-length relationship with its Affiliates, and (7) has not and will not enter into or be a party to any transaction with its partners, members, shareholders, or its Affiliates except in the ordinary course of business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arms-length transaction with a third party.

Special Taxes shall mean any and all present or future taxes, levies, imposts, deductions, charges or withholdings, or any liabilities with respect thereto, applicable to payments of principal, interest or other amounts on the Loan or pursuant to the Loan Documents, but excluding, in the case of Lender, such taxes (including income taxes, franchise taxes and branch profit taxes) as are imposed on or measured by Lender’s net income by the United States of America or any Governmental Authority of the jurisdiction under the laws under which Lender is organized or maintains a lending office.

Standard Form of Lease shall have the meaning set forth in Section 8.8.2(a).

State shall mean, with respect to each Individual Parcel, the State in which such Individual Parcel or any part thereof is located.

Structural Reserve Account shall have the meaning set forth in Section 3.1.1.

Structural Reserve Amount shall have the meaning set forth in Section 16.3(a).

Sub-Account(s) shall have the meaning set forth in Section 3.1.1.

Surveys shall mean a survey of each parcel included in the Property prepared by a surveyor licensed in the State and satisfactory to Lender and the company or companies issuing the Title Policy, and containing a certification of such surveyor satisfactory to Lender.

Taking shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

Tax Reserve Account shall have the meaning set forth in Section 3.1.1.

Tax Reserve Amount shall have the meaning set forth in Section 16.1.

Tenant shall mean any Person leasing, subleasing or otherwise occupying any portion of the Property, other than the Manager and its employees, agents and assigns.

Threshold Amount shall mean an amount equal to one percent (1.0%) of the Principal Amount.

TI and Leasing Costs shall have the meaning set forth in Section 16.4.

TI and Leasing Reserve Account shall have the meaning set forth in Section 3.1.1.

Title Company shall mean Chicago Title Insurance Company.

Title Policy shall mean an ALTA mortgagee title insurance policy (or, if an Individual Parcel is in a state which does not permit the issuance of such ALTA policy, such form as shall be permitted in such state) meeting the requirements of Exhibit A to this Agreement issued by the Title Company with respect to the Property and insuring the Liens of the Security Instrument.

Total Loss shall mean (i) a casualty, damage or destruction of the Property which, in the reasonable judgment of Lender, (A) involves an actual or constructive loss of more than thirty percent (30%) of the lesser of (x) the fair market value of the Property or (y) the Principal Amount, or (B) results in the cancellation of leases comprising more than thirty percent (30%) of the rentable area of the Property, and in either case with respect to which Borrower is not required under the Leases to apply Proceeds to the restoration of the Property or (ii) a permanent Taking which, in the reasonable judgment of Lender, (A) involves an actual or constructive loss of more than fifteen percent (15%) of the lesser of (x) the fair market value of the Property or (y) the Principal Amount, or (B) renders untenantable either more than fifteen percent (15%) of the rentable area of the Property, or (iii) a casualty, damage, destruction or Taking that affects so much of the Property such that it would be impracticable, in Lender’s reasonable discretion, even after restoration, to operate the Property as an economically viable whole.

Transfer shall mean to, directly or indirectly, sell, assign, convey, mortgage, transfer, merge, consolidate, reorganize, pledge, hypothecate, encumber, grant a security interest in, exchange or otherwise dispose of any beneficial interest or grant any option or warrant with respect to, or where used as a noun, a direct or indirect sale, assignment, conveyance, transfer, merger, consolidation, reorganization, pledge or other disposition of any beneficial interest by any means whatsoever whether voluntary, involuntary, by operation of law or otherwise.

UCC or Uniform Commercial Code shall mean the Uniform Commercial Code as in effect in the State of New York.

Underwriter Group shall have the meaning set forth in Section 14.4.2(b).

U.S. Government Obligations shall mean any direct obligations of, or obligations guaranteed as to principal and interest by, the United States Government or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States. Any such obligation must be limited to instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. If any such obligation is rated by S&P, it shall not have an “r” highlighter affixed to its rating. Interest must be fixed or tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with said index. U.S. Government Obligations include, but are not limited to: U.S. Treasury direct or fully guaranteed obligations, Farmers Home Administration certificates of beneficial ownership, General Services Administration participation certificates, U.S. Maritime Administration guaranteed Title XI financing, Small Business Administration guaranteed participation certificates or guaranteed pool certificates, U.S. Department of Housing and Urban Development local authority bonds, and Washington Metropolitan Area Transit Authority guaranteed transit bonds. In no event shall any such obligation have a maturity in excess of 365 days.

Work shall have the meaning provided in Section 6.2.4(a).

I.2 Principles of Construction.

All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term “financial statements” shall include the notes and schedules thereto. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the definitions given them in this Agreement when used in any other Loan Document or in any certificate or other document made or delivered pursuant thereto. All uses of the word “including” shall mean including, without limitation unless the context shall indicate otherwise. Unless otherwise specified, the words hereof, herein and hereunder and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

II. GENERAL TERMS

II.1 Loan; Disbursement to Borrower.

II.1.1 The Loan. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.

II.1.2 Disbursement to Borrower. Borrower may request and receive only one borrowing hereunder in respect of the Original Loan and only one borrowing hereunder in respect of the Additional Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed. Borrower acknowledges and agrees that the full proceeds of the Loan have been disbursed by Lender to Borrower on the Closing Date.

II.1.3 The Note, Security Instrument and Loan Documents. The Loan shall be evidenced by the Note and secured by the Security Instrument, the Assignment of Leases, this Agreement and the other Loan Documents.

II.1.4 Use of Proceeds. Borrower shall use the proceeds of the Loan to (a) acquire the Property, (b) pay costs and expenses incurred in connection with the closing of the Loan and (c) make deposits into the Sub-Accounts as required hereunder.

II.2 Interest; Loan Payments; Late Payment Charge.

II.2.1 Payment of Principal and Interest.

(i) Except as set forth in Section 2.2.1(ii), interest shall accrue on the Principal Amount as set forth in the Note.

(ii) Upon the occurrence and during the continuance of an Event of Default and from and after the Maturity Date (if the entire Principal Amount is not repaid on the Maturity Date) interest on the outstanding principal balance of the Loan and, to the extent permitted by law, overdue interest and other amounts due in respect of the Loan shall accrue at the Default Rate calculated from the date such payment was due without regard to any grace or cure periods contained herein. Interest at the Default Rate shall be computed from the occurrence of the Event of Default until the actual receipt and collection of the Indebtedness (or that portion thereof that is then due). To the extent permitted by applicable law, interest at the Default Rate shall be added to the Indebtedness and shall be secured by the Security Instrument. This paragraph shall not be construed as an agreement or privilege to extend the date of the payment of the Indebtedness, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default, and Lender retains its rights under the Note to accelerate and to continue to demand payment of the Indebtedness upon the happening of any Event of Default.

II.2.2 Method and Place of Payment.

(a) On each Payment Date, Borrower shall pay to Lender the applicable Monthly Amount pursuant to the Note.

(b) All amounts advanced by Lender pursuant to the applicable provisions of the Loan Documents, other than the Principal Amount, together with any interest at the Default Rate or other charges as provided therein, shall be due and payable hereunder as provided in the Loan Documents. In the event any such advance or charge is not so repaid by Borrower, Lender may, at its option, first apply any payments received under the Note to repay such advances, together with any interest thereon, or other charges as provided in the Loan Documents, and the balance, if any, shall be applied in payment of any installment of interest or principal then due and payable.

(c) The Maturity Date Payment shall be due and payable in full on the Maturity Date.

II.2.3 Late Payment Charge. If any principal, interest or any other sums due under the Loan Documents (other than the outstanding Principal Amount due and payable on the Maturity Date) is not paid by Borrower on or prior to the applicable Monthly Payment Grace Period Expiration Date, Borrower shall pay to Lender upon demand an amount equal to the lesser of four percent (4%) of such unpaid sum or the Maximum Legal Rate (the Late Payment Charge) in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by this Agreement, the Security Instrument and the other Loan Documents to the extent permitted by applicable law.

II.2.4 Usury Savings. This Agreement and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due under the Note at a rate in excess of the Maximum Legal Rate, then the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due under the Note. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

II.3 Prepayments.

II.3.1 Prepayments. No prepayments of the Indebtedness shall be permitted except as set forth in Section 4 of the Note and except as expressly set forth elsewhere in the Loan Documents.

II.3.2 Prepayments After Event of Default. If, following an Event of Default, Lender shall accelerate the Indebtedness and Borrower thereafter tenders payment of all or any part of the Indebtedness, or if all or any portion of the Indebtedness is recovered by Lender after such Event of Default, (a) such payment may be made only, or will be applied by Lender, on the next occurring Payment Date together with all unpaid interest thereon as calculated through the end of the Interest Period during which such Payment Date occurs (even if such period extends beyond such Payment Date and calculated as if such payment had not been made on such Payment Date), (b) such payment shall be deemed a voluntary prepayment by Borrower, and (c) Borrower shall pay, in addition to the Indebtedness, an amount equal to the Liquidated Damages Amount in the event the payment occurs prior to the Prepayment Lockout Release Date.

II.3.3 Release of Property. Lender shall, upon the written request and at the expense of Borrower, upon (i) payment in full of the Principal Amount and interest on the Loan and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Note and this Agreement, or (ii) satisfaction of the conditions to a Property Release provided in Section 8.7, release the Lien of the Security Instrument on the

Property or assign it, in whole or in part, to a new lender. In such event, Borrower shall submit to Lender, not less than three (3) Business Days prior to the date of such release or assignment, a release of lien or assignment of lien, as applicable, for such property for execution by Lender. Such release or assignment, as applicable, shall be in a form appropriate in each jurisdiction in which the Property is located and satisfactory to Lender in its reasonable discretion. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release or assignment, as applicable.

II.4 Regulatory Change; Taxes.

II.4.1 Increased Costs. If, as a result of any Regulatory Change or compliance of Lender therewith, the basis of taxation of payments to Lender of the principal of or interest on the Loan is changed or Lender or the company Controlling Lender shall be subject to (i) any tax, duty, charge or withholding of any kind with respect to this Agreement; or (ii) any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities, of Lender or any company Controlling Lender is imposed, modified or deemed applicable; and Lender determines that, by reason thereof, the cost to Lender or any company Controlling Lender of making, maintaining or extending the Loan to Borrower is increased, or any amount receivable by Lender or any company Controlling Lender hereunder in respect of any portion of the Loan to Borrower is reduced, in each case by an amount deemed by Lender in good faith to be material (such increases in cost and reductions in amounts receivable being herein called Increased Costs), then Lender shall provide notice thereof to Borrower and Borrower agrees that it will pay to Lender upon Lender’s written request such additional amount or amounts as will compensate Lender or any company Controlling Lender for such Increased Costs to the extent Lender reasonably determines that such Increased Costs are allocable to the Loan. If Lender requests compensation under this Section 2.4.1, Borrower may, by notice to Lender, require that Lender furnish to Borrower a statement setting forth in reasonable detail the basis for requesting such compensation and the method for determining the amount thereof.

II.4.2 Special Taxes. Borrower shall make all payments hereunder free and clear of and without deduction for Special Taxes. If Borrower shall be required by law to deduct any Special Taxes from or in respect of any sum payable hereunder or under any other Loan Document to Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.4.2) Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

II.4.3 Other Taxes. In addition, Borrower agrees to pay any present or future stamp or documentary taxes or other excise or property taxes, charges, or similar levies which arise from any payment made hereunder, or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the other Loan Documents, or the Loan (hereinafter referred to as Other Taxes).

II.4.4 Indemnity. Borrower shall indemnify Lender for the full amount of Special Taxes and Other Taxes (including any Special Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this Section 2.4.4) paid by Lender and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Special Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days after the date Lender makes written demand therefor.

II.4.5 Change of Office. To the extent that changing the jurisdiction of Lender’s applicable office would have the effect of minimizing Special Taxes, Other Taxes or Increased Costs, Lender shall use reasonable efforts to make such a change, provided that same would not otherwise be disadvantageous to Lender.

II.4.6 Survival. Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section 2.4 shall survive the payment in full of principal and interest hereunder, and the termination of this Agreement.

II.5 Conditions Precedent to Closing.

The obligation of Lender to make the Loan hereunder is subject to the fulfillment by, or on behalf of, Borrower or waiver by Lender of the following conditions precedent no later than the Closing Date; provided, however, that unless a condition precedent shall expressly survive the Closing Date pursuant to a separate agreement, by funding the Loan, Lender shall be deemed to have waived any such conditions not theretofore fulfilled or satisfied:

II.5.1 Representations and Warranties; Compliance with Conditions. The representations and warranties of Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date; and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on its part to be observed or performed.

II.5.2 Delivery of Loan Documents; Title Policy; Reports.

(a) Loan Documents. Lender shall have received an original copy of this Agreement, the Note and all of the other Loan Documents, in each case, duly executed (and to the extent required, acknowledged) and delivered on behalf of Borrower and any other parties thereto.

(b) Security Instrument, Assignment of Leases. Lender shall have received evidence that original counterparts of the Security Instrument and Assignment of Leases, in proper form for recordation, have been delivered to the Title Company for recording, so as effectively to create, in the reasonable judgment of Lender, upon such recording valid and enforceable first priority Liens upon the Property, in favor of Lender (or such other trustee as may be required or desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents.

(c) UCC Financing Statements. Lender shall have received evidence that the UCC financing statements relating to the Security Instrument and this Agreement have been delivered to the Title Company for filing in the applicable jurisdictions.

(d) Title Insurance. Lender shall have received a Title Policy issued by the Title Company and dated as of the Closing Date, with reinsurance and direct access agreements reasonably acceptable to Lender. Such Title Policy shall (i) provide coverage in the amount of the Loan, (ii) insure Lender that the Security Instrument creates valid, first priority Liens on the Property, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (iii) contain the endorsements and affirmative coverages set forth on Exhibit A), and (iv) name Lender as the insured. The Title Policy shall be assignable. Lender also shall have received evidence that all premiums in respect of such Title Policy have been paid.

(e) Surveys. Lender shall have received current Surveys for the Property, containing the survey certification substantially in the form attached hereto as Exhibit B. Such Surveys shall reflect the same legal description for the applicable parcel of the Property that is contained in the Title Policy referred to in clause (d) above and shall include, among other things, a metes and bounds description of the real property comprising part of the Property reasonably satisfactory to Lender. The surveyor’s seal shall be affixed to the Surveys and the surveyor shall provide a certification for such Surveys in form and substance acceptable to Lender.

(f) Insurance. Lender shall have received valid certificates of insurance for the policies of insurance required hereunder, satisfactory to Lender in its sole discretion, and evidence of the payment of all insurance premiums currently due and payable for the existing policy period.

(g) Environmental Reports. Lender shall have received an Environmental Report in respect of the Property satisfactory to Lender.

(h) Zoning. Lender shall have received reports reasonably acceptable to Lender confirming the zoning compliance of each Individual Property.

(i) Certificate of Occupancy. Lender shall have received reports reasonably acceptable to Lender confirming the existence of a valid certificate of occupancy for each Individual Property.

II.5.3 Related Documents. Each additional document not specifically referenced herein, but relating to the transactions contemplated herein, shall have been duly authorized, executed and delivered by all parties thereto and Lender shall have received and approved certified copies thereof.

II.5.4 Delivery of Organizational Documents. On or before the Closing Date, Borrower shall deliver, or cause to be delivered, to Lender copies certified by an Officer’s Certificate, of all organizational documentation related Borrower and Guarantors as have been requested by Lender and/or the formation, structure, existence, good standing and/or qualification to do business of Borrower and Guarantors, as Lender may request in its sole discretion, including, without limitation, good standing certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan and incumbency certificates as may be requested by Lender. The organizational documents of Borrower shall contain provisions having a substantive effect materially similar to that of the language set forth in Exhibit C.

II.5.5 Opinions of Borrower’s Counsel.

(a) Lender shall have received a Non-Consolidation Opinion substantially in compliance with the requirements set forth in Exhibit E or in such other form approved by the Lender (the Non-Consolidation Opinion).

(b) Lender shall have received one or more Opinions of Counsel substantially in compliance with the requirements set forth in Exhibit D or in such other form approved by the Lender.

II.5.6 Budgets. Borrower shall have delivered the Annual Budget for the current Fiscal Year which Annual Budget shall be approved by Lender prior to the Closing Date.

II.5.7 Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and other Loan Documents and all documents incidental thereto shall be satisfactory in form and substance to Lender, and Lender shall have received certified copies of such documents as Lender may reasonably request.

II.5.8 Payments. All payments, deposits or escrows, if any, required to be made or established by Borrower under this Agreement, the Note and the other Loan Documents on or before the Closing Date shall have been paid.

II.5.9 [Reserved]

II.5.10 Account Agreement. Lender shall have received the original of the Account Agreement executed by each of Cash Management Bank and Borrower.

II.5.11 Assignment of Management Agreement. Lender shall have received the original of the Assignment of Management Agreement executed by each of Borrower and Manager.

II.5.12 Tenant Estoppels. Lender shall have received an executed tenant estoppel letter, substantially in the form of Exhibit G from (i) Bank of America, N.A., and (ii) each of the other Tenants identified by Lender prior to the Closing Date.

II.5.13 Ground Lease Estoppels. To the extent required by Lender, Lender shall have received an executed estoppel letters from each Fee Owner in the form attached as Exhibit H.

II.5.14 Reciprocal Easement Agreement Estoppels. To the extent required by Lender, Lender shall have received an executed reciprocal easement agreement estoppel letter from all parties under the REAs, substantially in the form attached as Exhibit I.

II.5.15 [Reserved]

II.5.16 Independent Manager Certificate. Lender shall have received an executed Independent Manager certificate substantially in the form attached as Exhibit T.

II.5.17 Transaction Costs. Borrower shall have paid or reimbursed Lender for all title insurance premiums, recording and filing fees, costs of Environmental Reports, Physical Conditions Reports, appraisals and other reports, the reasonable fees and costs of Lender’s counsel and all other third party out-of-pocket expenses incurred in connection with the origination of the Loan.

II.5.18 Material Adverse Effect. No event or condition shall have occurred since the date of Borrower’s most recent financial statements previously delivered to Lender which has or could reasonably be expected to have a Material Adverse Effect. The Operating Income and Operating Expenses of the Property, the Leases, and all other features of the transaction shall be as represented to Lender without material adverse change. Neither Borrower nor any of its constituent Persons shall be the subject of any bankruptcy, reorganization, or insolvency proceeding.

II.5.19 Leases and Rent Roll. Lender shall have received certified copies of all Leases and Ground Leases to the full extent provided to Borrower by Bank of America, N.A., the former owner of the Property. Lender shall have received a certified rent roll of the Property dated within thirty (30) days prior to the Closing Date.

II.5.20 Reserved.

II.5.21 Tax Lot. Lender shall have received evidence that each Individual Property constitutes one (1) or more separate tax lots, which evidence shall be reasonably satisfactory in form and substance to Lender.

II.5.22 Physical Conditions Report. Lender shall have received a Physical Conditions Report with respect to each Individual Property, which report shall be satisfactory in form and substance to Lender.

II.5.23 Management Agreement. Lender shall have received a certified copy of the Management Agreement which shall be satisfactory in form and substance to Lender.

II.5.24 Appraisal. Lender shall have received an appraisal of the Property, which shall be satisfactory in form and substance to Lender.

II.5.25 Financial Statements. Lender shall have received certified copies of financial statements with respect to the Property to the extent available to, or in the possession of, Borrower.

II.5.26 Further Documents. Lender or its counsel shall have received such other and further approvals, opinions, documents and information as Lender or its counsel may have reasonably requested including the Loan Documents in form and substance satisfactory to Lender and its counsel.

III. CASH MANAGEMENT

III.1 Cash Management.

III.1.1 Establishment of Accounts. Borrower hereby confirms that, pursuant to the Account Agreement, it has established with Cash Management Bank, in the name of Borrower for the benefit of Lender, as secured party, the collection account (the Collection Account), which has been established as an interest-bearing deposit account, and the holding account (the Holding Account), which has been established as a securities account. Both the Collection Account and the Holding Account and each sub-account of either such account and the funds deposited therein and securities and other assets credited thereto shall serve as additional security for the Loan. Pursuant to the Account Agreement, Borrower shall irrevocably instruct and authorize Cash Management Bank to disregard any and all orders for withdrawal from the Collection Account or the Holding Account made by, or at the direction of, Borrower other than to transfer all amounts on deposit in the Collection Account on a daily basis to the Holding Account. Pursuant to the Account Agreement, Cash Management Bank on a daily basis shall transfer all collected and available funds as determined by Cash Management Bank’s then current funds availability schedule received in the Collection Account to the Holding Account.

Borrower agrees that, prior to the payment in full of the Indebtedness, the terms and conditions of the Account Agreement shall not be amended or modified without the prior written consent of Lender (which consent Lender may grant or withhold in its sole discretion), and if a Securitization has occurred, the delivery by Borrower of a Rating Agency Confirmation. In recognition of Lender’s security interest in the funds deposited into the Collection Account and the Holding Account, Borrower shall identify both the Collection Account and the Holding Account with the name of Lender, as secured party. The Collection Account shall be named as follows: “First States Investors 5000A, LLC f/b/o German American Capital Corporation, as secured party Collection Account” (Account Number 1015527619). The Holding Account shall be named as follows: “First States Investors 5000A, LLC f/b/o German American Capital Corporation, as secured party Holding Account” (Account Number 1015527627). Borrower confirms that it has established with Cash Management Bank the following sub-accounts of the Holding Account (each, a Sub-Account and, collectively, the Sub-Accounts and together with the Holding Account and the Collection Account, the Collateral Accounts), which (i) may be ledger or book entry sub-accounts and need not be actual sub-accounts, (ii) shall each be linked to the Holding Account, (iii) shall each be a “Securities Account” pursuant to Article 8 of the UCC and (iv) shall each be an Eligible Account to which certain funds shall be allocated and from which disbursements shall be made pursuant to the terms of this Agreement:

(a) a sub-account for the retention of Account Collateral in respect of Impositions and Other Charges for the Property with the account number 1015527627AQ2 (the Tax Reserve Account);

(b) a sub-account for the retention of Account Collateral in respect of insurance premiums for the Property with the account number 1015527627AQ3 (the Insurance Reserve Account);

(c) a sub-account for the retention of Account Collateral in respect of Debt Service on the Loan with the account number 1015527627AQ4 (the Debt Service Reserve Account);

(d) a sub-account for the retention of Account Collateral in respect of reserves for Approved Base Building Work with the account number 1015527627AQ5 (the Structural Reserve Account);

(e) a sub-account for the retention of Account Collateral in respect of reserves for tenant improvements and leasing commissions with the account number 1015527627AQ6 (the TI and Leasing Reserve Account);

(f) a sub-account for the retention of Account Collateral in respect of reserves for defaults under the BofA Lease with the account number 1015527627AQ7 (the BofA Reserve Account);

(g) a sub-account for the retention of Account Collateral in respect of Tenant security deposits (the Security Deposit Account) with the account number 1015527627AQ9; and

(h) a sub-account for the retention of Account Collateral in respect of certain Proceeds as more fully set forth in Section 6.2 with the account number 1015527627AQ8 (the Proceeds Reserve Account).

III.1.2 Pledge of Account Collateral. To secure the full and punctual payment and performance of the Obligations, Borrower hereby collaterally assigns, grants a security interest in and pledges to Lender, to the extent not prohibited by applicable law, a first priority continuing security interest in and to the following property of Borrower, whether now owned or existing or hereafter acquired or arising and regardless of where located (all of the same, collectively, the Account Collateral):

(a) the Collateral Accounts and all cash, checks, drafts, securities entitlements, certificates, instruments and other property, including, without limitation, all deposits and/or wire transfers from time to time deposited or held in, credited to or made to Collateral Accounts;

(b) any and all amounts invested in Permitted Investments;

(c) all interest, dividends, cash, instruments, securities entitlements and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing or purchased with funds from the Collateral Accounts; and

(d) to the extent not covered by clauses (a), (b) or (c) above, all proceeds (as defined under the UCC) of any or all of the foregoing.

In addition to the rights and remedies herein set forth, Lender shall have all of the rights and remedies with respect to the Account Collateral available to a secured party at law or in equity, including, without limitation, the rights of a secured party under the UCC, as if such rights and remedies were fully set forth herein.

This Agreement shall constitute a security agreement for purposes of the Uniform Commercial Code and other applicable law.

III.1.2 Maintenance of Collateral Accounts.

(a) Borrower agrees that the Collection Account is and shall be maintained (i) as a “deposit account” (as such term is defined in Section 9-102(a)(29) of the UCC), (ii) in such a manner that Lender shall have control (within the meaning of Section 9-104(a)(2) of the UCC)

over the Collection Account and (iii) such that neither the Borrower nor Manager shall have any right of withdrawal from the Collection Account and, except as provided herein, no Account Collateral shall be released to the Borrower or Manager from the Collection Account. Without limiting the Borrower’s obligations under the immediately preceding sentence, Borrower shall only establish and maintain the Collection Account with a financial institution that has executed an agreement substantially in the form of the Account Agreement or in such other form acceptable to Lender in its sole discretion.

(b) Borrower agrees that each of the Holding Account and the Sub-Accounts is and shall be maintained (i) as a “securities account” (as such term is defined in Section 8-501(a) of the UCC), (ii) in such a manner that Lender shall have control (within the meaning of Section 8-106(d)(2) of the UCC) over the Holding Account and any Sub-Account, (iii) such that neither Borrower nor Manager shall have any right of withdrawal from the Holding Account or the Sub-Accounts and, except as provided herein, no Account Collateral shall be released to Borrower from the Holding Account or the Sub-Accounts, (iv) in such a manner that the Cash Management Bank shall agree to treat all property credited to the Holding Account or the Sub-Accounts as “financial assets” and (v) such that all securities or other property underlying any financial assets credited to the Accounts shall be registered in the name of Cash Management Bank, indorsed to Cash Management Bank or in blank or credited to another securities account maintained in the name of Cash Management Bank and in no case will any financial asset credited to any of the Collateral Accounts be registered in the name of Borrower, payable to the order of Borrower or specially indorsed to Borrower except to the extent the foregoing have been specially indorsed to Cash Management Bank or in blank. Without limiting Borrower’s obligations under the immediately preceding sentence, Borrower shall only establish and maintain the Holding Account with a financial institution that has executed an agreement substantially in the form of the Account Agreement or in such other form acceptable to Lender in its sole discretion.

III.1.3 Eligible Accounts. The Collateral Accounts shall be Eligible Accounts. The Collateral Accounts shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other banking or governmental authority, as may now or hereafter be in effect. Income and interest accruing on the Collateral Accounts or any investments held in such accounts shall be periodically added to the principal amount of such account and shall be held, disbursed and applied in accordance with the provisions of this Agreement and the Account Agreement. Borrower shall be the beneficial owner of the Collateral Accounts for federal income tax purposes and shall report all income on the Collateral Accounts.

III.1.4 Deposits into Sub-Accounts. On the date hereof, Borrower has deposited the following amounts into the Sub-Accounts:

(i) $3,201,063.67 into the Tax Reserve Account;

(ii) $637,117.12 into the Insurance Reserve Account;

(iii) $0 into the Debt Service Reserve Account;

(iv) $2,484,168.75 into the Structural Reserve Account;

(v) $205,965.34 into the TI and Leasing Reserve Account;

(vi) $10,970,618.77 into the BofA Reserve Account;

(vii) $215,118.63 into the Security Deposit Account; and

(viii) $0 into the Proceeds Reserve Account.

III.1.5 Monthly Funding of Sub-Accounts.

(a) Borrower hereby irrevocably authorizes Lender to transfer (and, pursuant to the Account Agreement shall irrevocably authorize Cash Management Bank to execute any corresponding instructions of Lender), and Lender shall transfer, from the Holding Account by 11:00 a.m. New York time on first calendar day of each calendar month (and, if such day is not a Business Day, then on the immediately preceding Business Day), or as soon thereafter as sufficient funds are in the Holding Account to make the applicable transfers, commencing on July 1, 2003, funds in the following amounts and in the following order of priority:

(i) funds in an amount equal to the Monthly Tax Reserve Amount and any other amounts required pursuant to Section 16.1 for the month in which the transfer from the Holding Account is made and transfer the same to the Tax Reserve Account;

(ii) funds in an amount equal to the Monthly Insurance Reserve Amount and any other amounts required pursuant to Section 16.2 for the month in which the transfer from the Holding Account is made and transfer the same to the Insurance Reserve Account;

(iii) funds in an amount equal to the amount of Debt Service due on the Payment Date for the month in which the transfer from the Holding Account is made and transfer the same to the Debt Service Reserve Account;

(iv) funds in an amount equal to the Monthly Structural Reserve Amount for the month in which the transfer from the Holding Account is made and transfer the same to the Structural Reserve Account;

(v) funds in an amount equal to the Monthly TI and Leasing Reserve Amount for the month in which the transfer from the Holding Account is made and transfer the same to the TI and Leasing Reserve Account;

(vi) funds in an amount equal to the positive difference, if any, between the BofA Reserve Amount and the amount held in the BofA Reserve Account on the date of such transfer and transfer the same to the BofA Reserve Account;

(vii) funds in an amount equal to the balance (if any) remaining or deposited in the Holding Account after the foregoing deposits (such remainder being hereinafter referred to as Excess Cash Flow) and provided no Event of Default shall have occurred and is then continuing, transfer any Excess Cash Flow to the Borrower’s Account.

(b) If Lender shall reasonably determine that there will be insufficient amounts in the Holding Account to make any of the transfers pursuant to this Section 3.1.5 inclusive on the date required hereunder, Lender shall provide notice to Borrower of such insufficiency (except that in no event shall Lender be required to notify Borrower of any deficiency in the Debt Service Reserve Account, such deficiency on any Payment Date being an Event of Default) and, within five (5) Business Days after receipt of said notice and prior to the expiration of any grace period applicable to such payment, Borrower shall deposit into the Holding Account an amount equal to the shortfall of available funds in the Holding Account taking into account any funds which accumulate in the Holding Account during such five (5) day Business Day period. In addition, in the event insufficient funds are held in the Tax Reserve Account, the Insurance Reserve Account, the Debts Service Reserve Account, the Structural Reserve Account, or the TI and Leasing Reserve Account for any month after making the transfers from the Holding Account pursuant to this Section 3.1.5 to make the payments required from such Sub-Accounts pursuant to Section 3.1.6 and such deficiency arises from a monetary default under the BofA Lease, Lender shall transfer or direct the Cash Management Bank to transfer funds in the amount of such deficiency from the BofA Reserve Account to such other Sub-Account in the amount of such deficiency. Notwithstanding anything to the contrary contained in this Agreement or in the other Loan Documents, Borrower shall not be deemed to be in default hereunder or thereunder in the event funds sufficient for a required transfer are held in an appropriate Sub-Account and Lender or Cash Management Bank fails to timely make any transfer from such Sub-Account as contemplated by this Agreement unless due to the negligence or willful misconduct of Borrower.

(c) Notwithstanding anything to the contrary contained herein or in the Security Instrument, to the extent that Borrower shall fail to pay any mortgage recording tax, costs, expenses or other amounts pursuant to Section 19.12 of this Agreement within the time period set forth therein, Lender shall have the right, at any time, without notice to Borrower, to withdraw from the Holding Account, an amount equal to such unpaid taxes, costs, expenses and/or other amounts and pay such amounts to the Person(s) entitled thereto.

III.1.6 Payments from Sub-Accounts. Borrower irrevocably authorizes Lender to make and, provided no Event of Default shall have occurred and be continuing, Lender hereby agrees to make, the following payments from the Sub-Accounts to the extent of the monies on deposit therefor:

(i) funds from the Tax Reserve Account to Lender sufficient to permit Lender to pay (A) Impositions and (B) Other Charges, on the respective due dates therefor, and Lender shall so pay such funds to the Governmental Authority having the right to receive such funds;

(ii) funds from the Insurance Reserve Account to Lender sufficient to permit Lender to pay insurance premiums for the insurance required to be maintained pursuant to the terms of this Agreement and the Security Instrument, on the respective due dates therefor, and Lender shall so pay such funds to the insurance company having the right to receive such funds;

(iii) funds from the Debt Service Reserve Account to Lender sufficient to pay Debt Service on each Payment Date, and Lender, on each Payment Date, shall apply such funds to the payment of the Debt Service payable on such Payment Date;

(iv) no more frequently than once in any calendar month, funds from the Structural Reserve Account to Borrower funds to reimburse Borrower or to pay for the cost of Approved Base Building Work;

(v) no more frequently than once in any calendar month, funds from the TI and Leasing Reserve Account to the Borrower’s Account to pay for TI and Leasing Costs; and

(vi) funds from the Security Deposit Account in amounts and at times as may be required to refund security deposits to Tenants at the expiration or termination of Leases.

III.1.7 Cash Management Bank.

(a) Lender shall have the right at Borrower’s sole cost and expense to replace the Cash Management Bank with a financial institution reasonably satisfactory to Borrower in the event that (i) the Cash Management Bank fails, in any material respect, to comply with the Account Agreement, (ii) the Cash Management Bank named herein is no longer the Cash Management Bank or (iii) the Cash Management Bank is no longer an Approved Bank. Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right at Borrower’s sole cost and expense to replace Cash Management Bank at any time, without notice to Borrower. Borrower shall cooperate with Lender in connection with the appointment of any replacement Cash Management Bank and the execution by the Cash Management Bank and the Borrower of an Account Agreement and delivery of same to Lender.

(b) So long as no Event of Default shall have occurred and be continuing, Borrower shall have the right at its sole cost and expense to replace the Cash Management Bank with a financial institution that is an Approved Bank provided that such financial institution and Borrower shall execute and deliver to Lender an Account Agreement substantially similar to the Account Agreement, dated as of June 30, 2003, as amended by that certain Omnibus Amendment to Loan Documents, dated as of the Closing Date.

III.1.8 Borrower’s Account Representations, Warranties and Covenants.

(a) Borrower represents, warrants and covenants that (i) on or prior to the date hereof, Borrower has delivered a letter directing all Tenants under the Leases to mail all checks and wire all funds with respect to any payments due under such Leases directly to the Collection Account pursuant to a letter substantially in the form of Exhibit P and (ii) Borrower shall deliver a letter substantially in the form attached hereto as Exhibit P to Tenants under all Leases entered into after the date hereof.

(b) Borrower further represents, warrants and covenants that (i) Borrower shall cause Manager to deposit all amounts payable to Borrower pursuant to the Management Agreement directly into the Collection Account, (ii) Borrower shall pay or cause to be paid all Rents, Cash and Cash Equivalents or other items of Operating Income not covered by the preceding subsection (a) within one Business Day after receipt thereof by Borrower or its Affiliates directly into the Collection Account and, until so deposited, any such amounts held by Borrower or Manager shall be deemed to be Account Collateral and shall be held in trust by it for the benefit, and as the property, of Lender and shall not be commingled with any other funds or property of Borrower or Manager, (iii) there are no accounts other than the Collateral Accounts maintained by Borrower or any other Person with respect to Property or the collection of Rents, and (iv) so long as the Loan shall be outstanding, neither Borrower nor any other Person shall open any other operating accounts with respect to the Property or the collection of Rents, except for the Collateral Accounts; provided that, Borrower and Manager shall not be prohibited from utilizing one or more separate accounts for the disbursement or retention of funds that have been transferred to the Borrower’s Account pursuant to Section 3.1.5(i).

III.1.9 Account Collateral and Remedies.

(a) Upon the occurrence and during the continuance of an Event of Default, without additional notice from Lender to Borrower, (i) Lender may, in addition to and not in limitation of Lender’s other rights, make any and all withdrawals from, and transfers between and among, the Collateral Accounts as Lender shall determine in its sole and absolute discretion to pay any Obligations, Operating Expenses and/or Capital Expenditures for the Property; (ii) all Excess Cash Flow shall be retained in the Holding Account or applicable Sub-Accounts, and (iii) Lender may liquidate and transfer any amounts then invested in Permitted Investments to the Collateral Accounts to which they relate or reinvest such amounts in other Permitted Investments as Lender may reasonably determine is necessary to perfect or protect any security interest granted or purported to be granted hereby or to enable Lender to exercise and enforce Lender’s rights and remedies hereunder with respect to any Account Collateral or to preserve the value of the Account Collateral.

(b) Upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably constitutes and appoints Lender as Borrower’s true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and to exercise and enforce every right, power, remedy, option and privilege of Borrower with respect to the Account Collateral, and do in the name, place and stead of Borrower, all such acts, things and deeds for and on behalf of and in the name of Borrower, which Borrower could or might do or which Lender may deem necessary or desirable to more fully vest in Lender the rights and remedies provided for herein and to accomplish the purposes of this Agreement. The foregoing powers of attorney are irrevocable and coupled with an interest. Upon the occurrence and during the continuance of an Event of Default, Lender may perform or cause performance of any such agreement, and any reasonable expenses of Lender incurred in connection therewith shall be paid by Borrower as provided in Section 5.1.16.

(c) Borrower hereby expressly waives, to the fullest extent permitted by law, presentment, demand, protest or any notice of any kind in connection with this Agreement or the Account Collateral. Borrower acknowledges and agrees that ten (10) days’ prior written notice of the time and place of any public sale of the Account Collateral or any other intended disposition thereof shall be reasonable and sufficient notice to Borrower within the meaning of the UCC.

III.1.10 Transfers and Other Liens. Borrower agrees that it will not (i) sell or otherwise dispose of any of the Account Collateral or (ii) create or permit to exist any Lien upon or with respect to all or any of the Account Collateral, except for the Lien granted to Lender under this Agreement.

III.1.11 Reasonable Care. Beyond the exercise of reasonable care in the custody thereof, Lender shall have no duty as to any Account Collateral in its possession or control as agent therefor or bailee thereof or any income thereon or the preservation of rights against any person or otherwise with respect thereto. Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Account Collateral in its possession if the Account Collateral is accorded treatment substantially equal to that which Lender accords its own property, it being understood that Lender shall not be liable or responsible for any loss or damage to any of the Account Collateral, or for any diminution in value thereof, by reason of the act or omission of Lender, its Affiliates, agents, employees or bailees, except to the extent that such loss or damage results from Lender’s gross negligence or willful misconduct. In no event shall Lender be liable either directly or indirectly for losses or delays resulting from any event which may be the basis of an Excusable Delay, computer malfunctions, interruption of communication facilities, labor difficulties or other causes beyond Lender’s reasonable control or for indirect, special or consequential damages except to the extent of Lender’s gross negligence or willful misconduct. Notwithstanding the foregoing, Borrower acknowledges and agrees that

(i) Lender does not have custody of the Account Collateral, (ii) Cash Management Bank has custody of the Account Collateral, (iii) the initial Cash Management Bank was chosen by Borrower and (iv) Lender has no obligation or duty to supervise Cash Management Bank or to see to the safe custody of the Account Collateral.

III.1.12 Lender’s Liability.

(a) Lender shall be responsible for the performance only of such duties with respect to the Account Collateral as are specifically set forth in this Section 3.1 or elsewhere in the Loan Documents, and no other duty shall be implied from any provision hereof. Lender shall not be under any obligation or duty to perform any act with respect to the Account Collateral which would cause it to incur any expense or liability or to institute or defend any suit in respect hereof, or to advance any of its own monies. Borrower shall indemnify and hold Lender, its employees and officers harmless from and against any loss, cost or damage (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Lender in connection with the transactions contemplated hereby with respect to the Account Collateral except as such may be caused by the gross negligence or willful misconduct of Lender, its employees, officers or agents.

(b) Lender shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, opinion, bond or other paper, document or signature believed by it in good faith to be genuine, and, in so acting, it may be assumed that any person purporting to give any of the foregoing in connection with the provisions hereof has been duly authorized to do so. Lender may consult with counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder and in good faith in accordance therewith.

III.1.13 Continuing Security Interest. This Agreement shall create a continuing security interest in the Account Collateral and shall remain in full force and effect until payment in full of the Indebtedness. Upon payment in full of the Indebtedness, this security interest shall automatically terminate without further notice from any party and Borrower shall be entitled to the return, upon its request, of such of the Account Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and Lender shall execute such instruments and documents as may be reasonably requested by Borrower to evidence such termination and the release of the Account Collateral.

IV. REPRESENTATIONS AND WARRANTIES

IV.1 Borrower Representations.

Borrower represents and warrants as of the Closing Date that:

IV.1.1 Organization. Borrower is a Delaware limited liability company and has been duly organized and is validly existing and in good standing pursuant to the laws of the State of Delaware with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. American Financial Realty Trust is a Maryland real estate investment trust and has been duly organized and is validly existing and in good standing pursuant to the laws of the State of Maryland with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Each of Borrower and the Guarantors has duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations, except where the failure to be so qualified does not have a material adverse effect upon such property, businesses and operations. Each of Borrower and the Guarantors possess all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged, and the sole business of Borrower is the management and operation of the Property. The organizational structure of Borrower is accurately depicted by the schematic diagram attached hereto as Exhibit K. Borrower shall not itself change its name, identity, corporate structure or jurisdiction of organization unless it shall have given Lender ten (10) Business Days prior written notice of any such change and shall have taken all steps reasonably requested by Lender to grant, perfect, protect and/or preserve the security interest granted hereunder to Lender.

IV.1.2 Proceedings. Each of Borrower and the Guarantors has full power to and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and the other Loan Documents have been duly executed and delivered by, or on behalf of, each of Borrower and the Guarantors, as applicable, and constitute legal, valid and binding obligations of each of Borrower and the Guarantors, as applicable, enforceable against each of Borrower and the Guarantors, as applicable, in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

IV.1.3 No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower and Guarantors, as applicable, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower or Guarantors pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement or other agreement or instrument to which Borrower or either Guarantor is a party or by which any of Borrower’s or either Guarantor’s property or assets is subject (unless consents from all applicable parties thereto have been obtained), nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority, and any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Borrower or either Guarantors of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

IV.1.4 Litigation. Except as set forth on Schedule III attached hereto, there are no material arbitration proceedings, governmental investigations, actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending or, to the best of Borrower’s knowledge, threatened against or affecting Borrower, Guarantors or the Property. The actions, suits or proceedings identified on Schedule III, if determined against Borrower, either Guarantor or the Property, would not materially and adversely affect the condition (financial or otherwise) or business of Borrower, either Guarantors or the condition or operation of the Property.

IV.1.5 Agreements. Borrower is not a party to any agreement or instrument or subject to any restriction which is reasonably likely to materially and adversely affect Borrower or Borrower’s business, properties or assets, operations or condition, financial or otherwise. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or the Property is bound. Borrower has no material financial obligation (contingent or otherwise) under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower or the Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Property and (b) obligations under the Loan Documents.

IV.1.6 Title. Borrower has good, marketable and insurable fee simple title to, or leasehold estate in, the Land and the Improvements, free and clear of all Liens whatsoever except the Permitted Encumbrances. Borrower has good and marketable title to the remainder of the Property, free and clear of all Liens whatsoever except the Permitted Encumbrances. The Security Instrument, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected first mortgage lien on the Land and the Improvements or the leasehold estate therein, as applicable, subject only to Permitted Encumbrances, and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances. There are no claims for payment for work, labor or materials affecting the Property which are or may become a lien prior to, or of equal priority with, the Liens created by the Loan Documents. Borrower represents and warrants that none of the Permitted Encumbrances will materially and adversely affect (i) the ability of Borrower to pay any of its obligations to any Person as and when due, (ii) the fair market value of the Property, (iii) the marketability of title to the Property, or (iv) the use or operation of the Property as presently used and operated as of the Closing Date and thereafter. Borrower shall preserve its right, title and interest in and to the Property for so long as the Note remains outstanding and will warrant and defend same and the validity and priority of the Lien hereof from and against any and all claims whatsoever other than the Permitted Encumbrances.

IV.1.7 No Bankruptcy Filing. None of Borrower, Manager or Guarantors is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of such entity’s assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or against any Borrower, Manager or Guarantors.

IV.1.8 [Reserved]

IV.1.9 All Property. The Property constitutes all of the real property, personal property, equipment and fixtures currently (i) owned or leased by Borrower or (ii) used in the operation of the business located on the Property, other than items owned by Manager or any Tenants.

IV.1.10 No Plan Assets.

(a) Borrower does not maintain an employee benefit plan as defined by Section 3(3) of ERISA, which is subject to Title IV of ERISA, and Borrower (i) has no knowledge of any material liability which has been incurred or is expected to be incurred by Borrower which is or remains unsatisfied for any taxes or penalties with respect to any “employee benefit plan,” within the meaning of Section 3(3) of ERISA, or any “plan,” within the meaning of Section 4975(e)(1) of the Internal Revenue Code or any other benefit plan (other than a multiemployer plan) maintained, contributed to, or required to be contributed to by Borrower or by any entity that is under common control with Borrower within the meaning of ERISA Section 4001(a)(14) (a Plan) or any plan that would be a Plan but for the fact that it is a multiemployer plan within the meaning of ERISA Section 3(37); and (ii) has made and shall continue to make when due all required contributions to all such Plans, if any. Each such Plan has been and will be administered in compliance with its terms and the applicable provisions of ERISA, the Internal Revenue Code, and any other applicable federal or state law; and no action shall be taken or fail to be taken that would result in the disqualification or loss of tax-exempt status of any such Plan intended to be qualified and/or tax exempt; and

(b) Borrower is not an employee benefit plan, as defined in Section 3(3) of ERISA, subject to Title I of ERISA, none of the assets of Borrower constitutes or will constitute plan assets of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101 and Borrower is not a governmental plan within the meaning of Section 3(32) of ERISA and transactions by or with Borrower are not subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Agreement.

IV.1.11 Compliance. Borrower and the Property and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes. To the best of Borrower’s knowledge,

Borrower is not in default or in violation of any order, writ, injunction, decree or demand of any Governmental Authority. To the best of Borrower’s knowledge, there has not been committed by Borrower any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents. Borrower is in compliance with the Patriot Laws.

IV.1.12 Financial Information. To the best of Borrower’s knowledge, all financial data including, without limitation, the statements of cash flow and income and operating expense, that have been delivered by or on behalf of Borrower to Lender in respect of the Property (i) are true, complete and correct in all material respects, (ii) fairly represent the financial condition of the Property as of the date of such reports, and (iii) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and could reasonably be expected to have a Material Adverse Effect.

IV.1.13 Condemnation. Except as set forth on Schedule III hereto, no material condemnation has been commenced or, to Borrower’s knowledge, is contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

IV.1.14 Federal Reserve Regulations. None of the proceeds of the Loan will be used for the purpose of purchasing or carrying any “margin stock” as defined in Regulation U, Regulation X or Regulation T or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry “margin stock” or for any other purpose which might constitute this transaction a “purpose credit” within the meaning of Regulation U or Regulation X. As of the Closing Date, Borrower does not own any “margin stock.”

IV.1.15 Utilities and Public Access. Each Individual Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Property for its intended uses. All utilities necessary to the existing use of the Property are located either in the public right-of-way abutting the Property (which are connected so as to serve the Property without passing over other property) or in recorded easements serving the Property and such easements are set forth in and insured by the Title Policy. All roads necessary for the use of the Property for its current purposes have been completed and, if necessary, dedicated to public use.

IV.1.16 Not a Foreign Person. Borrower is not a foreign person within the meaning of § 1445(f)(3) of the Code.

IV.1.17 Separate Lots. Each Individual Parcel is comprised of one (1) or more contiguous parcels which constitute a separate tax lot or lots and does not constitute or include a portion of any other tax lot not a part of such Individual Parcel.

IV.1.18 Assessments. To the best of Borrower’s knowledge, there are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.

IV.1.19 Enforceability. The Loan Documents are not subject to any existing right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law)), and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

IV.1.20 No Prior Assignment. There are no prior sales, transfers or assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding following the funding of the Loan, other than those being terminated or assigned to Lender concurrently herewith.

IV.1.21 Insurance. Borrower has obtained and has delivered to Lender certificates evidencing all insurance policies required under this Agreement, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. Borrower has not, and to the best of Borrower’s knowledge no Person has, done by act or omission anything which would impair the coverage of any such policy.

IV.1.22 Use of Property. The Property is used exclusively for office, bank branch, bank operation center and retail purposes and other appurtenant and related uses.

IV.1.23 Licenses. Except as described on the zoning reports for each Individual Property prepared by The Planning and Zoning Resource Corporation and delivered to Lender prior to the Closing Date, all certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits required of Borrower for the legal use, occupancy and operation of the Property as office buildings, bank branches and bank operations centers (collectively, the Licenses), have been obtained and are in full force and effect, except where the failure to have any License would not reasonably be expected to have a material adverse effect on the current use and occupancy of the affected Individual Property. Borrower shall keep and maintain all Licenses necessary for the operation of the Property as office buildings, bank branches and bank operations centers. The use being made of the Property is in conformity with the certificate of occupancy issued for the Property.

IV.1.24 [Reserved]

IV.1.25 Physical Condition. To the best of Borrower’s knowledge, and except as expressly disclosed in the Physical Conditions Report, the Property, including, without limitation, all buildings, Improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; to the best of Borrower’s knowledge, and except as disclosed in the Physical Conditions Report, there exists no structural or other material defects or damages in or to the Property, whether latent or otherwise, and Borrower has not received any written notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

IV.1.26 Boundaries. To the best of Borrower’s knowledge and in reliance on the Surveys, (a) all of the Improvements lie wholly within the boundaries and building restriction lines of the Real Property, (b) no improvements on adjoining properties encroach upon the Real Property, and (c) no easements or other encumbrances upon the Individual Property encroach upon any of the Improvements, except in each case where such encroachment would not have a material adverse effect on the value or marketability of the Real Property or, if it could have such an effect, where such encroachment is insured against by the Title Policy.

IV.1.27 Leases. The Property is not subject to any Leases other than the Leases described in the certified rent roll delivered in connection with the origination of the Loan. Such certified rent roll is true, complete and correct in all material respects as of the date set forth therein. No Person has any possessory interest in the Property or right to occupy the same except under and pursuant to the provisions of the Leases. The current Leases are in full force and effect and to Borrower’s knowledge, there are no material defaults thereunder by either party (other than as expressly disclosed on the certified rent roll delivered to Lender or the Tenant estoppel certificates delivered to Lender in connection with the closing of the Loan) and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute material defaults thereunder. No Rent has been paid more than one (1) month in advance of its due date, except as disclosed in the Tenant estoppel certificates delivered to Lender in connection with the closing of the Loan. There has been no prior sale, transfer or assignment, hypothecation or pledge by Borrower of any Lease or of the Rents received therein, which will be outstanding following the funding of the Loan, other than those being assigned to Lender concurrently herewith. No Tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the property of which the leased premises are a part except as disclosed in the Tenant estoppel certificates delivered to Lender.

IV.1.28 Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Property to Borrower have been or will be promptly paid, and the granting and recording of the Security Instrument and the UCC financing statements required to be filed in connection with the Loan have been or will be promptly made. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Security Instrument, have been or will be promptly paid.

IV.1.29 Single Purpose Entity/Separateness.

(a) Until the Indebtedness has been paid in full, Borrower hereby represents, warrants and covenants that Borrower is, shall be, and shall continue to be, a Single Purpose Entity.

(b) All of the assumptions made in the Non-Consolidation Opinion, including, but not limited to, any exhibits attached thereto, are true and correct in all respects and any assumptions made in any subsequent non-consolidation opinion delivered in connection with the Loan Documents (an Additional Non-Consolidation Opinion), including, but not limited to, any exhibits attached thereto, will have been and shall be true and correct in all respects. Borrower has complied and will comply with all of the assumptions made with respect to it in the Non-Consolidation Opinion. Borrower will have complied and will comply with all of the assumptions made with respect to it in any Additional Non-Consolidation Opinion. Each entity other than Borrower with respect to which an assumption shall be made in any Additional Non-Consolidation Opinion will have complied and will comply with all of the assumptions made with respect to it in any Additional Non-Consolidation Opinion.

IV.1.30 Management Agreement. The Management Agreement is in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder. The Manager is an affiliate of Borrower.

IV.1.31 Illegal Activity. No portion of the Property has been or will be purchased with proceeds of any illegal activity.

IV.1.32 No Change in Facts or Circumstances; Disclosure. All financial statements and rent rolls submitted by Borrower in connection with the Loan are accurate, complete and correct in all material respects. All other written information, reports, certificates and other documents submitted by Borrower to Lender in connection with the Loan are, to the best of Borrower’s knowledge, accurate, complete and correct in all material respects.

Except with respect to such representations and warranties contained in this Agreement or in any other Loan Document which are qualified as being made to the best of Borrower’s knowledge, all representations and warranties made by Borrower in this Agreement or in any other Loan Document, are accurate, complete and correct in all material respects. There has been no material adverse change known to Borrower in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects the Property or the business operations or the financial condition of Borrower. Borrower has disclosed to Lender all material facts known to Borrower and has not failed to disclose any material fact known to Borrower that is likely to cause any representation or warranty made herein to be materially misleading.

IV.1.33 Tax Filings. Borrower has filed (or has obtained effective extensions for filing) all federal, state and local tax returns required to be filed and has paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrower.

IV.1.34 Solvency/Fraudulent Conveyance. Borrower (a) has not entered into the transaction contemplated by this Agreement or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (b) has received reasonably equivalent value in exchange for its obligations under the Loan Documents. After giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower’s assets is and will, immediately following the making of the Loan, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its Debts as such Debts become absolute and matured. Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur Debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower).

IV.1.35 Investment Company Act. Borrower is not (a) an investment company or a company Controlled by an investment company, within the meaning of the Investment Company Act of 1940, as amended, (b) a holding company or a subsidiary company of a holding company or an affiliate of either a holding company or a subsidiary company within the mean of the Public Utility Holding Company Act of 1935, as amended or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

IV.1.36 [Reserved]

IV.1.37 Labor. No organized work stoppage or labor strike is pending or threatened by employees and other laborers at the Property. Neither Borrower nor Manager (i) is involved in or threatened with any labor dispute, grievance or litigation relating to labor matters involving any employees and other laborers at the Property, including, without limitation, violation of any federal, state or local labor, safety or employment laws (domestic or foreign) and/or charges of unfair labor practices or discrimination complaints, (ii) has engaged in any unfair labor practices within the meaning of the National Labor Relations Act or the Railway Labor Act or (iii) is a party to, or bound by, any collective bargaining agreement or union contract with respect to employees and other laborers at the Property and no such agreement or contract is currently being negotiated by the Borrower, Manager or any of its Affiliates.

IV.1.38 Brokers. Neither Borrower nor Lender has dealt with any broker or finder with respect to the transactions contemplated by the Loan Documents and neither party has done any acts, had any negotiations or conversations, or made any agreements or promises which will in any way create or give rise to any obligation or liability for the payment by either party of any brokerage fee, charge, commission or other compensation to any Person with respect to the transactions contemplated by the Loan Documents. Borrower and Lender shall each indemnify and hold harmless the other from and against any loss, liability, cost or expense, including any judgments, attorneys’ fees, or costs of appeal, incurred by the other party and arising out of or relating to any breach or default by the indemnifying party of its representations, warranties and/or agreements set forth in this Section 4.1.38. The provisions of this Section 4.1.38 shall survive the expiration and termination of this Agreement and the payment of the Indebtedness.

IV.1.39 No Other Debt. Borrower has not borrowed or received debt financing that has not been heretofore repaid in full, other than the Permitted Debt.

IV.1.40 Taxpayer Identification Number. Borrower’s Federal taxpayer identification number is 16-1671079.

IV.1.41 Leases and REAs. Borrower represents that it has heretofore delivered to Lender true and complete copies of all Leases, Ground Leases and REAs and any and all amendments or modifications thereof. No events or circumstances exist which with or without the giving of notice, the passage of time or both, may constitute a default on the part of Borrower under any Leases, Ground Leases or REAs. Borrower or its predecessors have complied with and performed all of its or their material construction, improvement and alteration obligations with respect to the Property required as of the date hereof and any other obligations under the other REAs, Ground Leases or the Leases that are required as of the date hereof have either been complied with or the failure to comply with the same does not and could not reasonably be expected to have a Material Adverse Effect. The REAs are in full force and effect and neither Borrower nor, to Borrower’s knowledge, any other party to the REAs, is in default thereunder, and to the best of Borrower’s knowledge, there are no conditions which, with the passage of time or the giving of notice, or both, would constitute a default thereunder. The REAs have not been modified, amended or supplemented except as set forth on Schedule IV.

IV.2 Survival of Representations. Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 and elsewhere in this Agreement and in the other Loan Documents shall be deemed given and made as of the date of the funding of the Loan and survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower or Guarantors unless a longer survival period is expressly stated in a Loan Document with respect to a specific representation or warranty, in which case, for such longer period. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

V. BORROWER COVENANTS

V.1 Affirmative Covenants.

From the Closing Date and until payment and performance in full of all obligations of Borrower under the Loan Documents, Borrower hereby covenants and agrees with Lender that:

V.1.1 Performance by Borrower. Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, Borrower, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower, as applicable, without the prior written consent of Lender.

V.1.2 Existence; Compliance with Legal Requirements; Insurance. Subject to Borrower’s right of contest pursuant to Section 7.3, Borrower shall at all times comply and cause the Property to be in compliance with all Legal Requirements applicable to the Borrower and the Property and the uses permitted upon the Property. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises necessary to comply with all Legal Requirements applicable to it and the Property. There shall never be committed by Borrower, and Borrower shall not knowingly permit any other Person in occupancy of or involved with the operation or use of the Property to commit, any act or omission affording the federal government or any state or local government the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to commit, knowingly permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used in the conduct of its business and shall keep the Property in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully set forth in the Security Instrument. Borrower shall keep the Property insured at all times to such extent and against such risks, and maintain liability and such other insurance, as is more fully set forth in this Agreement. Borrower shall at all times comply with the Patriot Laws.

V.1.3 Litigation. Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened in writing against Borrower which, if determined adversely to Borrower would have a Material Adverse Effect.

V.1.4 Single Purpose Entity.

(a) Borrower has been since the date of its formation and shall remain a Single Purpose Entity.

(b) Borrower shall continue to maintain its own deposit account or accounts, separate from those of any Affiliate, with commercial banking institutions. None of the funds of Borrower will be diverted to any other Person or for other than business uses of Borrower, nor will such funds be commingled with the funds of any other Affiliate.

(c) To the extent that Borrower shares the same officers or other employees as any of its Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees.

(d) To the extent that Borrower jointly contracts with any of its Affiliates, as applicable, to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that Borrower contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs. All material transactions between (or among) Borrower and any of its respective Affiliates shall be conducted on substantially the same terms (or on more favorable terms for Borrower) as would be conducted with third parties.

(e) To the extent that Borrower or any of its Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses.

(f) Borrower shall conduct its affairs strictly in accordance with its organizational documents, and observe all necessary, appropriate and customary corporate,

limited liability company or partnership formalities, as applicable, including, but not limited to, obtaining any and all members’ consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, without limitation, payroll and intercompany transaction accounts.

(g) In addition, Borrower shall: (i) maintain books and records separate from those of any other Person; (ii) maintain its assets in such a manner that it is not more costly or difficult to segregate, identify or ascertain such assets; (iii) hold regular meetings of its board of directors, shareholders, partners or members, as the case may be, and observe all other corporate, partnership or limited liability company, as the case may be, formalities; (iv) hold itself out to creditors and the public as a legal entity separate and distinct from any other entity; (v) prepare separate tax returns and financial statements, or if part of a consolidated group, then it will be shown as a separate member of such group; (vi) transact all business with its Affiliates on an arm’s-length basis and pursuant to enforceable agreements; (vii) conduct business in its name and use separate stationery, invoices and checks; (viii) not commingle its assets or funds with those of any other Person; and (ix) not assume, guarantee or pay the debts or obligations of any other Person.

V.1.5 Consents. If Borrower is a corporation, the board of directors of such Person may not take any action requiring the unanimous affirmative vote of 100% of the members of the board of directors unless all of the directors, including the Independent Directors, shall have participated in such vote. If Borrower is a limited liability company, (a) if such Person is managed by a board of managers, the board of managers of such Person may not take any action requiring the unanimous affirmative vote of 100% of the members of the board of managers unless all of the managers, including the Independent Managers, shall have participated in such vote, (b) if such Person is not managed by a board of managers, the members of such Person may not take any action requiring the affirmative vote of 100% of the members of such Person unless all of the members, including the Independent Members, shall have participated in such vote. An affirmative vote of 100% of the directors, board of managers or members, as applicable, of Borrower shall be required to (i) file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings or to authorize Borrower to do so or (ii) file an involuntary bankruptcy petition against any Affiliate, Manager, or any Affiliate of Manager. Furthermore, Borrower’s formation documents shall expressly state that for so long as the Loan is outstanding, neither Borrower shall not be permitted to (i) dissolve, liquidate, consolidate, merge or sell all or substantially all of Borrower’s assets other than in connection with the repayment of the Loan or (ii) engage in any other business activity and such restrictions shall not be modified or violated for so long as the Loan is outstanding.

V.1.6 Access to Property. Borrower shall permit agents, representatives and employees of Lender and the Rating Agencies to inspect the Property or any part thereof during normal business hours on Business Days upon reasonable advance notice, subject to such limitations on such access provided by the Leases.

V.1.7 Notice of Default. Borrower shall promptly advise Lender (a) of any event or condition that has or is likely to have a Material Adverse Effect and (b) of the occurrence of any Default or Event of Default of which Borrower has knowledge.

V.1.8 Cooperate in Legal Proceedings. Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which would reasonably be expected to affect in any material adverse way the rights of Lender hereunder or under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings which may have a Material Adverse Effect.

V.1.9 Perform Loan Documents. Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required, under the Loan Documents executed and delivered by, or applicable to, Borrower.

V.1.10 Insurance.

(a) Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Proceeds lawfully or equitably payable in connection with the Property, and Lender shall be reimbursed for any expenses incurred in connection therewith (including reasonable attorneys’ fees and disbursements) out of such Proceeds.

(b) Borrower shall comply with all Insurance Requirements and shall not bring or keep or permit to be brought or kept any article upon any of the Property or cause or permit any condition to exist thereon which would be prohibited by any Insurance Requirement, or would invalidate insurance coverage required hereunder to be maintained by Borrower on or with respect to any part of the Property pursuant to Section 6.1.

V.1.11 Further Assurances; Separate Notes; Bifurcation.

(a) Borrower shall execute and acknowledge (or cause to be executed and acknowledged) and deliver to Lender all documents, and take all actions, reasonably required by Lender from time to time to confirm the rights created or now or hereafter intended to be created under this Agreement and the other Loan Documents and any security interest created or purported to be created thereunder, to protect and further the validity, priority and enforceability of this Agreement and the other Loan Documents, to subject to the Loan Documents any property of Borrower intended by the terms of any one or more of the Loan Documents to be encumbered by the Loan Documents, or otherwise carry out the purposes of the Loan Documents and the transactions contemplated thereunder. Borrower agrees that it shall, upon request and at the sole cost and expense of Borrower, provide any new Opinions of Counsel required by the Rating Agencies with respect to any matters covered by any opinions given by Borrower’s counsel on the Closing Date. Borrower agrees that it shall, upon request and at the sole cost and expense of

Borrower, reasonably cooperate with Lender in connection with any request by Lender to sever this Note into two (2) or more separate substitute notes in an aggregate principal amount equal to the Principal Amount and to reapportion the Loan among such separate substitute notes, including, without limitation, by executing and delivering to Lender new substitute notes to replace the Note, amendments to or replacements of existing Loan Documents to reflect such severance and/or Opinions of Counsel with respect to such substitute notes, amendments and/or replacements. Any such substitute notes may (a) as among themselves be pari passu, senior and subordinate or otherwise and/or (b) have varying principal amounts, maturity dates and economic terms, provided, however, that (i) the substitute notes shall provide for amortization and repayment of the Principal Amount on a weighted average basis over a period not less than the amortization period provided under the Note immediately prior to the issuance of the substitute notes; (ii) the initial weighted average Interest Rate for the term of the substitute notes shall not exceed the Interest Rate under the Note immediately prior to the issuance of such substitute notes; and (iii) except as provided in the last sentence of this Section 5.1.11(a), the financial terms of the Loan, taken as a whole, shall be equivalent to those prior to the severance of the Note, and the other terms shall not change in a manner which is adverse to Borrower (such conditions identified in the foregoing clauses (i), (ii) and (iii), the Amendment Conditions). Prior to the occurrence and continuance of an Event of Default, voluntary prepayments during the Limited Prepayment Period in connection with a Property Release of a Designated Release Property and mandatory prepayments in connection with the receipt of Proceeds shall be applied pro rata against each of the substitute notes. Upon the occurrence and during the continuance of an Event of Default, Lender may apply payment of all sums due under such substitute notes in such order and priority as Lender shall elect in its sole and absolute discretion.

(b) In addition, Borrower shall, at Borrower’s sole cost and expense:

(i) furnish to Lender, to the extent not otherwise already furnished to Lender and reasonably acceptable to Lender, all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents;

(ii) execute and deliver, from time to time, such further instruments (including, without limitation, delivery of any financing statements under the UCC) as may be reasonably requested by Lender to confirm the Lien of the Security Instrument on any Building Equipment, Operating Asset or any Intangible;

(iii) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require; and

(iv) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the carrying out of the terms and conditions of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

(c) Borrower further agrees that if, in connection with the Securitization, it is determined by the Rating Agencies that a portion of the Securitization would not receive an “investment grade” rating unless the principal amount of the Loan were to be decreased and, as a result, the principal amount of the Loan is decreased, then the Borrower shall take all actions as are necessary to effect as “bifurcation” of the Loan by severing a portion of the Loan into a mezzanine loan and Borrower shall execute and deliver any and all necessary amendments or modifications to the Loan Documents and any mezzanine loan documents as shall be required by Lender. Notwithstanding the foregoing, Lender agrees that any “resizing” of the Loan shall not change the financial terms of the Loan, taken as a whole, or change any other terms of the Loan, in a manner which is adverse to Borrower. Any bifurcation of a portion of the Loan into a mezzanine loan shall be without cost to Borrower.

V.1.12 Mortgage Taxes. Borrower shall pay all taxes, charges, filing, registration and recording fees, excises and levies payable with respect to the Note or the Liens created or secured by the Loan Documents, other than income, franchise and doing business taxes imposed on Lender.

V.1.13 Operation.

(a) Borrower shall, and shall cause Manager to, (i) promptly perform and/or observe all of the covenants and agreements required to be performed and observed by it under the Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any “event of default” under the Management Agreement of which it is aware; (iii) promptly deliver to Lender a copy of each financial statement, capital expenditures plan, property improvement plan and any other notice, report and estimate received by it under the Management Agreement; and (iv) enforce in a commercially reasonable manner the performance and observance of all of the covenants and agreements required to be performed and/or observed by the Manager under the Management Agreement.

V.1.14 Business and Operations. Borrower shall continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Property. Borrower shall qualify to do business and shall remain in good standing under the laws of the State in which each parcel of the Property is located and as and to the extent required for the ownership, maintenance, management and operation of the Property.

V.1.15 Title to the Property. Borrower shall warrant and defend (a) its title to the Property and every part thereof, subject only to Liens permitted hereunder (including Permitted Encumbrances) and (b) the validity and priority of the Liens of the Security

Instrument, the Assignment of Leases and this Agreement on the Property, subject only to Liens permitted hereunder (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever. To the extent not paid to Lender under Lender’s Title Policy, Borrower shall reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys’ fees and court costs) incurred by Lender if an interest in the Property, other than as permitted hereunder, is claimed by another Person.

V.1.16 Costs of Enforcement. In the event (a) that this Agreement or any Security Instrument is foreclosed upon in whole or in part or that this Agreement or any Security Instrument is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any security agreement prior to or subsequent to this Agreement in which proceeding Lender is made a party, or a mortgage prior to or subsequent to any Security Instrument in which proceeding Lender is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its constituent Persons or an assignment by Borrower or any of its constituent Persons for the benefit of its creditors, Borrower, its successors or assigns, shall be chargeable with and agrees to pay all costs of collection and defense, including reasonable attorneys’ fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

V.1.17 Estoppel Statement.

(a) Borrower shall, from time to time, upon thirty (30) days’ prior written request from Lender, execute, acknowledge and deliver to the Lender, an Officer’s Certificate, stating that this Agreement and the other Loan Documents are unmodified and in full force and effect (or, if there have been modifications, that this Agreement and the other Loan Documents are in full force and effect as modified and setting forth such modifications), stating the amount of accrued and unpaid interest and the outstanding principal amount of the Note and containing such other information with respect to the Borrower, the Property and the Loan as Lender shall reasonably request. The estoppel certificate shall also state either that no Event of Default exists hereunder or, if any Event of Default shall exist hereunder, specify such Event of Default and the steps being taken to cure such Event of Default.

(b) Borrower shall use commercially reasonable efforts to deliver to Lender, within fifteen (15) Business Days of Lender’s request, tenant estoppel certificates from each Tenant in substantially the form and substance of the estoppel certificate set forth in Exhibit G provided that Borrower shall not be required to deliver such certificates from any one tenant more frequently than one time in any calendar year and shall not be required to make a blanket request for estoppel certificates from all of the tenants at the Property more than one time in every twenty-four months.

V.1.18 Loan Proceeds. Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.4.

V.1.19 No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of the Property (a) with any other real property constituting a tax lot separate from the Property and (b) which constitutes real property with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of the Property.

V.1.20 No Further Encumbrances. Borrower shall do, or cause to be done, all things necessary to keep and protect the Property and all portions thereof unencumbered from any Liens, easements or agreements granting rights in or restricting the use or development of the Property, except for (a) Permitted Encumbrances, (b) Liens permitted pursuant to the Loan Documents, (c) Liens for Impositions prior to the imposition of any interest, charges or expenses for the non-payment thereof and (d) any Liens permitted pursuant to Leases.

V.1.21 Leases and REAs. Borrower shall promptly after receipt thereof deliver to Lender a copy of any notice received with respect to the REAs and the Leases claiming that Borrower is in default in the performance or observance of any of the material terms, covenants or conditions of any of the REAs or the Leases.

V.2 Negative Covenants.

From the Closing Date until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of this Agreement or the Security Instrument in accordance with the terms of this Agreement and the other Loan Documents, Borrower covenants and agrees with Lender that it will not do, directly or indirectly, any of the following:

V.2.1 Incur Debt. Incur, create or assume any Debt other than Permitted Debt or Transfer or lease all or any part of the Property or any interest therein, except as permitted in the Loan Documents;

V.2.2 Encumbrances. Incur, create or assume or permit the incurrence, creation or assumption of any Debt secured by an interest in Borrower and shall not Transfer or permit the Transfer of any interest in Borrower except as permitted pursuant to Article VIII;

V.2.3 Engage in Different Business. Engage, directly or indirectly, in any business other than that of entering into this Agreement and the other Loan Documents to which Borrower is a party and the use, ownership, management, leasing, renovation, financing, development, operation and maintenance of the Property and activities related thereto;

V.2.4 Make Advances. Make advances or make loans to any Person, or hold any investments, except as expressly permitted pursuant to the terms of this Agreement or any other Loan Document;

V.2.5 Partition. Partition any Individual Property;

V.2.6 Commingle. Commingle its assets with the assets of any of its Affiliates;

V.2.7 Guarantee Obligations. Guarantee any obligations of any Person;

V.2.8 Transfer Assets. Transfer any asset other than in the ordinary course of business or Transfer any interest in the Property except as may be permitted hereby or in the other Loan Documents;

V.2.9 Amend Organizational Documents. Amend or modify any of its organizational documents without Lender’s consent, other than in connection with any Transfer permitted pursuant to Article VIII or to reflect any change in capital accounts, contributions, distributions, allocations or other provisions that do not and could not reasonably be expected to have a Material Adverse Effect and provided that Borrower remains a Single Purpose Entity;

V.2.10 Dissolve. Dissolve, wind-up, terminate, liquidate, merge with or consolidate into another Person, except as expressly permitted pursuant to this Agreement;

V.2.11 Bankruptcy. (i) File a bankruptcy or insolvency petition or otherwise institute insolvency proceedings or (ii) file or solicit the filing of an involuntary bankruptcy petition against Borrower, Manager or any Affiliate of Borrower or Manager, without obtaining the prior consent of all of the Independent Managers;

V.2.12 ERISA. Engage in any activity that would subject it to regulation under ERISA or qualify it as an “employee benefit plan” (within the meaning of Section 3(3) of ERISA) to which ERISA applies and Borrower’s assets do not and will not constitute plan assets within the meaning of 29 C.F.R. Section 2510.3-101;

V.2.13 Distributions. From and after the occurrence and during the continuance of an Event of Default, make any distributions to or for the benefit of any of its partners or members or its or their Affiliates;

V.2.14 Manager.

(a) Borrower shall not, without the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed (provided, if a Securitization shall have occurred, Borrower obtains a Rating Agency Confirmation with respect to such action): (i) materially modify, change, supplement, alter or amend the Management Agreement or waive or release any of its right and remedies under the Management Agreement that would have a Material Adverse Effect or (ii) replace the Manager with a Person other than a Qualified Manager;

(b) Borrower shall notify Lender in writing (and shall deliver a copy of the proposed management agreement) of any entity proposed to be designated as a Qualified Manager of the Property not less than thirty (30) days before such Qualified Manager begins to manage the Property, and, if a Securitization shall have occurred, shall obtain prior to any appointment of a Qualified Manager a Rating Agency Confirmation, with respect to any proposed Qualified Manager;

(c) If (a) an Event of Default has occurred and is continuing or (b) the Manager shall become insolvent, Borrower shall, at the request of Lender, terminate the Management Agreement and replace the Manager with a Qualified Manager in accordance with this Section 5.2.14 and shall deliver an acceptable Non-Consolidation Opinion covering such replacement Manager if such Person (i) is not covered by the Non-Consolidation Opinion or an Additional Non-Consolidation Opinion, and (ii) is an Affiliate of Borrower; and

(d) Upon the retention of a Qualified Manager, Lender, and if a Securitization shall have occurred, the Rating Agencies, shall have the right to approve any new management agreement with such Qualified Manager (which approval by Lender shall not be unreasonably withheld or delayed).

V.2.15 Modify REAs. Without the prior consent of Lender, which shall not be unreasonably withheld, delayed or conditioned, Borrower shall not execute modifications to the REAs which could reasonably be expected to have a material adverse effect on the use, occupancy or value of the affected Individual Property;

V.2.16 Modify Account Agreement. Without the prior consent of Lender, which shall not be unreasonably withheld, delayed or conditioned (and if a Securitization shall have occurred, a Rating Agency Confirmation obtained by Borrower), Borrower shall not execute any modification to the Account Agreement;

V.2.17 Zoning Reclassification. Without the prior written consent of Lender, (a) initiate or consent to any zoning reclassification of any portion of the Property, (b) seek any variance under any existing zoning ordinance that could result in the use of the Property becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, or (c) allow any portion of the Property to be used in any manner that could result in the use of the Property becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation;

V.2.18 Debt Cancellation. Cancel or otherwise forgive or release any material claim or debt owed to it by any Person, except for adequate consideration or in the ordinary course of its business and except for termination of a Lease as permitted by Section 8.8;

V.2.19 Misapplication of Funds. Distribute any revenue from the Property or any Proceeds in violation of the provisions of this Agreement, fail to remit amounts to the Collection Account or Holding Account, as applicable, as required by Section 3.1, misappropriate any security deposit or portion thereof or apply the proceeds of the Loan in violation of Section 2.1.4; or

V.2.20 Single-Purpose Entity. Fail to be a Single-Purpose Entity or take or suffer any action or inaction the result of which would be to cause Borrower to cease to be a Single-Purpose Entity.

VI. INSURANCE; CASUALTY; CONDEMNATION; RESTORATION

VI.1 Insurance Coverage Requirements. Borrower shall, at its sole cost and expense (whether directly or by the inclusion of such obligations as tenant obligations in the applicable Leases), keep in full force and effect insurance coverage of the types and minimum limits as follows during the term of this Agreement:

VI.1.1 Property Insurance. Insurance against loss customarily included under so called “All Risk” policies including flood, earthquake, vandalism, and malicious mischief, boiler and machinery, and such other insurable hazards as, under good insurance practices, from time to time are insured against for other property and buildings similar to the Improvements and Building Equipment in nature, use, location, height, and type of construction. Such insurance policy shall also insure the additional expense of demolition and if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses, provide coverage for contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements and containing an “Ordinance or Law Coverage” or “Enforcement” endorsement. The amount of such “All Risk” insurance shall be not less than one hundred percent (100%) of the replacement cost value of the Improvements and the Building Equipment. Each such insurance policy shall contain an agreed amount (coinsurance waiver) and replacement cost value endorsement and shall cover, without limitation, all tenant improvements and betterments which Borrower is required to insure in accordance with any Lease. Lender shall be named “Loss Payee” on a “Standard Mortgagee Endorsement” and be provided not less than thirty (30) days advance notice of change in coverage, cancellation or non-renewal.

VI.1.2 Liability Insurance. “General Public Liability” insurance, including, without limitation, “Commercial General Liability” insurance; “Owned” (if any), “Hired” and “Non Owned Auto Liability”; and “Umbrella Liability” coverage for “Personal Injury”, “Bodily Injury”, “Death, Accident and Property Damage”, providing in combination no less than $100,000,000 per occurrence and in the annual aggregate. The policies described in this paragraph shall cover, without limitation: elevators, escalators, independent contractors, “Contractual Liability” (covering, to the maximum extent permitted by law, Borrower’s obligation to indemnify Lender as required under this Agreement and “Products and Completed Operations Liability” coverage). All public liability insurance shall name Lender as “Additional Insured” either on a specific endorsement or under a blanket endorsement satisfactory to Lender.

VI.1.3 Workers’ Compensation Insurance. Workers compensation and disability insurance as required by law.

VI.1.4 Commercial Rents Insurance. “Commercial rents” insurance in an amount equal to twelve (12) months actual rental loss plus a twelve (12) month extended period of indemnity endorsement and with a limit of liability sufficient to avoid any co-insurance penalty and to provide Proceeds which will cover the actual loss of profits and rents sustained during the period of at least eighteen (18) months following the date of casualty. Such policies of insurance shall be subject only to exclusions that are acceptable to Lender and, if the Loan is the subject of a Securitization, the Rating Agencies; provided, however, that such exclusions are reasonably consistent with those required for loans similar to the Loan provided herein. Such insurance shall be deemed to include “loss of rental value” insurance where applicable. The term “rental value” means the sum of (A) the total then ascertainable Rents payable under the Leases and (B) the total ascertainable amount of all other amounts to be received by Borrower from third parties which are the legal obligation of Tenants, reduced to the extent such amounts would not be received because of operating expenses not incurred during a period of non-occupancy of that portion of such Property then not being occupied.

VI.1.5 Builder’s All-Risk Insurance. During any period of repair or restoration, builder’s “All-Risk” insurance in an amount equal to not less than the full insurable value of the relevant Individual Property against such risks (including so called “All Risk” perils coverage and collapse of the Improvements to agreed limits as Lender may request, in form and substance acceptable to Lender).

VI.1.6 Boiler and Machinery Insurance. Comprehensive boiler and machinery insurance (without exclusion for explosion) covering all mechanical and electrical equipment against physical damage, rent loss and improvements loss and covering, without limitation, all tenant improvements and betterments that Borrower is required to insure pursuant to any Lease on a replacement cost basis. The minimum amount of limits to be provided shall be $10,000,000 per accident.

VI.1.7 Flood Insurance. If any portion of the Improvements is located within an area designated as “flood prone” or a “special flood hazard area” (as defined under the regulations adopted under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973), flood insurance shall be provided, in an amount not less than the maximum limit of coverage available under the Federal Flood Insurance plan with respect to the Property. Lender reserves the right to require flood insurance in excess of that available under the Federal Flood Insurance plan.

VI.1.8 Terrorism Insurance. Terrorism insurance, including insurance coverage relating to the acts of terrorist groups or individuals, in the amount equal to the Principal Amount in form and substance acceptable to Lender. Borrower agrees that if any property insurance policy covering the Property provides for any exclusions of coverage for acts of terrorism, then a separate terrorism insurance policy in the coverage amount required under this Section and in form and substance acceptable to Lender will be obtained by Borrower for the Property.

6.1.9 Environmental Insurance. Environmental liability insurance policies, which shall be non-cancelable at any time prior to the Maturity Date, against any and all claims, including, without limitation, unknown environmental hazards requiring remediation as of the date of this Agreement and known environmental conditions not requiring remediation as of the date of this Agreement, in an amount of not less than $5,000,000 per loss or $30,000,000 in the aggregate arising out of or connected with the presence of any Hazardous Materials at the Property. Lender shall be named in such environmental insurance as an additional named insured and the environmental insurance policy shall provide that it shall be assignable to Lender upon a foreclosure or assignment in lieu of foreclosure of the Mortgage.

VI.1.10 Other Insurance. At Lender’s reasonable request, such other insurance with respect to the Property against loss or damage of the kinds from time to time customarily insured against and in such amounts as are generally required by institutional lenders on loans of similar amounts and secured by properties comparable to, and in the general vicinity of, the Property.

VI.1.11 Ratings of Insurers. Borrower shall maintain the insurance coverage described in Section 6.1.1 through Section 6.1.10, in all cases, with one or more domestic primary insurers reasonably acceptable to Lender, having both (x) claims-paying-ability and financial strength ratings by S&P of not less than “A” and its equivalent by the other Rating Agencies, provided that, with respect to any layered or quota share insurance policy for the insurance that is issued by more than five (5) insurers, the requirements of this clause (x) will be satisfied if at least sixty percent (60%) of the limits provided shall be with insurers that meet such claims-paying-ability and financial strength ratings, and (y) an Alfred M. Best Company, Inc. (Best) rating of “A” or better and a financial size category of not less than “X”, provided that, with respect to any layered or quota share insurance policy for the insurance that is issued by more than five (5) insurers, the requirements of this clause (y) will be satisfied if at least sixty percent (60%) of the limits provided shall be with insurers that meet such rating and financial size category standards. All insurers providing insurance required by this Agreement shall be authorized to issue insurance in the State.

VI.1.12 Form of Insurance Policies; Endorsements. All insurance policies shall be in such form and with such endorsements as are satisfactory to Lender (and Lender shall have the right to approve amounts, form, risk coverage, deductibles, loss payees and insureds). A certificate of insurance with respect to all of the above-mentioned insurance policies has been delivered to Lender and originals or certified copies of all such policies shall be delivered to Lender when the same are available (but no later than ninety (90) days after the date hereof) and shall be held by Lender. All policies shall name Lender as an additional insured, shall provide that all Proceeds (except with respect to Proceeds of general liability and workers’ compensation insurance) be payable to Lender as and to the extent set forth in Section 6.2, and shall contain: (i) a standard “non-contributory mortgagee” endorsement or its equivalent relating, inter alia, to recovery by Lender notwithstanding the negligent or willful acts or omissions of Borrower; (ii) a waiver of subrogation endorsement in favor of Lender; (iii) an endorsement providing that no policy shall be impaired or invalidated by virtue of any act, failure to act, negligence of, or violation of declarations, warranties or conditions contained in such policy by Borrower, Lender or any other named insured, additional insured or loss payee, except for the willful misconduct of Lender knowingly in violation of the conditions of such policy; (iv) an endorsement providing for a deductible per loss of an amount not more than that which is customarily maintained by prudent owners of properties with a standard of operation and maintenance comparable to and in the general vicinity of the Property, but in no event in excess of an amount reasonably acceptable to Lender; and (v) a provision that such policies shall not be canceled, terminated or expire without at least thirty (30) days’ prior written notice to Lender, in each instance. No insurance policy required hereunder shall include any so called “terrorist exclusion” or similar exclusion or exception to insurance coverage relating to the acts of terrorist groups or individuals. Each insurance policy shall contain a provision whereby the insurer: (i) agrees that such policy shall not be canceled or terminated, the coverage, deductible, and limits of such policy shall not be modified, other provisions of such policy shall not be modified if such policy, after giving effect to such modification, would not satisfy the requirements of this Agreement, and such policy shall not be canceled or fail to be renewed, without in each case, at least thirty (30) days prior written notice to Lender, (ii) waives any right to claim any premiums and commissions against Lender, provided that the policy need not waive the requirement that the premium be paid in order for a claim to be paid to the insured, and (iii) provides that Lender at its option, shall be permitted to make payments to effect the continuation of such policy upon notice of cancellation due to non-payment of premiums. In the event any insurance policy (except for general public and other liability and workers compensation insurance) shall contain breach of warranty provisions, such policy shall provide that with respect to the interest of Lender, such insurance policy shall not be invalidated by and shall insure Lender regardless of (A) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such policy by any named insured, (B) the occupancy or use of the Property for purposes more hazardous than permitted by the terms thereof, or (C) any foreclosure or other action or proceeding taken by Lender pursuant to any provision of this Agreement.

VI.1.13 Certificates. Borrower shall deliver to Lender annually, concurrently with the renewal of the insurance policies required hereunder, a certificate from Borrower’s insurance agent stating that the insurance policies required to be delivered to Lender pursuant to this Section6.1 are maintained with insurers who comply with the terms of Section 6.1.11, setting forth a schedule describing all premiums required to be paid by Borrower to maintain the policies of insurance required under this Section 6.1, and stating that Borrower has paid such premiums. Certificates of insurance with respect to all replacement policies shall be delivered to Lender not less than fifteen (15) Business Days prior to the expiration date of any of the insurance policies required to be maintained hereunder which certificates shall bear notations evidencing payment of applicable premiums. Upon the request of Lender, Borrower shall deliver to Lender originals (or certified copies) of such replacement insurance policies on or before the earlier to occur of (i) ninety (90) days after the request therefor from Lender and (ii) five (5) Business Days after Borrower’s receipt thereof. If Borrower fails to maintain and deliver to Lender the certificates of insurance and certified copies or originals required by this Agreement, upon five (5) Business Days’ prior notice to Borrower, Lender may procure such insurance, and all costs thereof (and interest thereon at the Default Rate) shall be added to the Indebtedness. Lender shall not, by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of insurance contracts, solvency of insurance companies, or payment or defense of lawsuits, and Borrower hereby expressly assumes full responsibility therefor and all liability, if any, with respect to such matters. Borrower agrees that any replacement insurance policy required hereunder shall not include any so called “terrorist exclusion” or similar exclusion or exception to insurance coverage relating to the acts of terrorist groups or individuals.

VI.1.14 Separate Insurance. Borrower shall not take out separate insurance contributing in the event of loss with that required to be maintained pursuant to this Section 6.1 unless such insurance complies with this Section 6.1.

VI.1.15 Blanket Policies. The insurance coverage required under this Section 6.1 may be effected under a blanket policy or policies covering the Property and other properties and assets not constituting a part of the Property; provided that any such blanket policy shall specify, except in the case of public liability insurance, the portion of the total coverage of such policy that is allocated to the Property, and any sublimits in such blanket policy applicable to the Property, which amounts shall not be less than the amounts required pursuant to this Section 6.1 and which shall in any case comply in all other respects with the requirements of this Section 6.1. Upon Lender’s request, Borrower shall deliver to Lender an Officer’s Certificate setting forth (i) the number of properties covered by such policy, (ii) the location by city (if available, otherwise, county) and state of the properties, (iii) the average square footage of the properties (or the aggregate square footage), (iv) a brief description of the typical construction type included in the blanket policy and (v) such other information as Lender may reasonably request.

VI.2 Condemnation and Insurance Proceeds.

VI.2.1 Notification. Borrower shall promptly notify Lender in writing upon obtaining knowledge of (i) the institution of any proceedings relating to any Taking (whether material or immaterial) of, or (ii) the occurrence of any casualty, damage or injury to, the Property or any portion thereof, the restoration of which is estimated by Borrower in good faith to cost more than the Casualty Amount. In addition, each such notice shall set forth such good faith estimate of the cost of repairing or restoring such casualty, damage, injury or Taking in reasonable detail if the same is then available and, if not, as soon thereafter as it can reasonably be provided.

VI.2.2 Proceeds. In the event of any Taking of or any casualty or other damage or injury to the Property, Borrower’s right, title and interest in and to all compensation, awards, proceeds, damages, claims, insurance recoveries, causes and rights of action (whether accrued prior to or after the date hereof) and payments which Borrower may receive or to which Borrower may become entitled with respect to the Property or any part thereof other than payments received in connection with any liability or loss of rental value or business interruption insurance (collectively, Proceeds), in connection with any such Taking of, or casualty or other damage or injury to, the Property or any part thereof are hereby assigned by Borrower to Lender and, except as otherwise herein provided, shall be paid to the Lender. Borrower shall, in good faith and in a commercially reasonable manner, file and prosecute the adjustment, compromise or settlement of any claim for Proceeds and, subject to Borrower’s right to receive the direct payment of any Proceeds as herein provided, will cause the same to be paid directly to Lender to be held and applied in accordance with the provisions of this Agreement. Except upon the occurrence and during the continuance of an Event of Default, Borrower may settle any insurance claim with respect to Proceeds which does not exceed the Casualty Amount. Whether or not an Event of Default shall have occurred and be continuing, Lender shall have the right to approve, such approval not to be unreasonably withheld, any settlement which might result in any Proceeds in excess of the Casualty Amount and Borrower shall deliver or cause to be delivered to Lender all instruments reasonably requested by Lender to permit such approval. Borrower shall pay all reasonable out-of-pocket costs, fees and expenses reasonably incurred by Lender (including all reasonable attorneys’ fees and expenses, the reasonable fees of insurance experts and adjusters and reasonable costs incurred in any litigation or arbitration), and interest thereon at the Default Rate to the extent not paid within ten (10) Business Days after delivery of a request for reimbursement by Lender accompanied by an invoice and other evidence of such costs, fees and expenses in connection with the settlement of any claim for Proceeds and seeking and obtaining of any payment on account thereof in accordance with the foregoing provisions. If any Proceeds are received by Borrower and may be retained by Borrower pursuant to this Section 6.2, such Proceeds shall, until the completion of the related Work, be held in trust for Lender and shall be segregated from other funds of Borrower to be used to pay for the cost of the Work in accordance with the terms hereof, and in the event such Proceeds exceed the Casualty Amount, such Proceeds shall be forthwith paid directly to and held by Lender in the Proceeds Reserve Account in trust for Borrower, in each case to be applied or disbursed in accordance with this Section 6.2. If an Event of Default shall have occurred and be continuing, or if Borrower fails to file and/or prosecute any insurance claim for a period of fifteen (15) Business Days following Borrower’s receipt of written notice from Lender, Borrower hereby irrevocably empowers

Lender, in the name of Borrower as its true and lawful attorney-in-fact, to file and prosecute such claim (including settlement thereof) with counsel satisfactory to Lender and to collect and to make receipt for any such payment, all at Borrower’s expense (including payment of interest at the Default Rate for any amounts advanced by Lender pursuant to this Section 6.2). Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document, however, unless an Event of Default has occurred and is continuing hereunder, to the extent any Proceeds do not exceed the Casualty Amount, such Proceeds are to be paid directly to Borrower to be applied to restoration of the Property in accordance with the terms hereof (except that Proceeds paid in respect of the insurance described in Section 6.1.4 shall be deposited directly to the Collection Account as revenue of the Property).

VI.2.3 Lender to Take Proceeds. If (i) the Proceeds shall equal or exceed the Principal Amount; (ii) an Event of Default shall have occurred and be continuing; (iii) a Total Loss with respect to the Property shall have occurred; (iv) the Work is not capable of being completed before the earlier to occur of the date which is six (6) months prior to the Maturity Date and the date on which the business interruption insurance carried by Borrower with respect to the Property shall expire (the Cut-Off Date), unless on or prior to the Cut-Off Date the Borrower (x) shall deliver to the Lender and there shall remain in effect a binding written offer, subject only to customary conditions, of an Approved Bank or such other financial institution or investment bank reasonably satisfactory to Lender duly authorized to originate loans secured by real property located in the State for a loan from such Approved Bank or such other financial institution or investment bank to the Borrower in a principal amount of not less than either (1) the then Principal Amount, and Borrower shall be required to repay the Principal Amount and all other amounts due on the Maturity Date, or (2) the Release Price (when combined with the Proceeds related to the affected Individual Properties) applicable to the affected Individual Properties, and Borrower shall be required to obtain a Property Release in accordance with the terms of Section 8.7 with respect to the affected Individual Properties prior to the expiration of the business interruption insurance (in which event Borrower shall have the right to apply the applicable Proceeds to the payments required in connection with such Property Release) and (y) if a Securitization shall have occurred, shall obtain a Rating Agency Confirmation; (v) the Property is not capable of being restored substantially to its condition prior to such Taking or casualty and such incapacity shall have a Material Adverse Effect; (vi) Leases demising in the aggregate less than 50% of the total rentable space in the Property which has been demised under executed and delivered Leases in effect as of the date of the occurrence of such fire or other casualty remain in full force and effect during and after the completion of the restoration; and (vii) Lender reasonably determines that upon the completion of the restoration, the gross cash flow and the net cash flow of the Property will not be restored to a level sufficient to cover all carrying costs and operating expenses of the Property, including, without limitation, debt service on the Note at a coverage ratio (after deducting all required reserves as required by Lender from net operating income) of at least 2.0 to 1.0, which coverage ratio shall be determined by Lender in its sole and absolute discretion; then in any such case, all Proceeds shall be paid over to Lender (if not paid directly to Lender) and any Proceeds remaining after reimbursement of Lender’s or its agent’s reasonable out-of-pocket costs and expenses actually incurred in connection with recovery of any such Proceeds (including, without limitation, reasonable out-of-pocket administrative costs and inspection fees) shall be applied by Lender to prepay the Note (without payment of any Liquidated Damages Amount), except to the extent Borrower is required to apply such Proceeds to restore the Property pursuant to the BofA Lease and does not have the right to elect not to restore the Property in accordance with the provisions thereof and the balance, if any shall be paid to Borrower and, if such Proceeds shall equal or exceed the Release Price applicable to the affected Individual Property, such payment shall be treated as payment of such Release Price and, upon satisfaction of the requirements of Section 8.7 (other than Section 8.7 (i), (ii), (vi) and (vii)), such Individual Property shall be a Release Property.

VI.2.4 Borrower to Restore.

(a) Promptly after the occurrence of any damage or destruction to all or any portion of the Property or a Taking of a portion of the Property, Borrower shall commence and diligently prosecute, or cause to be commenced and diligently prosecuted, to completion, subject to Excusable Delays, the repair, restoration and rebuilding of the Property (in the case of a partial Taking, to the extent it is capable of being restored) so damaged, destroyed or remaining after such Taking in full compliance with all material Legal Requirements and free and clear of any and all Liens except Permitted Encumbrances (such repair, restoration and rebuilding are sometimes hereinafter collectively referred to as the Work). The plans and specifications shall require that the Work be done in a first-class workmanlike manner at least equivalent to the quality and character prior to the damage or destruction (provided, however, that in the case of a partial Taking, the Property restoration shall be done to the extent reasonably practicable after taking into account the consequences of such partial Taking), so that upon completion thereof, the Property shall be at least equal in value and general utility to the Property prior to the damage or destruction; it being understood, however, that Borrower shall not be obligated to restore the Property to the precise condition of the Property prior to any partial Taking of, or casualty or other damage or injury to, the Property, if the Work actually performed, if any, or failed to be performed, shall have no Material Adverse Effect on the value of the Property from the value that the Property would have had if the same had been restored to its condition immediately prior to such Taking or casualty. Subject to Borrower’s rights pursuant to Section 2.3.3 to cause the Property to be released from the Liens of the Security Instrument, Borrower shall be obligated to restore the Property suffering a casualty or which has been subject to a partial Taking in accordance with the provisions of this Section 6.2 at Borrower’s sole cost and expense whether or not the Proceeds shall be sufficient, provided that, if applicable, the Proceeds shall be made available to Borrower by Lender in accordance with this Agreement.

(b) If Proceeds are not required to be applied toward payment of the Indebtedness pursuant to Section 6.2.3, then Lender shall make the Proceeds which it is holding pursuant to the terms hereof (after payment of any reasonable out-of-pocket expenses actually incurred by Lender in connection with the collection thereof plus interest thereon at the Default Rate (from the date advanced through the date of reimbursement) to the extent the same are not paid within ten (10) Business Days after request for reimbursement by Lender) available to Borrower for payment of or reimbursement of Borrower’s or the applicable Tenant’s expenses incurred with respect to the Work, upon the terms and subject to the conditions set forth in paragraphs (i), (ii), (iii) and (iv) below and in Section 6.2.5:

(i) at the time of loss or damage or at any time thereafter while Borrower is holding any portion of the Proceeds, there shall be no continuing Event of Default;

(ii) if, at any time, the estimated cost of the Work (as estimated by the Independent Architect referred to in clause (iii) below) shall exceed the Proceeds (a Deficiency) and for so long as a Deficiency shall exist, Lender shall not be required to make any Proceeds disbursement to Borrower unless Borrower delivers to Lender evidence of Borrower’s ability to meet such excess costs and which is reasonably satisfactory to Lender and satisfactory to the Rating Agencies;

(iii) Each of Lender and the Independent Architect shall have reasonably approved the plans and specifications for the Work and any change orders in connection with such plans and specifications; and

(iv) Lender shall, within a reasonable period of time prior to request for initial disbursement, be furnished with an estimate of the cost of the Work accompanied by an Independent Architect’s certification as to such costs and appropriate plans and specifications for the Work. Borrower shall restore all Improvements such that when they are fully restored and/or repaired, such Improvements and their contemplated use fully comply with all applicable Legal Requirements including zoning, environmental and building laws, codes, ordinances and regulations.

VI.2.5 Disbursement of Proceeds.

(a) Disbursements of the Proceeds in Cash or Cash Equivalents to Borrower hereunder shall be made from time to time (but not more frequently than once in any month) by Lender but only for so long as no Event of Default shall have occurred and be continuing, as the Work progresses upon receipt by Lender of (i) an Officer’s Certificate dated not more than ten (10) Business Days prior to the application for such payment, (1) requesting such payment or reimbursement, (2) describing the Work performed that is the subject of such request, the parties that performed such Work and the actual cost thereof, (3) certifying that such Work and materials are or, upon disbursement of the payment requested to the parties entitled thereto, will be free and clear of Liens other than Permitted Encumbrances, and (4) certifying that no notices of pendancy, stop orders, mechanic’s liens or notices of intention to file same (unless the same is required by the applicable state law as a condition to the payment of a contractor) or any liens or encumbrances of any nature whatsoever on the Property arising out of the work exist which have not been either fully bonded to the satisfaction of Lender, discharged of record, or fully insured to the satisfaction of Lender by the Title Company that issued the Title Policy; (ii) evidence reasonably satisfactory to Lender that all materials installed and work and labor performed in connection with such Work have been paid for in full; and (iii) an Independent Architect’s certificate certifying performance of the Work together with an estimate of the cost to complete the Work. No payment made prior to the final completion of the Work, as certified by the Independent Architect, except for payment made to contractors whose Work shall have been fully completed and from which final lien waivers have been received, shall exceed ninety percent (90%) of the value of the Work performed and materials furnished and incorporated into the Improvements from time to time, and at all times the undisbursed balance of said Proceeds together with all amounts deposited, bonded, guaranteed or otherwise provided for pursuant to Section 6.2.4(b) above, shall be at least sufficient to pay for the estimated cost of completion of the Work; final payment of all Proceeds remaining with Lender shall be made upon receipt by Lender of a certification by an Independent Architect, as to the completion of the Work substantially in accordance with the submitted plans and specifications, final lien releases, and the filing of a notice of completion and the expiration of the period provided under the law of the applicable State for the filing of mechanics’ and materialmens’ liens which are entitled to priority as to other creditors, encumbrances and purchasers, as certified pursuant to an Officer’s Certificate, and delivery of a certificate of occupancy with respect to the Work, or, if not applicable, an Officer’s Certificate to the effect that a certificate of occupancy is not required.

(b) If, after the Work is completed in accordance with the provisions hereof and Lender receives evidence that all costs of completion have been paid, there are excess Proceeds, Lender shall apply such excess Proceeds with respect to the Taking of or casualty to the Property to the payment or prepayment of all or any portion of the Indebtedness secured hereby without penalty or premium, and any balance thereof, shall be paid over to Borrower.

VII. IMPOSITIONS, OTHER CHARGES, LIENS AND OTHER ITEMS

VII.1 Borrower to Pay Impositions and Other Charges. Except for any Impositions to be paid directly by Bank of America, N.A. pursuant to the BofA Lease, Borrower shall pay all Impositions now or hereafter levied or assessed or imposed against the Property or any part thereof prior to the imposition of any interest, charges or expenses for the non-payment thereof and shall pay all Other Charges on or before the date they are due. Borrower shall deliver to Lender annually, no later than fifteen (15) Business Days after the first day of each fiscal year of Borrower, and shall update as new information is received, a schedule describing all Impositions, payable or estimated to be payable during such fiscal year attributable to or affecting the Property or Borrower. Subject to Borrower’s right of contest set forth in Section 7.3, Lender, on behalf of Borrower, shall pay or direct the Cash Management Bank to pay, all Impositions and Other Charges which are attributable to or affect the Property or Borrower, prior to the date such Impositions or Other Charges shall become delinquent or late charges may be imposed thereon, directly to the applicable taxing authority with respect thereto, to the extent funds in the Tax Reserve Account are sufficient to pay such Impositions. Nothing contained in this Agreement or the Security Instrument shall be construed to require Borrower to pay any tax, assessment, levy or charge imposed on Lender in the nature of a franchise, capital levy, estate, inheritance, succession, income or net revenue tax.

VII.2 No Liens. Subject to its right of contest set forth in Section 7.3, Borrower shall at all times keep, or cause to be kept, the Property free from all Liens (other than Permitted Encumbrances) and shall pay when due and payable (or bond over) all claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in or permit the creation of a Lien on the Property or any portion thereof and shall in any event cause the prompt, full and unconditional discharge of all Liens imposed on or against the Property or any portion thereof within forty-five (45) days after receiving written notice of the filing (whether from Lender, the lienor or any other Person) thereof. Borrower shall do or cause to be done, at the sole cost of Borrower, everything reasonably necessary to fully preserve the first priority of the Liens of the Security Instrument against the Property, subject to the Permitted Encumbrances. Upon the occurrence and during the continuance of an Event of Default with respect to its Obligations as set forth in this Article VII, Lender may (but shall not be obligated to) make such payment or discharge such Lien, and Borrower shall reimburse Lender on demand for all such advances pursuant to Section 19.12 (together with interest thereon at the Default Rate).

VII.3 Contest. Nothing contained herein shall be deemed to require Borrower to pay, or cause to be paid, any Imposition or to satisfy any Lien, or to comply with any Legal Requirement or Insurance Requirement, so long as Borrower is in good faith, and by proper legal proceedings, where appropriate, diligently contesting the validity, amount or application thereof, provided that in each case, at the time of the commencement of any such action or proceeding, and during the pendency of such action or proceeding (i) no Event of Default shall exist and be continuing hereunder, (ii) Borrower shall keep Lender informed of the status of such contest at reasonable intervals, (iii) if Borrower is not providing security as provided in clause (vi) below, adequate reserves with respect thereto are maintained on Borrower’s books in accordance with GAAP or in the Tax Reserve Account or Insurance Reserve Account, as applicable, (iv) either such contest operates to suspend collection or enforcement as the case may be, of the contested Imposition, Lien or Legal Requirement and such contest is maintained and prosecuted continuously and with diligence or the Imposition or Lien is bonded, (v) in the case of any Insurance Requirement, the failure of Borrower to comply therewith shall not impair the validity of any insurance required to be maintained by Borrower under Section 6.1 or the right to full payment of any claims thereunder, and (vi) in the case of Impositions and Liens which are not bonded in excess of $500,000 individually, or in the aggregate, during such contest, Borrower, shall deposit with or deliver to Lender either Cash and Cash Equivalents or a Letter or Letters of Credit in an amount equal to 125% of (A) the amount of Borrower’s obligations being contested plus (B) any additional interest, charge, or penalty arising from such contest. Notwithstanding the foregoing, the creation of any such reserves or the furnishing of any bond or other security, Borrower promptly shall comply with any contested Legal Requirement or Insurance Requirement or shall pay any contested Imposition or Lien, and compliance therewith or payment thereof shall not be deferred, if, at any time the Property or any portion thereof shall be, in Lender’s reasonable judgment, in imminent danger of being forfeited or lost or Lender is likely to be subject to civil or criminal damages as a result thereof. If such action or proceeding is terminated or discontinued adversely to Borrower, Borrower shall deliver to Lender reasonable evidence of Borrower’s compliance with such contested Imposition, Lien, Legal Requirements or Insurance Requirements, as the case may be.

VIII. TRANSFERS, INDEBTEDNESS AND SUBORDINATE LIENS

VIII.1 Restrictions on Transfers. Unless such action is permitted by the provisions of this Article VIII, Borrower shall not, and shall not permit any other Person holding any direct or indirect ownership interest in Borrower or the Property to, except with the prior written consent of Lender, (i) Transfer all or any part of the Property, (ii) incur any Debt, other than Permitted Debt or Permitted Encumbrances, (iii) permit any Transfer (directly or indirectly) of any interest in Borrower, or (iv) permit any merger, consolidation or reorganization of Borrower, First States Investors 5000, LLC, First States Group, L.P. or American Financial Realty Trust.

VIII.2 Sale of Building Equipment. Borrower may Transfer or dispose of Building Equipment which is being replaced or which is no longer necessary in connection with the operation of the Property free from the Liens of the Security Instrument provided that such Transfer or disposal will not have a Material Adverse Effect on the value of the Property taken as a whole, will not materially impair the utility of the Property, and will not result in a reduction or abatement of, or right of offset against, the Rents payable under any Lease, in either case as a result thereof, and provided further that any new Building Equipment acquired by Borrower (and not so disposed of) shall be subject to the Liens of the Security Instrument. Lender shall, from time to time, upon receipt of an Officer’s Certificate requesting the same and confirming satisfaction of the conditions set forth above, execute a written instrument in form reasonably satisfactory to Lender to confirm that such Building Equipment which is to be, or has been, sold or disposed of is free from the Liens of the Security Instrument.

VIII.3 Immaterial Transfers and Easements, etc. Borrower may, without the consent of Lender, (i) make immaterial Transfers of portions of the Property to Governmental Authorities for dedication or public use (subject to the provisions of Section 6.2) or, portions of the Property to third parties for the purpose of erecting and operating additional structures whose use is integrated with the use of the Property, and (ii) grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for access, water and sewer lines, telephone and telegraph lines, electric lines or other utilities or for other similar purposes, provided that no such Transfer, conveyance or encumbrance set forth in the foregoing clauses (i) and (ii) shall materially impair the utility and operation of the Property or have a Material Adverse Effect on the value of the Property taken as a whole. In connection with any Transfer permitted pursuant to this Section 8.3, Lender shall execute and deliver any instrument reasonably necessary or appropriate, in the case of the Transfers referred to in clause (i) above, to release the portion of the Property affected by such Taking or such Transfer from the Liens of the Security Instrument or, in the case of clause (ii) above, to subordinate the Lien of a Security Instrument to such easements, restrictions, covenants, reservations and rights of way or other similar grants upon receipt by Lender of:

(a) a copy of the instrument or instruments of Transfer;

(b) an Officer’s Certificate stating (x) with respect to any Transfer, the consideration, if any, being paid for the Transfer and (y) that such Transfer does not materially impair the utility and operation of the Property, materially reduce the value of the Property or have a Material Adverse Effect; and

(c) reimbursement of all of Lender’s reasonable costs and expenses incurred in connection with such Transfer.

VIII.4 Indebtedness. Borrower shall not incur, create or assume any Debt or incur any liabilities, other than the Permitted Debt, without the consent of Lender.

VIII.5 Permitted Interest Transfers.

(a) A Transfer (but not a pledge or encumbrance) of a direct or indirect beneficial interest in Borrower shall be permitted without Lender’s consent if (i) following such Transfer one hundred percent (100%) of the direct and indirect beneficial interests in Borrower are owned by First States Group, L.P.; (ii) Lender receives at least thirty (30) days prior written notice thereof; (iii) immediately prior to such Transfer, no Event of Default shall have occurred and be continuing; and (iv) in the event such Transfer, when taken together with all other Transfers, involves more than forty-nine percent (49%) of the direct beneficial interests in Borrower, prior to such Transfer, Borrower delivers a Non-Consolidation Opinion in a form satisfactory to Lender.

(b) A Transfer (but not a pledge or encumbrance) of limited partnership interests in First States Group, L.P., shall be permitted without Lender’s consent if (i) immediately prior to such Transfer, no Event of Default shall have occurred and be continuing; (ii) following such Transfer American Financial Realty Trust directly or indirectly owns one hundred percent (100%) of the beneficial interests in all of the general partners of First States Group, L.P.; and (iii) following such Transfer no Person or group of Persons acting in concert, other than American Financial Realty Trust and Persons directly or indirectly wholly owned by American Financial Realty Trust, (1) acquires in the aggregate with prior holdings in First States Group, L.P. more than forty-nine percent (49%) of the beneficial interests in First States Group, L.P. or (2) acquires direct or indirect management control of First States Group, L.P.

(c) A Transfer (but not a pledge or encumbrance) of a direct or indirect beneficial interest in American Financial Realty Trust shall be permitted without Lender’s consent and without the delivery of the documents required by Section 8.6 if following such Transfer no Person or group of Persons acting in concert (1) acquires in the aggregate with prior holdings in American Financial Realty Trust more than forty-nine percent (49%) of the beneficial interests in American Financial Realty Trust or (2) acquires direct or indirect management control of American Financial Realty Trust.

(d) Any Transfer of any direct or indirect beneficial interest in Borrower, First States Group, L.P. or American Financial Realty Trust, other than as permitted in Section 8.5(a), (b) or (c), shall require the prior written consent of Lender, which may be granted or withheld in Lender’s sole and absolute discretion, provided that in the event the Loan is subject to a Securitization, Lender’s consent shall not be required if Lender receives at least thirty (30) days prior written notice of such Transfer and either (1) Borrower delivers a Rating Agency Confirmation and a Non-Consolidation Opinion to Lender with respect to such Transfer, or (2) the transferee of such direct or indirect beneficial interest or surviving Person following such merger, consolidation or reorganization (A) has a net worth of $500,000,000 or more (exclusive of the Property), (B) has total assets of $1,500,000,000 or more (exclusive of the Property), and (C) has a substantial portion of its business involving the ownership and operation of institutional office and related properties, as reasonably determined by Lender or the Rating Agencies.

VIII.6 Deliveries to Lender. Not less than thirty (30) days prior to the closing of any transaction subject to the provisions of this Article VIII (other than as expressly provided in Section 8.5), Borrower shall deliver to Lender an Officer’s Certificate describing the proposed transaction and stating that such transaction is permitted by this Article VIII, together with any appraisal or other documents upon which such Officer’s Certificate is based. In addition, Borrower shall provide Lender with copies of executed deeds or other similar closing documents within ten (10) Business Days after such closing.

Section 8.7 Release of Properties. Borrower shall have the right to obtain a release of one or more of the Individual Properties (each, a Property Release and such Individual Property being a Release Property) in whole, but not in part, from the Lien of the Security Instrument (1) at any time with respect to the Designated Release Properties and (2) at any time following the expiration of the Defeasance Lockout Period with respect to any Individual Property that is not a Designated Release Property, provided that in either case all of the following conditions are satisfied:

(i) Borrower delivers irrevocable notice of such Property Release (a Property Release Notice) no less than thirty (30) days prior to the proposed date of such Property Release (the Release Date), provided that no Release Date for an Individual Property that is not a Designated Release Property shall occur prior to the expiration of the Defeasance Lockout Period. In no event shall a Property Release occur (and Lender shall have no obligation to release any Individual Property) on a date that is not a Release Date;

(ii) On such Release Date, concurrently with Lender’s release of such Release Property, (1) if such Release Property is a Designated Release Property and the Release Date occurs prior to the expiration of the Limited Prepayment Period, Borrower repays a portion of the Principal Amount equal to the amount of the Release Price applicable to such Release

Property, together with the accrued and unpaid interest thereon, the Yield Maintenance Premium (as defined in the Note) and the amount of the Release Price and all other fees and expenses required to be paid in connection therewith pursuant to the terms of the Note or (2) if such Release Property is not a Designated Release Property or the Release Date occurs following the expiration of the Limited Prepayment Period, Borrower satisfies the Defeasance requirements pursuant to Article XI with respect to such Release Property, including, without limitation, providing Lender with Defeasance Collateral that satisfies the Defeasance Collateral Requirement with respect to such Release Property;

(iii) No Event of Default shall have occurred and is then continuing on the date on which Borrower delivers the Property Release Notice and on the Release Date;

(iv) Borrower shall submit to Lender not less than fifteen (15) days prior to the Release Date, a release of Liens (and related Loan Documents) for each applicable Release Property (for execution by Lender) in a form appropriate in the applicable state and otherwise satisfactory to Lender in its reasonable discretion and all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release (collectively, Release Instruments) for the Release Property (for execution by Lender) together with an Officer’s Certificate certifying that (1) the Release Instruments are in compliance with all Legal Requirements, (2) the release to be effected will not violate the terms of this Agreement, (3) the release to be effected will not impair or otherwise adversely affect the Liens, security interests and other rights of Lender under the Loan Documents with respect to the Individual Properties and other collateral not being released and (4) the requirement described in paragraph (vii) below is satisfied in connection with such Release (together with calculations demonstrating the same in reasonable detail);

(v) Lender shall have received evidence reasonably acceptable to Lender that (1) the Released Property shall constitute a separate conveyable legal parcel in accordance with the subdivision map act or the equivalent thereof in the jurisdiction of the applicable Release Property or other relevant granted government approvals in such jurisdiction; (2) to the extent any easements benefitting or burdening such Released Property are necessary or appropriate for the use or operation of the other Individual Properties that are not subject to the Property Release (such remaining Individual Properties, the Remaining Property), such easements shall have been granted or reserved prior to or at the time of the release or reconveyance of such Released Parcel and shall have been approved by Lender, which approval shall not be unreasonably withheld or delayed; (3) at the time of, but not prior to, any Property Release, each Released Property shall be transferred to a person or entity that does not result in a breach of Borrower’s obligation to be a Single Purpose Entity; and (4) if the Released Property is less than an entire Individual Property, (A) the Remaining Property shall remain legal parcels in compliance in all material respects with all Legal Requirements, zoning, subdivision, land use and other applicable laws and regulations, (B) Lender shall have received satisfactory evidence that any tax, bond or assessment that constitutes a lien against the Release Property has (i) prior to such Property Release, been properly allocated between the Released Property and the Remaining Property and (ii) after such Property Release, will be properly assessed against the Release Property and the Remaining Property separately; and (C) Lender shall have received such endorsements to the Title Policy (or substantially equivalent assurance) for the applicable Remaining Property as Lender may reasonably require confirming continuing title insurance and that (i) the Security Instrument constitutes a first priority lien (subject to Permitted Encumbrances) on the Remaining Property after the Property Release, (ii) the Remaining Property constitutes a separate tax lot or tax lots and (iii) such Property Release shall not result in the Remaining Property ceasing to comply in all material respects with all applicable Legal Requirements, zoning, land use and subdivision laws.

(v) Borrower shall execute and deliver such other instruments, certificates, opinions of counsel and documentation as Lender and the Rating Agencies shall reasonably request in order to preserve, confirm or secure the Liens and security granted to Lender by the Loan Documents, including any amendments, modification or supplements to any of the Loan Documents and partial release endorsements to the Title Policy;

(vi) With respect to any Property Release, after giving effect to such Property Release, the DSCR as of the Release Date, for all of the Individual Properties then remaining subject to the Liens of the Security Instrument (but expressly excluding all Release Properties and the debt service to such Release Properties) shall not be less than the greater of (A) the Closing Date DSCR and (B) the sum of the (1) the Closing Date DSCR plus (2) seventy percent (70%) of the positive difference, if any, between (x) the DSCR on the applicable Release Date for the Individual Properties subject to the Liens of the Security Instrument immediately prior to the Property Release in question and (y) the Closing Date DSCR;

(vii) With respect to any Property Release, after giving effect to such Property Release, the aggregate Release Amounts shall not exceed $150,000,000 or, in the event the aggregate Release Amounts would exceed $150,000,000 after giving effect to such Property Release, Borrower shall have delivered a Rating Agency Confirmation with respect to such Property Release;

(viii) Borrower shall pay for any and all reasonable out of pocket costs and expenses incurred in connection with any proposed release, including Lender’s reasonable attorneys’ fees and disbursements and all title insurance premiums for any endorsements to the Title Policy reasonably required by Lender in connection with such proposed Property Release; and

(ix) Prior to the Release Date, Borrower shall deliver to Lender evidence reasonably satisfactory to Lender that all amounts owing by Borrower to any parties in connection with the transaction relating to the proposed Property Release have been paid in full, or are simultaneously paid in full at the Release Date or adequate reserves therefor are established by Borrower in cash with respect to contingent or other liabilities that may arise out of such transaction.

VIII.8 Leases.

VIII.8.1 New Leases and Lease Modifications. Except as otherwise provided in this Section 8.8, Borrower shall not (x) enter into any Lease (a New Lease) or (y) consent to the assignment of any Lease (unless required to do so by the terms of such Lease) that releases the original Tenant from its obligations under the Lease, or (z) modify any Lease, accept a surrender of any portion of the Property subject to a Lease (unless such surrender is required by law or the applicable Lease), allow a reduction in the term of any Lease or a reduction in the Rent payable under any Lease, change any renewal provisions of any Lease, materially increase the obligations of the landlord or materially decrease the obligations of any Tenant, or terminate any Lease (any such action referred to in clauses (y) and (z) being referred to herein as a Lease Modification) without the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed. Any New Lease or Lease Modification that requires Lender’s consent shall be delivered to Lender for approval not less than ten (10) Business Days prior to the effective date of such New Lease or Lease Modification. Any such request for consent or approval shall state in prominent bold-faced type that “YOUR RESPONSE TO THIS REQUEST FOR CONSENT OR APPROVAL IS REQUIRED WITHIN SEVEN (7) BUSINESS DAYS AFTER YOUR RECEIPT OF THIS REQUEST.” In the event Lender fails to respond to such first request for consent or approval with respect to any New Lease or Lease Modification, Borrower shall send Lender a second request for such consent or approval, which second request shall state in prominent bold-faced type that “THIS IS A SECOND REQUEST FOR YOUR CONSENT OR APPROVAL. YOUR RESPONSE TO THIS SECOND REQUEST FOR CONSENT OR APPROVAL IS REQUIRED WITHIN THREE (3) BUSINESS DAYS AFTER YOUR RECEIPT OF THIS REQUEST. FAILURE TO RESPOND TO THIS REQUEST WITHIN (3) BUSINESS DAYS WILL BE DEEMED TO BE YOUR APPROVAL OF THE CONSENT TO THE NEW LEASE OR LEASE MODIFICATION REQUESTED IN THIS NOTICE.” In the event Lender fails to respond to a second request for any consent or approval that includes the notice required herein within three (3) Business Days after Lender’s receipt of such second request, such failure shall be deemed an approval of the matter for which the second request is delivered.

VIII.8.2 Leasing Conditions. Subject to terms of this Section 8.8, provided no Event of Default shall have occurred and be continuing, Borrower may enter into a New Lease or Lease Modification, without Lender’s prior written consent, that satisfies each of the following conditions:

(a) such New Lease is written on the standard form of lease to be approved by Lender within thirty (30) days of the date hereof (the Standard Form of Lease), with only such changes as are commercially reasonable given the then-current market conditions, none of which changes shall violate the subordination, attornment and non-disturbance provisions contained in the Standard Form of Lease;

(b) with respect to a New Lease or Lease Modification, the premises demised thereunder is not more than 25,000 net rentable square feet of the Property;

(c) the term of such New Lease or Lease Modification, as applicable, does not exceed 120 months, plus up to two (2) 60-month option terms (or equivalent combination of renewals) or 240 months for bank branches, provided that the rental rate during each such option term is at least equal to the greater of (x) 95% of the prevailing market rate as of the commencement of such option term and (y) during the first such option term, the rental rate in effect under such New Lease or Lease Modification, as applicable, during the initial term, and during the second such option term, the rental rate in effect under such New Lease or Lease Modification, as applicable, during the first option term;

(d) the rental rate under such New Lease or Lease Modification, as applicable, is at least equal to the then prevailing market rate (including rent abatements and tenant inducements) for the entire term of such lease (except for the option periods as set forth in the preceding clause (c));

(e) such New Lease or Lease Modification, as applicable, provides that the premises demised thereby cannot be used for any of the following uses: any pornographic or obscene purposes, any commercial sex establishment, any pornographic, obscene, nude or semi-nude performances, modeling, materials, activities or sexual conduct or any other use that has or could reasonably be expected to have a Material Adverse Effect;

(f) the Tenant under such New Lease or Lease Modification, as applicable, is not an Affiliate of Borrower (other than any property management offices);

(g) the New Lease or Lease Modification, as applicable, does not impose any burden, duty or liability on Borrower that is materially greater than is provided in the Standard Form of Lease subject to clause (a) above other than rent concessions and tenant improvement allowances which are consistent with the then current market conditions;

(h) the New Lease or Lease Modification, as applicable, does not contain any provision whereby the Rent payable thereunder would be based, in whole or in part, upon the net income or profits derived by any Person from the Property (which, for the avoidance of doubt, does not include percentage rent);

(i) the New Lease or Lease Modification, as applicable, does not prevent Proceeds from being held and disbursed by Lender in accordance with the terms hereof;

(j) the New Lease or Lease Modification, as applicable, shall not entitle any Tenant to receive and retain Proceeds except those that may be specifically awarded to it in condemnation proceedings because of the Taking of its trade fixtures and its leasehold improvements which have not become part of the Property and such business loss as Tenant may specifically and separately establish; and

(k) the New Lease or Lease Modification, as applicable satisfies the requirements of Section 8.8.7 and Section 8.8.8.

VIII.8.3 Delivery of New Lease or Lease Modification. Upon the execution of any New Lease or Lease Modification, as applicable, Borrower shall deliver to Lender an executed copy of the Lease and an additional copy marked to show all changes from the Standard Form of Lease.

VIII.8.4 Lease Amendments. Borrower agrees that it shall not have the right or power, as against Lender without its consent, to cancel, abridge, amend or otherwise modify any Lease unless such modification complies with this Section 8.8.

VIII.8.5 Security Deposits. All security or other deposits of Tenants of the Property shall be treated as trust funds and such deposits, to the extent made in cash shall be deposited, upon receipt of the same by Borrower, into the Security Deposit Account and to the extent made with a letter of credit shall be delivered to Lender. Within ten (10) Business Days after written request by Lender, Borrower shall furnish to Lender reasonably satisfactory evidence of compliance with this Section 8.8.5, together with a statement of all lease securities deposited with Borrower by the Tenants and the location and account number of the account in which such security deposits are held. The rent roll delivered to Lender identifies all security deposits and the amounts thereof, currently in Borrower’s possession. In the event any Tenant has the right to receive a refund of its security deposit pursuant to the terms of such Tenant’s Lease, Lender shall either direct the Cash Management Bank to transfer funds from the Security Deposit Account to Borrower in the amount of such security deposit that is required to be funded or Lender shall return the applicable letter of credit that was posted by such Tenant. Upon receipt of such security deposit, Borrower shall promptly return the same to the applicable Tenant.

VIII.8.6 No Default Under Leases. Borrower shall (i) promptly perform and observe all of the material terms, covenants and conditions required to be performed and observed by Borrower under the Leases and the REAs, if the failure to perform or observe the same would have a Material Adverse Effect; (ii) exercise, within ten (10) Business Days after a written request by Lender, any right to request from the Tenant under any Lease, or the party to any REAs, a certificate with respect to the status thereof and (iii) not collect any of the Rents, more than one (1) month in advance (except that Borrower may collect such security deposits and last month’s Rents as are permitted by Legal Requirements and are commercially reasonable in the prevailing market and collect other charges in accordance with the terms of each Lease).

VIII.8.7 Subordination. All New Leases entered into by Borrower after the date hereof shall by their express terms be subject and subordinate to this Agreement and the Security Instrument (through a subordination provision contained in such Lease or otherwise) and shall provide that the Person holding any rights thereunder shall attorn to Lender or any other Person succeeding to the interests of Lender upon the exercise of its remedies hereunder or any transfer in lieu thereof on the terms set forth in this Section 8.8.

VIII.8.8 Attornment. Each New Lease entered into from and after the date hereof shall provide that in the event of the enforcement by Lender of any remedy under this Agreement or the Security Instrument, the Tenant under such Lease shall, at the option of Lender or of any other Person succeeding to the interest of Lender as a result of such enforcement, attorn to Lender or to such Person and shall recognize Lender or such successor in the interest as lessor under such Lease without change in the provisions thereof; provided, however, Lender or such successor in interest shall not be liable for or bound by (i) any payment of an installment of rent or additional rent made more than thirty (30) days before the due date of such installment, (ii) any act or omission of or default by Borrower under any such Lease (but the Lender, or such successor, shall be subject to the continuing obligations of the landlord to the extent arising from and after such succession to the extent of Lender’s, or such successor’s, interest in the Property), (iii) any credits, claims, setoffs or defenses which any Tenant may have against Borrower, (iv) any obligation under such Lease to maintain a fitness facility at the Property, (v) any obligation on Borrower’s part, pursuant to such Lease, to perform any tenant improvement work or (vi) any obligation on Borrower’s part, pursuant to such Lease, to pay any sum of money to any Tenant. Each such New Lease shall also provide that, upon the reasonable request by Lender or such successor in interest, the Tenant shall execute and deliver an instrument or instruments confirming such attornment.

VIII.8.9 Non-Disturbance Agreements. Lender shall enter into, and, if required by applicable law to provide constructive notice or requested by a Tenant, record in the county where the subject Property is located, a subordination, attornment and non-disturbance agreement, substantially in form and substance substantially similar to the form attached hereto as Exhibit N (a Non-Disturbance Agreement), with any Tenant (other than an Affiliate of Borrower) entering into a New Lease for which Lender’s prior written consent is required by this Section 8.8 and has been obtained, within ten (10) Business Days after written request therefor by Borrower, provided that, such request is accompanied by an Officer’s Certificate stating that such Lease complies in all material respects with this Section 8.8. All reasonable third party costs and expenses incurred by Lender in connection with the negotiation, preparation, execution and delivery of any Non-Disturbance Agreement, including, without limitation, reasonable attorneys’ fees and disbursements, shall be paid by Borrower (in advance, if requested by Lender).

IX. DEFEASANCE.

IX.1 Defeasance and Release.

(a) At any time after the expiration of the Defeasance Lockout Period and prior to the Prepayment Lockout Release Date, provided that all of the conditions set forth in Section 9.1(b) are complied with, Lender hereby agrees that Borrower shall have the right to obtain a release of the Liens of the Security Instrument and the Assignment of Leases on either (i) a Release Property that is subject to a Property Release pursuant to and in accordance with the requirements of Section 8.7 or (ii) the Property that has not been subject to prior Property Releases, in either case upon at least thirty (30) days prior written notice and upon satisfaction of the following (such a release, after satisfaction of the other provisions of this Section 9.1(a), a Defeasance):

(i) the execution and delivery of a defeasance note (the Defeasance Note), in form and substance reasonably acceptable to Lender, dated as of the date of the Defeasance (which must be on a Payment Date), payable to Lender, in an amount equal to the Defeasance Collateral Requirement;

(ii) the execution and delivery of a security agreement (the Defeasance Security Agreement), in form and substance reasonably acceptable to Lender, dated as of the date of the Defeasance (which must be on a Payment Date), in favor of the Lender, pursuant to which the Lender is granted a perfected first priority security interest in the Defeasance Collateral;

(iii) the execution and delivery of appropriate and reasonable agreements and/or instruments, each in form and substance reasonably acceptable to Lender, pursuant to which the obligations and liabilities of Borrower under the Defeasance Note and the Defeasance Security Agreement are assumed by a new entity which satisfies all of the Single Purpose Entity requirements;

(iv) if a Securitization has occurred, delivery of a Rating Agency Confirmation; and

(v) no Event of Default has occurred and is continuing.

(b) With respect to a Defeasance pursuant to Section 9.1(a), the Borrower shall deposit the Defeasance Collateral in accordance with Section 9.1(b)(ii) to the Defeasance Collateral Account. Defeasance shall be permitted at such time as all of the following events shall have occurred:

(i) the Defeasance Collateral Account shall have been established pursuant to Section 9.1(e);

(ii) Borrower shall have delivered or caused to have been delivered to Lender the Defeasance Collateral for deposit into the Defeasance Collateral Account such that it will satisfy the Defeasance Collateral Requirement at the time of delivery and all such Defeasance Collateral, if in registered form, shall be registered in the name of Lender or its nominee (and, if registered in nominee name endorsed to Lender or in blank) and, if issued in book-entry form, the name of Lender or its nominee shall appear as the owner of such securities on the books of the Federal Reserve Bank or other party maintaining such book-entry system;

(iii) Borrower shall have granted or caused to have been granted to Lender a valid perfected first priority security interest in the Defeasance Collateral and all proceeds thereof;

(iv) Borrower shall have delivered or caused to be delivered to Lender an Officers’ Certificate, dated as of the date of such delivery (x) that sets forth the aggregate face amount or unpaid principal amount, interest rate and maturity of all such Defeasance Collateral, a copy of the transaction journal, if any, or such other notification, if any, published by or on behalf of the Federal Reserve Bank or other party maintaining a book-entry system advising that Lender or its nominee is the owner of such securities issued in book-entry form, and (y) that states that:

(1) Borrower owns the Defeasance Collateral being delivered to Lender free and clear of any and all Liens, security interests or other encumbrances (other than the Defeasance Security Agreement), and has not assigned any interest or participation therein (or, if any such interest or participation has been assigned, it has been released), and Borrower has full power and authority to pledge such Defeasance Collateral to Lender;

(2) such Defeasance Collateral consists solely of Defeasance Eligible Investments;

(3) such Defeasance Collateral satisfies the Defeasance Collateral Requirement, determined as of the date of delivery; and

(4) the information set forth in the schedule attached to such Officer’s Certificate is correct and complete in all material respects as of the date of delivery (such schedule, which shall be attached to and form a part of such Officer’s Certificate, shall demonstrate satisfaction of the requirement set forth in clause (2) above, in a form reasonably acceptable to Lender).

(v) Borrower shall have delivered or caused to be delivered to Lender a Rating Agency Confirmation (if a Securitization has occurred) and such other documents and certificates as Lender may reasonably request, including a Non-Disqualification Opinion and

Opinions of Counsel demonstrating that Borrower has satisfied the provisions of this Section 9.1(b), including but not limited to an Opinion of Counsel stating, among other things, that Lender has a perfected first priority security interest in the Defeasance Collateral and that the Defeasance Security Agreement is enforceable in accordance with its terms.

(c) For purposes of determining whether sufficient amounts of Defeasance Collateral are on deposit in the Defeasance Collateral Account, there shall be included only payments of principal and predetermined and certain income thereon (as reasonably determined by Lender and agreed to by Borrower without regard to any reinvestment of such amounts) that will occur on a stated date for a stated payment on or before the dates when such amounts may be required to be applied to pay the principal and interest when due on the Note (and/or any substitute notes, as applicable) as of the Maturity Date, including, without limitation, the outstanding principal balance of the Note (and/or any substitute notes, as applicable) as of the Maturity Date.

(d) Upon or after the delivery of Defeasance Collateral in accordance with Section 9.1(b) and the satisfaction of all other conditions provided for in this Section 9.1, Lender shall enter into appropriate release documentation.

(e) On or before the date on which Borrower delivers Defeasance Collateral to Lender pursuant to Section 9.1(b), Borrower shall open at any Approved Bank (or other bank subject to the next sentence hereof) at the time and acting as custodian for Lender, a defeasance collateral account (the Defeasance Collateral Account) which shall at all times be an Eligible Account, in which Borrower shall grant to Lender or reconfirm the grant to Lender of a security interest. The Defeasance Collateral Account shall contain (i) all Defeasance Collateral delivered by Borrower pursuant to Section 9.1(b), (ii) all payments received on Defeasance Collateral held in the Defeasance Collateral Account and (iii) all income or other gains from investment of moneys or other property deposited in the Defeasance Collateral Account. All such amounts, including all income from the investment or reinvestment thereof, shall be held by Lender, subject to withdrawal by Lender for the purposes set forth in this Section 9.1. Borrower shall be the owner of the Defeasance Collateral Account and shall report all income accrued on Defeasance Collateral for federal, state and local income tax purposes in its income tax return.

(f) Lender shall withdraw, draw on or collect and apply the amounts that are on deposit in the Defeasance Collateral Account to pay when due the principal and all installments of interest and principal on the Defeasance Note. Funds and other property in the Defeasance Collateral Account shall not be commingled with any other monies or property of Borrower or any Affiliate of Borrower. Lender shall not in any way be held liable by reason of any insufficiency in the Defeasance Collateral Account.

(g) Borrower and Lender shall enter into any appropriate amendments to the Loan Documents necessitated by a Defeasance of the Loan, such amendments to be in form and substance reasonably acceptable to both Borrower and Lender.

X. MAINTENANCE OF PROPERTY; ALTERATIONS

X.1 Maintenance of Property. Borrower shall keep and maintain, or cause to be kept and maintained, including by enforcement of the provisions of the BofA Lease, the Property and every part thereof in good condition and repair, subject to ordinary wear and tear, and, subject to Excusable Delays and the provisions of this Agreement with respect to damage or destruction caused by casualty events or Takings, shall not permit or commit any waste, impairment, or deterioration of any portion of the Property in any material respect. Borrower further covenants to do all other acts which from the character or use of the Property may be reasonably necessary to protect the security hereof, the specific enumerations herein not excluding the general. Borrower shall not remove or demolish any Improvement on the Property except as the same may be necessary in connection with an Alteration or a restoration in connection with a Taking or casualty, or as otherwise permitted herein, in each case in accordance with the terms and conditions hereof.

X.2 Conditions to Alteration. Borrower shall have the right, without Lender’s consent, to undertake any alteration, improvement, demolition or removal of the Property or any portion thereof (any such alteration, improvement, demolition or removal, an Alteration) so long as either (a) Bank of America, N.A. is permitted to undertake such Alteration without the consent of Borrower pursuant to the BofA Lease or (b) (i) no Event of Default shall have occurred and be continuing, (ii) Borrower provides Lender with prior written notice of any Material Alteration, and (iii) such Alteration is undertaken in accordance with the applicable provisions of this Agreement and the other Loan Documents, is not prohibited by any relevant REAs and the Leases and shall not, upon completion (giving credit to rent and other charges attributable to Leases executed upon such completion), have a Material Adverse Effect on the value, use or operation of the Property taken as a whole or otherwise. Except for Material Alterations performed by Bank of America, N.A. pursuant to the BofA Lease that do not require the consent of Borrower (which Borrower shall provide notice to Lender and which shall be performed in accordance with BofA Lease), any Material Alteration shall be conducted under the supervision of an Independent Architect and, in connection with any Material Alteration, Borrower shall deliver to Lender, for information purposes only and not for approval by Lender, detailed plans and specifications and cost estimates therefor, prepared by such Independent Architect, as well as an Officer’s Certificate stating that such Alteration will involve an estimated cost of not more than the Threshold Amount for Alterations at the Property. Such plans and specifications may be revised at any time and from time to time by such Independent Architect provided that material revisions of such plans and specifications are filed with Lender, for information purposes only. All work done in connection with any Alteration shall be performed with due diligence in a good and workmanlike manner, all materials used in connection with any Alteration shall not be less than the standard of quality of the materials currently used at the Property and all materials used shall be in accordance with all applicable material Legal Requirements and Insurance Requirements.

X.3 Costs of Alteration. Notwithstanding anything to the contrary contained in this Article X, no Material Alteration or Alteration which when aggregated with all other Alterations (other than Material Alterations) then being undertaken by Borrower (exclusive of Alterations being directly paid for by Tenants at the Property) exceeds the Threshold Amount, shall be performed by or on behalf of Borrower unless Borrower shall have delivered to Lender Cash and Cash Equivalents and/or a Letter of Credit as security in an amount not less than the estimated cost of the Material Alteration or the Alterations minus the Threshold Amount (as set forth in the Independent Architect’s written estimate referred to above). In addition to payment or reimbursement from time to time of Borrower’s expenses incurred in connection with any Material Alteration or any such Alteration, the amount of such security shall be reduced on any given date to the Independent Architect’s written estimate of the cost to complete the Material Alteration or the Alterations (including any retainages), free and clear of Liens, other than Permitted Encumbrances. Costs which are subject to retainage (which in no event shall be less than 5% in the aggregate) shall be treated as due and payable and unpaid from the date they would be due and payable but for their characterization as subject to retainage. In the event that any Material Alteration or Alteration shall be made in conjunction with any restoration with respect to which Borrower shall be entitled to withdraw Proceeds pursuant to Section 6.2, the amount of the Cash and Cash Equivalents and/or Letter of Credit to be furnished pursuant hereto need not exceed the aggregate cost of such restoration and such Material Alteration or Alteration (as estimated by the Independent Architect), less the sum of the amount of any Proceeds which Borrower may be entitled to withdraw pursuant to Section 6.2 and which are held by Lender in accordance with Section 6.2. Payment or reimbursement of Borrower’s expenses incurred with respect to any Material Alteration or any such Alteration shall be accomplished upon the terms and conditions specified in Section 6.2.

At any time after substantial completion of any Material Alteration or any such Alteration in respect of which Cash and Cash Equivalents and/or a Letter of Credit is deposited pursuant hereto, the whole balance of any Cash and Cash Equivalents so deposited by Borrower with Lender and then remaining on deposit (together with earnings thereon), as well as all retainages, may be withdrawn by Borrower and shall be paid by Lender to Borrower, and any other Cash and Cash Equivalents and/or a Letter of Credit so deposited or delivered shall, to the extent it has not been called upon, reduced or theretofore released, be released to Borrower, within ten (10) days after receipt by Lender of an application for such withdrawal and/or release together with an Officer’s Certificate, and signed also (as to the following clause (a)) by the Independent Architect, setting forth in substance as follows:

(a) that the Material Alteration or Alteration in respect of which such Cash and Cash Equivalents and/or a Letter of Credit was deposited has been substantially completed in all material respects substantially in accordance with any plans and specifications therefor previously filed with Lender under Section 10.2 and that, if applicable, a certificate of occupancy has been issued with respect to such Material Alteration or Alteration by the relevant Governmental Authority(ies) or, if not applicable, that a certificate of occupancy is not required; and

(b) that to the knowledge of the certifying Person all amounts which Borrower is or may become liable to pay in respect of such Material Alteration or Alteration through the date of the certification have been paid in full or adequately provided for or are being contested in accordance with Section 7.3 and that lien waivers have been obtained from the general contractor and major subcontractors performing such Material Alterations or Alterations (or such waivers are not customary and reasonably obtainable by prudent managers in the area where the Property is located).

For the purposes of this Section 10.3 only, Alterations and Material Alterations shall not include tenant improvement alterations, improvements, demolitions or removals undertaken pursuant to a Lease in which the costs thereof are being fully paid out of funds held by Lender in the TI and Leasing Reserve Account or Alterations by Bank of America, N.A. pursuant to the BofA Lease that are permitted to be undertaken by Bank of America, N.A. without the consent of Borrower.

XI. BOOKS AND RECORDS, FINANCIAL STATEMENTS, REPORTS AND OTHER INFORMATION

XI.1 Books and Records. Borrower shall keep and maintain on a fiscal year basis proper books and records separate from any other Person, in which accurate and complete entries shall be made of all dealings or transactions of or in relation to the Note, the Property and the business and affairs of Borrower relating to the Property which shall reflect all items of income and expense in connection with the operation on an individual basis of the Property and in connection with any services, equipment or furnishings provided in connection with the operation of the Property, in accordance with GAAP. Lender and its authorized representatives shall have the right at reasonable times and upon reasonable notice to examine the books and records of Borrower relating to the operation of the Property and to make such copies or extracts thereof as Lender may reasonably require.

XI.2 Financial Statements.

XI.2.1 Monthly Reports. Not later than thirty (30) days following the end of each calendar month, Borrower will deliver, or will cause Manager to deliver, to Lender unaudited financial statements, internally prepared, in accordance with GAAP, consistently applied, including a statement of revenues and expenses and a statement of Net Operating Income for the twelve (12) month period then ended (but only including periods during which Borrower or an Affiliate of Borrower owned the Property). Such financial statements shall be accompanied by one or more Officer’s Certificates or a certificate executed by an officer of Manager certifying to the signer’s actual knowledge, (A) that such statements fairly represent, in all material respects, the financial condition and results of operations of Borrower in accordance with GAAP consistently applied, (B) that as of the date of such certificate, no Default exists under this Agreement or any other Loan Document or, if so, specifying the nature and status of each such Default and the action then being taken by Borrower or proposed to be taken to remedy such Default, (C) that as of the date of such certificate, no litigation exists involving Borrower, the Property or either Guarantor in which the amount involved is $500,000 (in the aggregate) or more or in which all or substantially all of the potential liability is not covered by insurance, or, if so, specifying such litigation and the actions being taking in relation thereto and (D) the amount by which actual Operating Expenses were greater than or less than the Operating Expenses anticipated in the applicable Annual Budget. Such financial statements shall contain such other information as shall be reasonably requested by Lender for purposes of the calculations to be made by Mortgagee pursuant to the terms hereof.

XI.2.2 Quarterly Reports. Not later than sixty (60) days following the end of each fiscal quarter, Borrower shall deliver to Lender unaudited financial statements for Borrower and each Guarantor, internally prepared on a accrual basis including a balance sheet and profit and loss statement as of the end of such quarter and for the corresponding quarter of the previous year, and a statement of revenues and expenses for the year to date, a statement of Net Operating Income for such quarter, and a comparison of the year to date results with (i) the results for the same period of the previous year, (ii) the results that had been projected by Borrower and each Guarantor for such period and (iii) the Annual Budget for such period and the Fiscal Year. Borrower shall also delivery a projection of the real estate tax contribution of Bank of America, N.A. as additional rent under the BofA Lease during the immediately following fiscal quarter and a description of the Individual Properties to which such tax contribution relates. Such statements for each quarter shall be accompanied by an Officer’s Certificate certifying to the best of the signer’s knowledge, (A) that such statements fairly represent the financial condition and results of operations of Borrower and each Guarantor, (B) that as of the date of such Officer’s Certificate, no Default exists under this Agreement, the Note or any other Loan Document or, if so, specifying the nature and status of each such Default and the action then being taken by Borrower or proposed to be taken to remedy such Default, (C) that as of the date of each Officer’s Certificate, no litigation exists involving Borrower, the Property or either Guarantor in which the amount involved is $500,000 (in the aggregate) or more and which potential liability is not covered by insurance, or, if so, specifying such litigation and the actions being taking in relation thereto and (D) the amount by which actual Operating Expenses were greater than or less than the Operating Expenses anticipated in the applicable Annual Budget. Such financial statements shall contain such other information as shall be reasonably requested by Lender for purposes of calculations to be made by Lender pursuant to the terms hereof.

XI.2.3 Annual Reports. Not later than one hundred twenty (120) days after the end of each Fiscal Year of Borrower’s and each Guarantor’s operations, Borrower shall deliver to Lender audited financial statements for Borrower and each Guarantor certified by an Independent Accountant in accordance with GAAP, covering the Property, Borrower and each Guarantor, including a balance sheet as of the end of such year and a statement of revenues and expenses for such year. Such annual financial statements shall also be accompanied by an Officer’s Certificate in the form required pursuant to Section 11.2.1. Not later than thirty (30) days after the filing thereof, Borrower shall deliver to Lender copies of all federal income tax returns.

XI.2.4 Leasing Reports. Not later than sixty (60) days after the end of each fiscal quarter of Borrower’s operations, Borrower shall deliver to Lender a true and complete rent roll for the Property, dated as of the last month of such fiscal quarter, showing the percentage of net rentable area of the Property, if any, leased as of the last day of the preceding calendar quarter, the current annual rent for the Property, the expiration date of each lease, whether to Borrower’s knowledge any portion of the Property has been sublet, and if it has, the name of the subtenant, and such rent roll shall be accompanied by an Officer’s Certificate certifying that such rent roll is true, correct and complete in all material respects as of its date and stating whether Borrower, within the past three (3) months, has issued a notice of default with respect to any Lease which has not been cured and the nature of such default.

XI.2.5 [INTENTIONALLY OMITTED]

XI.2.6 [INTENTIONALLY OMITTED]

XI.2.7 Annual Budget. Borrower shall deliver to Lender the Annual Budget for Lender’s approval, at least sixty (60) days prior the end of each Fiscal Year. Neither Borrower nor Manager shall change or modify the Annual Budget that has been approved by Lender without the prior written consent of Lender.

XI.2.8 Notice of Certain Occurrences. In addition to all other notices required to be given by Borrower hereunder, Borrower shall give notice to Lender promptly upon the occurrence of: (a) any litigation or proceeding affecting Borrower or the Property or any part thereof in which the amount involved is $500,000 (in the aggregate) or more and not covered by insurance or in which injunctive or similar relief is sought and likely to be obtained; and (b) a material adverse change in the business, operations, property or financial condition of Borrower or the Property.

XI.2.9 Other Information. Borrower shall, promptly after written request by Lender furnish or cause to be furnished to Lender, in such manner and in such detail as may be reasonably requested by Lender, such reasonable additional information as may be reasonably requested with respect to the Property.

XII. ENVIRONMENTAL MATTERS.

XII.1 Representations. Borrower hereby represents and warrants that except as set forth in the environmental reports and studies delivered to Lender (the Environmental Reports), (i) Borrower has not engaged in or knowingly permitted any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials on, under, in or about the Property, or transported any Hazardous Materials to, from or across the Property, except in all cases in material compliance with Environmental Laws and only in the course of legitimate business operations at the Property; (ii) to the best of Borrower’s knowledge, no tenant, occupant or user of the Property, or any other Person, has engaged in or permitted any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any material way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials on, in or about the Property, or transported any Hazardous Materials to, from or across the Property, except in all cases in material compliance with Environmental Laws and only in the course of legitimate business operations at the Property; (iii) no Hazardous Materials are presently constructed, deposited, stored, or otherwise located on, under, in or about the Property except in material compliance with Environmental Laws; (iv) no Hazardous Materials have migrated from the Property upon or beneath other properties which would reasonably be expected to result in material liability for Borrower; and (v) no Hazardous Materials have migrated or threaten to migrate from other properties upon, about or beneath the Property which would reasonably be expected to result in material liability for Borrower.

XII.2 Covenants.

XII.2.1 Compliance with Environmental Laws. Subject to Borrower’s right to contest under Section 7.3, Borrower covenants and agrees with Lender that it shall comply in all material respects with all Environmental Laws. If at any time during the continuance of the Liens of the Security Instrument, a Governmental Authority having jurisdiction over the Property requires remedial action to correct the presence of Hazardous Materials in, around, or under the Property (an Environmental Event), Borrower shall deliver prompt notice of the occurrence of such Environmental Event to Lender. Within thirty (30) days after Borrower has knowledge of the occurrence of an Environmental Event, Borrower shall deliver to Lender an Officer’s Certificate (an Environmental Certificate) explaining the Environmental Event in reasonable detail and setting forth the proposed remedial action, if any. Borrower shall promptly provide Lender with copies of all notices which allege or identify any actual or potential violation or noncompliance received by or prepared by or for Borrower in connection with any Environmental Law. For purposes of this paragraph, the term “notice” shall mean any summons, citation, directive, order, claim, pleading, letter, application, filing, report, findings, declarations or other materials pertinent to compliance of the Property and Borrower with such Environmental Laws. If any Security Instrument is foreclosed, Borrower shall deliver the Property in material compliance with all applicable Environmental Laws.

12.2.2 Compliance with O&M Plan. Attached hereto as Exhibit O are asbestos operations and maintenance programs for one or more of the Individual Properties (the O&M Program). Borrower has reviewed the O&M Program and agrees to implement each and every recommendation contained in the O&M Program within thirty (30) days after the Closing Date. Compliance with the O&M Program shall be considered a material covenant of this Agreement. On the first day of each calendar month during the Term, Borrower shall deliver to

Lender copies of all materials, reports, and data prepared or generated in connection with the O&M Program. In the event that any Alterations or tenant improvement work would involve the O&M Program, Borrower shall deliver Lender evidence of Borrower’s compliance with the O&M Program.

XII.3 Environmental Reports. Upon the occurrence and during the continuance of an Environmental Event with respect to the Property or an Event of Default, Lender shall have the right to have its consultants perform a comprehensive environmental audit of the Property. Such audit shall be conducted by an environmental consultant chosen by Lender and may include a visual survey, a record review, an area reconnaissance assessing the presence of hazardous or toxic waste or substances, PCBs or storage tanks at the Property, an asbestos survey of the Property, which may include random sampling of the Improvements and air quality testing, and such further site assessments as Lender may reasonably require due to the results obtained from the foregoing. Borrower grants Lender, its agents, consultants and contractors the right to enter the Property as reasonable or appropriate for the circumstances for the purposes of performing such studies and the reasonable cost of such studies shall be due and payable by Borrower to Lender upon demand and shall be secured by the Liens of the Security Instrument. Lender shall not unreasonably interfere with, and Lender shall direct the environmental consultant to use its commercially reasonable efforts not to interfere with, Borrower’s or any Tenant’s, other occupant’s or Manager’s operations upon the Property when conducting such audit, sampling or inspections. By undertaking any of the measures identified in and pursuant to this Section 12.3, Lender shall not be deemed to be exercising any control over the operations of Borrower or the handling of any environmental matter or hazardous wastes or substances of Borrower for purposes of incurring or being subject to liability therefor.

XII.4 Environmental Indemnification. Borrower shall protect, indemnify, save, defend, and hold harmless the Indemnified Parties from and against any and all liability, loss, damage, actions, causes of action, costs or expenses whatsoever (including reasonable attorneys’ fees and expenses) and any and all claims, suits and judgments which any Indemnified Party may suffer, as a result of or with respect to: (a) any Environmental Claim relating to or arising from the Property; (b) the violation of any Environmental Law in connection with the Property; (c) any release, spill, or the presence of any Hazardous Materials affecting the Property; (d) the presence at, in, on or under, or the release, escape, seepage, leakage, discharge or migration at or from, the Property of any Hazardous Materials, whether or not such condition was known or unknown to Borrower and (e) any toxic mold contamination at or affecting any Individual Property; provided that, in each case, Borrower shall be relieved of its obligation under this subsection if any of the matters referred to in clauses (a) through (e) above did not occur (but need not have been discovered) prior to (1) the foreclosure of any Security Instrument, (2) the delivery by Borrower to Lender or its designee of a deed-in-lieu of foreclosure with respect to the Property, or (3) Lender’s or its designee’s taking possession and control of the Property after the occurrence of an Event of Default hereunder. If any such action or other proceeding shall be brought against Lender, upon written notice from Borrower to Lender (given reasonably promptly following Lender’s notice to Borrower of such action or proceeding),

Borrower shall be entitled to assume the defense thereof, at Borrower’s expense, with counsel reasonably acceptable to Lender; provided, however, Lender may, at its own expense, retain separate counsel to participate in such defense, but such participation shall not be deemed to give Lender a right to control such defense, which right Borrower expressly retains. Notwithstanding the foregoing, each Indemnified Party shall have the right to employ separate counsel at Borrower’s expense if, in the reasonable opinion of legal counsel, a conflict or potential conflict exists between the Indemnified Party and Borrower that would make such separate representation advisable. Borrower shall have no obligation to indemnify an Indemnified Party for damage or loss resulting from such Indemnified Party’s gross negligence or willful misconduct.

XII.5 Recourse Nature of Certain Indemnifications. Notwithstanding anything to the contrary provided in this Agreement or in any other Loan Document, the indemnification provided in Section 12.4 shall be fully recourse to Borrower and shall be independent of, and shall survive, the discharge of the Indebtedness, the release of the Liens created by the Security Instrument, and/or the conveyance of title to the Property to Lender or any purchaser or designee in connection with a foreclosure of any Security Instrument or conveyance in lieu of foreclosure.

XIII. THE GROUND LEASES

XIII.1 Leasehold Representations, Warranties. Borrower hereby represents and warrants as follows with respect to each Ground Lease:

(a) Each Ground Lease is in full force and effect, unmodified by any writing or otherwise, and Borrower has not waived, canceled or surrendered any of its rights thereunder;

(b) all rent, additional rent and/or other charges reserved in or payable under the Ground Leases have been paid to the extent that they are payable to the date hereof;

(c) Borrower enjoys the quiet and peaceful possession of the Leasehold Estates;

(d) Borrower has not delivered or received any notices of default under any Ground Lease and to the best of Borrower’s knowledge is not in default under any of the terms of any Ground Lease, and there are no circumstances which, with the passage of time or the giving of notice, or both, would constitute a default under any Ground Lease;

(e) No Fee Owner is in default under any of the terms of any Ground Lease on its part to be observed and performed;

(f) Borrower has delivered to Lender a true, accurate and complete copy of the Ground Leases; and

(g) Borrower knows of no adverse claim to the title or possession of Borrower or any Fee Owner.

XIII.2 Cure by Lender. In the event of a default by Borrower in the performance of any of its obligations under any Ground Lease, including, without limitation, any default in the payment of any sums payable thereunder, then, in each and every such case, Lender may, at its option, cause the default or defaults to be remedied and otherwise exercise any and all rights of Borrower thereunder in the name of and on behalf of Borrower. Borrower shall, on demand, reimburse Lender for all advances made and expenses incurred by Lender in curing any such default (including, without limitation, reasonable attorneys’ fees and disbursements), together with interest thereon computed at the Default Rate from the date that such advance is made to and including the date the same is paid to Lender.

XIII.3 Option to Renew or Extend the Ground Leases. Borrower shall give Lender written notice of its intention not to exercise each and every option, if any, to renew or extend the term of each Ground Lease, at least thirty (30) days prior to the expiration of the time to exercise such option under the terms thereof. If required by Lender, Borrower shall duly exercise any renewal or extension option with respect to any Ground Lease if Lender reasonably determines that the exercise of such option is necessary to protect Lender’s security for the Loan. If Borrower intends to renew or extend the term of any Ground Lease, it shall deliver to Lender, with the notice of such decision, a copy of the notice of renewal or extension delivered to the applicable Fee Owner, together with the terms and conditions of such renewal or extension. If Borrower does not renew or extend the term of any Ground Lease, Lender may, at its option, exercise the option to renew or extend in the name of and on behalf of Borrower. Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to execute and deliver, for and in the name of Borrower, all instruments and agreements necessary under the Ground Leases or otherwise to cause any renewal or extension of the Ground Leases.

XIII.4 Ground Lease Covenants.

XIII.4.1 Waiver of Interest In New Ground Lease. In the event any Ground Lease shall be terminated by reason of a default thereunder by Borrower and Lender shall require from the applicable Fee Owner a new ground lease, Borrower hereby waives any right, title and interest in and to such new ground lease or the leasehold estate created thereby, waiving all rights of redemption now or hereafter operable under any law.

XIII.4.2 No Election to Terminate. Borrower shall not elect to treat any Ground Lease as terminated, canceled or surrendered pursuant to the applicable provisions of the Bankruptcy Code (including, without limitation, Section 365(h)(1) thereof) without Lender’s prior written consent in the event of any Fee Owner’s bankruptcy. In addition, Borrower shall, in the event of any Fee Owner’s bankruptcy, reaffirm and ratify the legality, validity, binding effect and enforceability of the applicable Ground Lease and shall remain in possession of the applicable Property and the applicable Leasehold Estate, notwithstanding any rejection thereof by such Fee Owner or any trustee, custodian or receiver.

XIII.4.3 Notice Prior to Rejection. Borrower shall give Lender not less than thirty (30) days prior written notice of the date on which Borrower shall apply to any court or other governmental authority for authority and permission to reject any Ground Lease in the event that there shall be filed by or against Borrower any petition, action or proceeding under the Bankruptcy Code or under any other similar federal or state law now or hereafter in effect and if Borrower determines to reject any Ground Lease. Lender shall have the right, but not the obligation, to serve upon Borrower within such thirty (30) day period a notice stating that (i) Lender demands that Borrower assume and assign such Ground Lease to Lender subject to and in accordance with the Bankruptcy Code, and (ii) Lender covenants to cure or provide reasonably adequate assurance thereof with respect to all defaults reasonably susceptible of being cured by Lender and of future performance under such Ground Lease. If Lender serves upon Borrower the notice described above, Borrower shall not seek to reject such Ground Lease and shall comply with the demand provided for clause (i) above within fifteen (15) days after the notice shall have been given by Lender.

XIII.4.4 Lender Right to Perform. During the continuance of an Event of Default, Lender shall have the right, but not the obligation, (i) to perform and comply with all obligations of Borrower under the Ground Leases without relying on any grace period provided therein, (ii) to do and take, without any obligation to do so, such actions as Lender deems necessary or desirable to prevent or cure any default by Borrower under any Ground Lease, including, without limitation, any act, deed, matter or thing whatsoever that Borrower may do in order to cure a default under the Ground Leases and (iii) to enter in and upon the Property or any part thereof to such extent and as often as Lender deems necessary or desirable in order to prevent or cure any default of Borrower under the Ground Leases. Borrower shall, within five (5) Business Days after written request is made therefor by Lender, execute and deliver to Lender or to any party designated by Lender, such further instruments, agreements, powers, assignments, conveyances or the like as may be reasonably necessary to complete or perfect the interest, rights or powers of Lender pursuant to this Section or as may otherwise be required by Lender.

XIII.4.5 Lender Attorney in Fact. In the event of any arbitration under or pursuant to any Ground Lease in which Lender elects to participate, Borrower hereby irrevocably appoints Lender as its true and lawful attorney-in-fact (which appointment shall be deemed coupled with an interest) to exercise, during the continuance of an Event of Default, all right, title and interest of Borrower in connection with such arbitration, including, without limitation, the right to appoint arbitrators and to conduct arbitration proceedings on behalf of Borrower and Lender. All costs and expenses incurred by Lender in connection with such arbitration and the settlement thereof shall be borne solely by Borrower, including, without limitation, attorneys’ fees and disbursements. Nothing contained in this Section shall obligate Lender to participate in any such arbitration.

XIII.4.6 No Defaults. Borrower shall not do, permit or suffer any event or omission as a result of which there could occur a default by the Borrower under the Ground Leases or any event which, with the giving of notice or the passage of time, or both, would constitute a default by the Borrower under any Ground Lease which could permit any party to a Ground Lease validly to terminate such Ground Lease (including, without limitation, a default in any payment obligation), and Borrower shall obtain the consent or approval of the applicable Fee Owner to the extent required pursuant to the terms of any Ground Lease.

XIII.4.7 No Modification. Borrower shall not cancel, terminate, surrender, modify or amend or in any way alter, surrender all or any portion of the Property, permit the alteration of any of the provisions of any Ground Lease or agree to any termination, amendment, modification or surrender of any Ground Lease in a manner that materially increases Borrower’s obligations or materially decreases Borrower’s rights without Lender’s prior written consent in each instance, which consent shall not be unreasonably withheld.

XIII.4.8 Notices of Default. Borrower shall deliver to Lender copies of any notice of default by any party under any Ground Lease, or of any notice from any Fee Owner of its intention to terminate any Ground Lease or to re-enter and take possession of any portion of the Property, immediately upon delivery or receipt of such notice, as the case may be.

XIII.4.9 Delivery of Information. Borrower shall promptly furnish to Lender copies of such information and evidence as Lender may request concerning Borrower’s due observance, performance and compliance with the terms, covenants and conditions of the Ground Leases.

XIII.4.10 No Subordination. Borrower shall not consent to the subordination of any Ground Lease to any mortgage or other lease of the fee interest in any portion of the Property.

XIII.4.11 Further Assurances. Borrower, at its sole cost and expense, shall execute and deliver to Lender, within five (5) Business Days after request, such documents, instruments or agreements as may be required to permit Lender to cure any default under the Ground Leases.

XIII.4.12 Estoppel Certificates. Borrower shall use its commercially reasonable efforts to obtain and deliver to Lender within twenty (20) days after written demand by Lender but no more than once in any calendar year, an estoppel certificate from each Fee Owner designated by Lender setting forth (i) the name of the lessee and the lessor thereunder, (ii) that the applicable Ground Lease is in full force and effect and has not been modified or, if it has been modified, the date of each modification (together with copies of each such modification), (iii) the date to which all rental charges have been paid by the lessee under the applicable Ground Lease, (iv) whether there are any alleged defaults of the lessee under the applicable Ground Lease and, if there are, setting forth the nature thereof in reasonable detail, (v) if the lessee under the applicable Ground Lease shall be in default, the default and (vi) such other matters as Lender shall reasonably request.

XIII.5 Lender Right to Participate. Lender shall have the right, but not the obligation, to proceed in respect of any claim, suit, action or proceeding relating to the rejection of any Ground Lease by any Fee Owner as a result of a Fee Owner’s bankruptcy, including, without limitation, the right to file and prosecute any and all proofs of claims, complaints, notices and other documents in any case in respect of such Fee Owner under and pursuant to the Bankruptcy Code.

XIII.6 No Liability. Lender shall have no liability or obligation under any Ground Lease by reason of its acceptance of the Security Instrument, this Agreement and the other Loan Documents. Lender shall be liable for the obligations of the lessee arising under any Ground Lease for only that period of time during which Lender is in possession of the portion of the Property covered by such Ground Lease or has acquired, by foreclosure or otherwise, and is holding all of Borrower’s right, title and interest therein.

XIV. SECURITIZATION AND PARTICIPATION

XIV.1 Sale of Note and Securitization. At the request of Lender and, to the extent not already required to be provided by Borrower under this Agreement, Borrower shall use reasonable efforts to satisfy the market standards which may be reasonably required in the marketplace or by the Rating Agencies in connection with the sale of the Note or participation therein as part of the first successful securitization (such sale and/or securitization, the Securitization) of rated single or multi-class securities (the Securities) secured by or evidencing ownership interests in the Note and this Agreement, including using reasonable efforts to do (or cause to be done) the following (but Borrower will not in any event be required to enter into an amendment that does not satisfy the Amendment Conditions)):

XIV.1.1 Provided Information. (i) Provide such non-confidential financial and other information (but not projections) with respect to the Property, Borrower, each Guarantor, Manager and Bank of America, N.A. to the extent such information is reasonably available to Borrower, Guarantors, or Manager, (ii) provide business plans (but not projections) and budgets relating to the Property and (iii) cooperate with the holder of the Note (and its representatives) in obtaining such site inspection, appraisals, market studies, environmental reviews and reports, engineering reports and other due diligence investigations of the Property, as may be reasonably requested by the holder of the Note or reasonably requested by the Rating Agencies (all information provided pursuant to this Section 14.1 together with all other information heretofore provided to Lender in connection with the Loan, as such may be updated, at Borrower’s request, in connection with a Securitization, or hereafter provided by or on behalf of Borrower to Lender in connection with the Loan or a Securitization, being herein collectively called the Provided Information);

XIV.1.2 Opinions of Counsel. Use reasonable efforts to cause to be rendered such customary Opinions of Counsel as may be reasonably requested by the holder of the Note or the Rating Agencies in connection with the Securitization, including, without limitation, 10b-5 opinions. Borrower’s failure to use reasonable efforts to deliver or cause to be delivered the Opinions of Counsel required hereby within ten (10) Business Days after written request therefor shall constitute an “Event of Default” hereunder. Any such Opinions of Counsel that Borrower is reasonably required to cause to be delivered in connection with a Securitization shall be delivered at Borrower’s expense; and

XIV.1.3 Modifications to Loan Documents. Execute such amendments to Loan Documents as may be reasonably requested by Lender or the Rating Agencies in order to achieve the required rating or to effect the Securitization (including, without limitation, modifying the Payment Date, as defined in the Note, to a date other than as originally set forth in the Note), provided, that nothing contained in this Section 14.1.3 shall result in any change that does not satisfy the Amendment Conditions.

XIV.2 Cooperation. Borrower shall (i) at Lender’s request, meet with representatives of the Rating Agencies at reasonable times to discuss the business and operations of the Property, (ii) cooperate with the reasonable requests of the Rating Agencies in connection with the Property, and (iii) cooperate in any manner that may reasonably be requested by Lender in connection with a Securitization. Until the Obligations are paid in full, Borrower shall provide the Rating Agencies with all financial reports required hereunder and such other information as they shall reasonably request, including copies of any default notices or other material notices delivered to and received from Lender hereunder, to enable them to continuously monitor the creditworthiness of Borrower and to permit an annual surveillance of the implied credit rating of the Securities.

XIV.3 Securitization Financial Statements. Borrower acknowledges that all such financial information delivered by Borrower to Lender pursuant to Article XI may, at Lender’s option, be delivered to the Rating Agencies.

XIV.4 Securitization Indemnification.

XIV.4.1 Disclosure Documents. Borrower understands that certain of the Provided Information may be included in disclosure documents in connection with the Securitization, including a prospectus or private placement memorandum or a public registration statement (each, a Disclosure Document) and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the Securities Act) or the Securities and Exchange Act of 1934, as amended (the Exchange Act), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, upon request, Borrower shall reasonably cooperate with the holder of the Note in updating the Provided Information for inclusion or summary in the Disclosure Document by providing all current information pertaining to Borrower and the Property reasonably requested by Lender.

XIV.4.2 Indemnification Certificate. (a) In connection with each of (x) a preliminary and a private placement memorandum, or (y) a preliminary and final prospectus, as applicable, Borrower agrees to provide, at Lender’s reasonable request, an indemnification certificate:

(i) certifying that Borrower has carefully examined those portions of such memorandum or prospectus, as applicable, reasonably designated in writing by Lender for Borrower’s review pertaining to Borrower, the Property, and/or the Loan and insofar as such sections or portions thereof specifically pertain to Borrower, the Property, or the Loan (such portions, the Relevant Portions), the Relevant Portions do not (except to the extent specified by Borrower if Borrower does not agree with the statements therein), as of the date of such certificate, to Borrower’s actual knowledge, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.

(ii) indemnifying Lender, Deutsche Bank Securities, Inc. and its Affiliates (collectively, DBS) that have prepared the Disclosure Document relating to the Securitization, each of its directors, each of its officers who have signed the Disclosure Document and each person or entity who controls DBS within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the DBS Group), and DBS, together with the DBS Group, each of their respective directors and each person who controls DBS or the DBS Group, within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the Underwriter Group) for any actual, out-of-pocket losses, third party claims, damages (excluding lost profits, diminution in value and other consequential damages) or liabilities arising out of third party claims (the Liabilities) to which any member of the Underwriter Group may become subject to the extent such Liabilities arise out of or are based upon any untrue statement of any material fact contained in the Relevant Portions or arise out of or are based upon the omission by Borrower to state therein a material fact required to be stated in the Relevant Portions in order to make the statements in the Relevant Portions in light of the circumstances under which they were made, not misleading.

(b) Borrower’s liability under clause (a) above shall be limited to Liabilities arising out of or based upon any such untrue statement or omission made in a Disclosure Document in reliance upon and in conformity with information furnished to Lender by, or furnished at the direction and on behalf of, Borrower in connection with the preparation of those portions of the registration statement, memorandum or prospectus pertaining to Borrower, the Property or the Loan, including financial statements of Borrower and operating statements with respect to the Property. This indemnity agreement will be in addition to any liability which Borrower may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 14.4 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 14.4, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party under this Section 14.4 of its assumption of such defense, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or in conflict with those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties at the expense of the indemnifying party. The indemnifying party shall not be liable for the expenses of separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in conflict with those available to another indemnified party.

(d) In order to provide for just and equitable contribution in circumstances in which the indemnity provided for in this Section 14.4 is for any reason held to be unenforceable by an indemnified party in respect of any actual, out-of-pocket losses, claims, damages or liabilities relating to third party claims (or action in respect thereof) referred to therein which would otherwise be indemnifiable under this Section 14.4, the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such actual, out of pocket losses, third party claims, damages or liabilities (or action in respect thereof) (but excluding damages for lost profits, diminution in value of the Property and consequential damages); provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution for Liabilities arising therefrom from any person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) the DBS Group’s and Borrower’s relative knowledge and access to information concerning the matter with respect to which the claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; (iii) the limited responsibilities and obligations of Borrower as specified herein; and (iv) any other equitable considerations appropriate in the circumstances.

XIV.5 Retention of Servicer. Lender reserves the right, at Borrower’s sole cost and expense, to retain the Servicer. Lender has advised Borrower that the Servicer initially retained by Lender shall be Midland Loan Services, Inc. Borrower shall pay any fees and expenses of the Servicer and any special servicer and any reasonable third party fees and expenses, including, without limitation, reasonable attorneys fees and disbursement, including, without limitation, the standard monthly servicing fee of the Servicer of not more than two basis points (0.02%) per annum of the aggregate Principal Amount outstanding and any special servicing fees, servicing advances and interest thereon.

XV. ASSIGNMENTS AND PARTICIPATIONS.

XV.1 Assignment and Acceptance. Lender may assign to one or more Persons all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of the Note); provided that the parties to each such assignment shall execute and deliver to Lender, for its acceptance and recording in the Register (as hereinafter defined), an Assignment and Acceptance. In the event of any such assignment, the holders of the rights and obligations under this Agreement and the other Loan Documents shall designate one person to act as agent or lead lender to exercise the rights of Lender under this Agreement and the other Loan Documents, and Borrower shall have no obligation to send notices to, or obtain consents or approvals from, any other person as “Lender” hereunder. In addition, Lender may participate to one or more Persons all or any portion of its rights and obligations under this Agreement and the other Loan Documents (including without limitation, all or a portion of the Note) utilizing such documentation to evidence such participation and the parties’ respective rights thereunder as Lender, in its sole discretion, shall elect. Lender and/or the assignees, as the case may be, shall from time to time designate one agent through which Borrower shall request all approvals and consents required or contemplated by this Agreement and on whose statements Borrower may rely.

XV.2 Effect of Assignment and Acceptance. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of Lender, as the case may be, hereunder and such assignee shall be deemed to have assumed such rights and obligations, and (ii) Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of Lender’s rights and obligations under this Agreement and the other Loan Documents, Lender shall cease to be a party hereto) accruing from and after the effective date of the Assignment and Acceptance, except with respect to (A) any payments made by Borrower to Lender pursuant to the terms of the Loan Documents after the effective date of the Assignment and Acceptance and (B) any letter of credit, cash deposit or other deposits or security (other than the Liens of the Security Instrument and the other Loan Documents) delivered to or deposited with German American Capital Corporation, as Lender, for which German American Capital Corporation shall remain responsible for the proper disposition thereof until such items are delivered to a party who is qualified as an Approved Bank and agrees to hold the same in accordance with the terms and provisions of the agreement pursuant to which such items were deposited.

XV.3 Content. By executing and delivering an Assignment and Acceptance, Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (ii) Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under any Loan Documents or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee appoints and authorizes Lender to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to Lender by the terms hereof together with such powers and discretion as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform, in accordance with their terms, all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by Lender.

XV.4 Register. Lender shall maintain a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of Lender and each assignee pursuant to this Article XV and the principal amount of the Loan owing to each such assignee from time to time (the Register). The entries in the Register shall, with respect to such assignees, be conclusive and binding for all purposes, absent manifest error. The Register shall be available for inspection by Borrower or any assignee pursuant to this Article XV at any reasonable time and from time to time upon reasonable prior written notice.

XV.5 Substitute Notes. Upon its receipt of an Assignment and Acceptance executed by an assignee, together with any Note or Notes subject to such assignment, Lender shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit M hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt written notice thereof to Borrower. Within five (5) Business Days after its receipt of such notice, Borrower, at Lender’s own expense, shall execute and deliver to Lender in exchange and substitution for the surrendered Note or Notes a new Note to the order of such assignee in an amount equal to the portion of the Loan assigned to it and a new Note to the order of Lender in an amount equal to the portion of the Loan retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate then outstanding principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the Note (modified, however, to the extent necessary so as not to impose duplicative or increased obligations on Borrower and to delete obligations previously satisfied by Borrower). Notwithstanding the provisions of this Article XV, Borrower shall not be responsible or liable for any additional taxes, reserves, adjustments or other costs and expenses that are related to, or arise as a result of, any transfer of the Loan or any interest or participation therein that arise solely and exclusively from the transfer of the Loan or any interest or participation therein or from the execution of the new Note contemplated by this Section 15.5, including, without limitation, any mortgage tax.

XV.6 Participations. Lender or any assignee pursuant to this Article XV may sell participations to one or more Persons (other than Borrower or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of the Note held by it); provided, however, that (i) such assignee’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such assignee shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such assignee shall remain the holder of any such Note for all purposes of this Agreement and the other Loan Documents, and (iv) Borrower, Lender and the assignees pursuant to this Article XV shall continue to deal solely and directly with such assignee in connection with such assignee’s rights and obligations under this Agreement and the other Loan Documents. In the event that more than one (1) party comprises Lender, Lender shall designate one party to act on the behalf of all parties comprising Lender in providing approvals and all other necessary consents under the Loan Documents and on whose statements Borrower may rely.

XV.7 Disclosure of Information. Any assignee pursuant to this Article XV may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Article XV, disclose to the assignee or participant or proposed assignee or participant, any information relating to Borrower furnished to such assignee by or on behalf of Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree in writing for the benefit of Borrower to preserve the confidentiality of any confidential information received by it.

XV.8 Security Interest in Favor of Federal Reserve Bank. Notwithstanding any other provision set forth in this Agreement or any other Loan Document, any assignee pursuant to this Article XV may at any time create a security interest in all or any portion of its rights under this Agreement or the other Loan Documents (including, without limitation, the amounts owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

XVI. RESERVE ACCOUNTS

XVI.1 Tax Reserve Account. In accordance with the time periods set forth in Section 3.1, Borrower shall deposit into the Tax Reserve Account an amount equal to (a) (i) one-twelfth of the annual Impositions that Lender reasonably estimates will be payable during the next ensuing twelve (12) months that will not be paid by Bank of America, N.A. as additional rent under the BofA Lease (the Monthly Non-BofA Tax Component) and (ii) the amount that will be paid by Bank of America, N.A. as additional rent for the payment of taxes in any calendar month (the Monthly BofA Tax Component), which amounts together shall accumulate to provide with Lender sufficient funds to pay all Impositions at least thirty (30) days prior to the imposition of any interest, charges or expenses for the non-payment thereof, (b) one-twelfth of the annual Other Charges that Lender reasonably estimates will be payable during the next ensuing twelve (12) months and (c) the amount due and payable to the Servicer for the month in which the deposit is made for the fees and expenses of the Servicer (said monthly amounts in (a), (b) and (c) above hereinafter called the Monthly Tax Reserve Amount, and the aggregate amount of funds held in the Tax Reserve Account being the Tax Reserve Amount). As of the Closing Date, the Monthly Non-BofA Tax Component is $318,078.00 and the Monthly BofA Tax Component with respect to each month is estimated as follows: January - $819,179.00, February - $2,109,342.00, March - $1,170,973.00, April - $587,725.00, May - $411,848.00, June - $352,292.00, July - $319,055.00, August - $323,867.00, September - $373,273.00, October - $2,271,569.00, November - $4,646,868.00, and December - $1,089,693.00. The Monthly Non-BofA Tax Component and the Monthly BofA Tax Component are subject to adjustment by Lender upon notice to Borrower. The Monthly Tax Reserve Amount shall be paid by Borrower to Lender on each Payment Date. Lender will apply the Monthly Tax Reserve Amount to payments of Impositions, Other Charges and Servicer fees and expenses required to be made by Borrower pursuant this Agreement and the other Loan Documents, subject to Borrower’s right to contest Impositions in accordance with Section 7.3. In making any payment relating to the Tax Reserve Account, Lender may do so according to any bill, statement or estimate procured from the appropriate public office, without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of funds in the Tax Reserve Account shall exceed the amounts due for Impositions, Other Charges and Servicer fees and expenses, Lender shall credit such excess against future payments to be made to the Tax Reserve Account. If at any time Lender reasonably determines that the Tax Reserve Amount is not or will not be sufficient to pay Impositions, Other Charges and Servicer fees and expenses by the dates set forth above, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that

Lender reasonably estimates is sufficient to make up the deficiency at least thirty (30) days prior to the imposition of any interest, charges or expenses for the non-payment of the Impositions, Other Charges and Servicer fees and expenses. Upon payment of the Impositions, Other Charges and Servicer fees and expenses, Lender shall reassess the amount necessary to be deposited in the Tax Reserve Account for the succeeding period, which calculation shall take into account any excess amounts remaining in the Tax Reserve Account.

XVI.2 Insurance Reserve Account. In accordance with the time periods set forth in Section 3.1, Borrower shall deposit into the Insurance Reserve Account an amount equal to one-twelfth of the insurance premiums that Lender reasonably estimates, based on the most recent bill, will be payable for the renewal of the coverage afforded by the insurance policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such insurance premiums at least thirty (30) days prior to the expiration of the policies required to be maintained by Borrower pursuant to the terms hereof (said monthly amounts hereinafter called the Monthly Insurance Reserve Amount, and the aggregate amount of funds held in the Insurance Reserve Account being the Insurance Reserve Amount), provided that if Bank of America, N.A. is not in default of its obligations to pay insurance premiums pursuant to the BofA Lease, the Monthly Insurance Reserve Amount shall not include the portion of the insurance premiums that Bank of America, N.A. is required to pay pursuant to the BofA Lease. As of the Closing Date, the Monthly Insurance Reserve Amount is $190,905.42 but such amount is subject to adjustment by Lender upon notice to Borrower. The Monthly Insurance Reserve Amount shall be paid by Borrower to Lender on each Payment Date. Lender will apply the Monthly Insurance Reserve Amount to payments of insurance premiums required to be made by Borrower pursuant this Agreement and the Loan Documents. In making any payment relating to the Insurance Reserve Account, Lender may do so according to any bill, statement or estimate procured from the insurer or agent, without inquiry into the accuracy of such bill, statement or estimate or into the validity thereof. If the amount of funds in the Insurance Reserve Account shall exceed the amounts due for insurance premiums pursuant to Article VI, Lender shall credit such excess against future payments to be made to the Insurance Reserve Account. If at any time Lender reasonably determines that the Insurance Reserve Amount is not or will not be sufficient to pay insurance premiums by the dates set forth above, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender reasonably estimates is sufficient to make up the deficiency at least thirty (30) days prior to expiration of the applicable insurance policies. Upon payment of such insurance premiums, Lender shall reassess the amount necessary to be deposited in the Insurance Reserve Account for the succeeding period, which calculation shall take into account any excess amounts remaining in the Insurance Reserve Account.

XVI.3 Structural Reserve Account.

(a) In accordance with the time periods set forth in Section 3.1, Borrower shall deposit, or cause to be deposited into the Structural Reserve Account, an amount equal to $54,467.85 (the Monthly Structural Reserve Amount and together with all amounts deposited in the Structural Reserve Account, the Structural Reserve Amount) and held by the Cash Management Bank for the benefit of Lender as additional security for the Loan in accordance with Section 3.1 and the Account Agreement.

(b) Lender shall make disbursements from the Structural Reserve Account to reimburse Borrower for the cost of Approved Base Building Work in accordance with and in the manner provided in this Section 16.3. In addition to Borrower’s satisfaction of the requirements of Section 10.1 and Section 10.2, Lender’s prior reasonable consent shall be required prior to commencing any Approved Base Building Work that in the aggregate with all related Approved Base Building Work (collectively, a Project) would reasonably be expected to cost in excess of the Threshold Amount. Lender’s consent shall not be required in connection with a Project that would reasonably be expected to cost less than or equal to the Threshold Amount. Lender shall, within fifteen (15) Business Days of a written request from Borrower and satisfaction of the requirements set forth in this Section 16.3 disburse to Borrower amounts from the Structural Reserve Account necessary to pay for the actual costs of completed Approved Base Building Work, which work shall be subject to the inspection of Lender for compliance with the requirements of this Agreement. In no event shall Lender be obligated to disburse funds from the Structural Reserve Account if an Event of Default exists.

(c) Each request for disbursement from the Structural Reserve Account shall be in a form reasonably specified or reasonably approved by Lender and be submitted together with an Officer’s Certificate specifying the specific items for which the disbursement is requested, certifying that such item qualifies as an Approved Base Building Work, the estimated cost for the applicable Project through completion and the cost of each item purchased. Each request for disbursement shall be delivered at least fifteen (15) Business Days prior to the date of the requested disbursement and shall include copies of invoices for all costs incurred and each request shall include evidence satisfactory to Lender of payment of all such amounts or evidence that such amounts will be paid by such disbursement. Borrower shall not make a request for disbursement from the Structural Reserve Account more frequently than once in any calendar month and the total amount of any request shall not be less than $25,000 (except in the case of the final request for disbursement).

XVI.4 TI and Leasing Reserve Account.

(a) On the Closing Date, a portion of the Loan in an amount equal to $0 (the TI and Leasing Reserve Initial Amount and together with all other amounts subsequently deposited into the TI and Leasing Reserve Account, the TI and Lease Reserve Amount) has been advanced by Lender as part of the Indebtedness but has been deposited into the TI and Leasing Reserve Account in accordance with Section 3.1 and held by Cash Management Bank for the benefit of Lender as additional security for the Loan. In addition, in accordance with the time periods set forth in Section 3.1, Borrower shall deposit, or cause to be deposited into the TI and Leasing Reserve Account, an amount equal to $86,109.94 (the Monthly TI and Leasing Reserve Amount) to be held by Cash Management Bank on Lender’s behalf as additional security for the Loan in accordance with Section 3.1 and the Account Agreement.

(b) Provided that no Event of Default shall have occurred and be continuing, Lender shall make disbursements from the TI and Leasing Reserve Account to Borrower from time to time, but not more than once during each calendar month, to pay for costs (collectively, TI and Leasing Costs) incurred by Borrower for (A) tenant improvements or allowances required under any Lease, any New Lease and any Lease Modification, provided that with respect to any New Lease or Lease Modification, as applicable, each such New Lease or Lease Modification complies with the terms and provisions of this Agreement and (B) leasing commissions (including any so-called “override” leasing commissions which may be due and then payable to any leasing or rental agent engaged by Borrower for the Property in the event that an agent other than such agent shall also be entitled to a leasing commission) incurred by Borrower in connection with a Lease (and unpaid), a New Lease or a Lease Modification, provided that such leasing commissions and “override” leasing commissions are reasonable and customary for properties similar to the Property and the portion of the Property leased for which such leasing commission and “override” leasing commission is due, in each case in the manner provided herein.

(c) As between Lender and Borrower, Borrower shall be obligated to fund directly to such Tenants or third parties, as the case may be, all TI and Leasing Costs in excess of sums available for disbursement from the TI and Leasing Reserve Account.

(d) The obligation of Lender to make a disbursement from the TI and Leasing Reserve Account for TI and Leasing Costs shall be subject to the satisfaction of the following further conditions precedent before or concurrently with the date of such disbursement:

(i) Borrower (or Manager) shall have delivered to Lender, without duplication (x) a certified copy of the fully executed Lease, New Lease or Lease Modification, as applicable, to which the applicable TI and Leasing Costs relate and (y) a certified copy of any related leasing, brokerage, fee or commission agreement entered into with respect thereto;

(ii) Borrower shall have delivered to Lender, at least ten (10) Business Days prior to the date of the proposed disbursement, an Officer’s Certificate attaching a true, correct and complete copy of the Lease, New Lease or Lease Modification, as applicable, to which the TI and Leasing Costs relate, and certifying (x) the amounts then due and payable for TI and Leasing Costs and (y) that all previously disbursed amounts have been paid in accordance with any prior certification, together with reasonable supporting documentation that the TI and Leasing Costs to be funded with such disbursement are due and payable and that payment was made of all TI and Leasing Costs funded by previous disbursements;

(iii) Lender shall have received with respect to all previous disbursements funded for TI and Leasing Costs, documents required to be furnished by Tenants under their Leases, together with either (A) lien waivers from each of the contractors which received the prior disbursement or (B) an Officer’s Certificate reasonably satisfactory to Lender showing that all parties who might or could claim statutory or common law Liens and have furnished material, labor or brokerage services to the Property have been paid all amounts then due for labor, materials or brokerage services furnished to the Property;

(iv) With respect to the final disbursement for costs associated with any capital improvement, Lender shall have received a new permanent or temporary certificate of occupancy for the portion of the Improvements covered by such capital improvement, if a certificate of occupancy is required by Legal Requirements, or a certification by Borrower or a licensed architect that no said certificate of occupancy is required;

(v) Lender shall have received a certificate executed by Borrower stating that all conditions precedent to the Borrower’s obligation, as landlord, to fund the Borrower’s share of the cost of the portion in question of such tenant work have been satisfied by such Tenant;

(vi) Lender shall have received and approved an Officer’s Certificate setting forth (A) the scope of the tenant work to be performed thereunder and (B) the aggregate cost of the TI and Leasing Costs payable thereunder; and

(vii) no Event of Default shall have occurred and is then continuing.

XVI.5 Deferred Maintenance and Environmental Remediation.

(a) On the Closing Date, a portion of the Loan in the amount of $2,484,168.75 (the Deferred Maintenance Holdback Amount) will be deposited by Lender into the Structural Reserve Account and held by the Cash Management Bank for the benefit of Lender as additional security for the Loan in accordance with Section 3.1 and the Account Agreement. Subject to the pre-conditions to disbursement set forth in this Section 16.5, Lender shall make disbursements of the Deferred Maintenance Holdback Amount from the Structural Reserve Account from time to time (but no more frequently than once a calendar month) to pay for the costs of completing certain deferred maintenance items as such items are more particularly described on Schedule V attached hereto. Lender shall, upon written request from Borrower and satisfaction of the requirements to final disbursement set forth in this Section 16.5 (the Completion) instruct the Cash Management Bank to disburse to Borrower the remaining Deferred Maintenance Holdback Amount.

(b) The Deferred Maintenance Holdback Amount may be disbursed from time to time (provided that in no event shall the remaining balance of the Deferred Maintenance Holdback Amount be reduced to less than $100,000 prior to the final installment) upon Borrower’s satisfaction of the conditions set forth in this Section 16.5, except that the final disbursement of the Deferred Maintenance Holdback Amount shall not be disbursed until the conditions set forth in Section 16.5(c)(ii)(f) shall have also been satisfied. All disbursements of the Deferred Maintenance Holdback Amount shall only be made on a Payment Date.

(c) The obligation of Lender to disburse any portion of the Deferred Maintenance Holdback Amount to the Borrower from the Structural Reserve Account is subject to the condition precedent that all of the following requirements shall have been completed to Lender’s reasonable satisfaction:

(i) No Event of Default shall have occurred and be continuing; and

(ii) Lender shall have received the following items:

(A) a request for advance duly executed by an authorized officer of the Borrower delivered to Lender no earlier than twenty (20) days prior to the date the disbursement is requested;

(B) a certificate from the Lender’s Consultant certifying to Lender that the work has been undertaken to date to the satisfaction of Lender’s Consultant;

(C) with respect to all but the final disbursement of the Deferred Maintenance Holdback Amount, a certificate from Borrower certifying to Lender that there are sufficient funds remaining in from the Deferred Maintenance Holdback Amount to attain Completion;

(D) with respect to all but the final disbursement of the Deferred Maintenance Holdback Amount, copies of receipted invoices for all of the items, work or remediation equal to (or greater than) the amount of the Deferred Maintenance Holdback Amount being disbursed;

(E) payment of all of Lender’s costs and expenses incurred in connection with disbursement of the Deferred Maintenance Holdback Amount, including, without limitation, reasonable attorneys fees and disbursements (which may, at the option of Lender, be paid from the Deferred Maintenance Holdback Amount), including, without limitation, the retention by Lender of Lender’s Consultant; and

(F) in connection with the final disbursement (in addition to satisfying each of the conditions, other than the condition in clauses (C) and (D), set forth above), a certificate from Lender’s Consultant certifying to Lender that the work has been completed to the satisfaction of Lender’s Consultant.

XVI.6 BofA Reserve Account.

(a) On the Closing Date, a portion of the Loan in an amount equal to $10,970,618.77 has been advanced by Lender as part of the Indebtedness but has been deposited into the BofA Reserve Account in accordance with Section 3.1 and held by Cash Management Bank for the benefit of Lender as additional security for the Loan. In addition, in accordance with the time periods set forth in Section 3.1, Borrower shall deposit, or cause to be deposited into the BofA Reserve Account Reserve Account, an amount necessary to hold on deposit in the BofA Reserve Account an amount equal to three (3) months Basic Annual Rent (as defined in the BofA Lease) payable, from time to time, by Bank of America, N.A. under the BofA Lease (the BofA Reserve Amount) to be held by Cash Management Bank on Lender’s behalf as additional security for the Loan in accordance with Section 3.1 and the Account Agreement.

(b) Lender shall make disbursements from the BofA Reserve Account from time to time to the Tax Reserve Account, the Insurance Reserve Account, the Debt Service Reserve Account, the Structure Reserve Account or the TI and Leasing Reserve Account pursuant to Section 3.1 to the extent there are insufficient funds held in such Sub-Accounts as a result of a monetary default by Bank of America, N.A. under the BofA Lease.

XVII. DEFAULTS

XVII.1 Event of Default.

(a) Each of the following events shall constitute an event of default hereunder (an Event of Default):

(i) if (A) the Indebtedness is not paid in full on the Maturity Date, (B) any regularly scheduled monthly payment of interest or principal due under the Note is not paid in full within five (5) days (such fifth day, being the Monthly Payment Grace Period Expiration Date) after the applicable Payment Date (provided, however, that if any applicable Monthly Payment Grace Period Expiration Date does not occur on a Business Day, then such grace period shall instead expire on the immediately preceding Business Day), (C) the Liquidated Damages Amount is not paid when due, (D) any deposit to the Collection Account is not made on the required deposit date therefor; or (E) except as to any amount included in (A), (B), (C) and/or (D) of this clause (i), any other amount payable pursuant to this Agreement, the Note or any other Loan Document is not paid in full when due and payable in accordance with the provisions of the applicable Loan Document, with such failure continuing for ten (10) Business Days after Lender delivers written notice thereof to Borrower;

(ii) subject to Borrower’s right to contest as set forth in Section 7.3, if any of the Impositions are not paid prior to the imposition of any interest, penalty, charge or expense for the non-payment thereof;

(iii) if the insurance policies required by Section 6.1 are not kept in full force and effect, or if certificates evidencing such insurance policies are not delivered to Lender within thirty (30) days of the effective date of such insurance policies;

(iv) if, except as permitted pursuant to Article VIII, (a) any Transfer of any direct or indirect legal, beneficial or equitable interest in all or any portion of the Property, (b) any Transfer of any direct or indirect interest in Borrower or Guarantors, (c) any Lien or encumbrance on all or any portion of the Property, (d) any pledge, hypothecation, creation of a security interest in or other encumbrance of any direct or indirect interests in Borrower or Guarantors, (e) any merger, consolidation or reorganization of Borrower, First States Investors 5000, LLC, First States Group, L.P. or American Financial Realty Trust, or (f) the filing of a declaration of condominium with respect to any Individual Property;

(v) if any representation or warranty made by Borrower herein or by Borrower, Guarantors or any Affiliate of Borrower in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made;

(vi) if Borrower or either Guarantor shall make an assignment for the benefit of creditors;

(vii) if a receiver, liquidator or trustee shall be appointed for Borrower or either Guarantor or if Borrower or either Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower or either Guarantor, or if any proceeding for the dissolution or liquidation of Borrower or either Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower or either Guarantor upon the same not being discharged, stayed or dismissed within ninety (90) days;

(viii) if Borrower or either Guarantor, as applicable, attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

(ix) with respect to any term, covenant or provision set forth herein (other than the other subsections of this Section 17.l) which specifically contains a notice requirement or grace period, if Borrower or either Guarantor shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

(x) if any of the assumptions contained in the Non-Consolidation Opinion, in any Additional Non-Consolidation Opinion or in any other non-consolidation opinion delivered to Lender in connection with the Loan, or in any other non-consolidation delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect;

(xi) if Borrower shall fail to comply with any covenants set forth in Section 5.1.4, Section 5.2.9 and 5.2.20;

(xii) except as provided clause (xi) above, if Borrower shall fail to comply with any covenants set forth in Article V or Section XI with such failure continuing for ten (10) Business Days after Lender delivers written notice thereof to Borrower;

(xiii) if Borrower shall fail to comply with any covenants set forth in Section 4 of the Security Instrument with such failure continuing for ten (10) Business Days after Lender delivers written notice thereof to Borrower;

(xiv) if this Agreement or any other Loan Document or any Lien granted hereunder or thereunder, in whole or in part, shall terminate or shall cease to be effective or shall cease to be a legally valid, binding and enforceable obligation of Borrower or any Guarantor, or any Lien securing the Indebtedness shall, in whole or in part, cease to be a perfected first priority Lien, subject to the Permitted Encumbrances (except in any of the foregoing cases in accordance with the terms hereof or under any other Loan Document or by reason of any affirmative act of Lender);

(xv) if there shall occur any default by Borrower, as lessee under any Ground Lease, in the observance or performance of any term, covenant or condition of any Ground Lease on the part of Borrower to be observed or performed, and said default is not cured prior to the expiration of any applicable grace or cure period therein provided and would allow the Lessor thereunder to terminate such Ground Lease, or if any one or more of the events referred to in any Ground Lease shall occur which would cause such Ground Lease to terminate without notice or action by the applicable Fee Owner under such Ground Lease or if any Leasehold Estate shall be surrendered or any Ground Lease shall be lawfully terminated or cancelled for any reason or under any circumstances whatsoever, or if any of the terms, covenants or conditions of any Ground Lease shall in any manner be modified, changed, supplemented, altered or amended in contradiction of the provisions of Article XIII without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed;

(xvi) if the Management Agreement is terminated and a Qualified Manager is not appointed as a replacement manager pursuant to the provisions of Section 5.2.14 within sixty (60) days after such termination;

(xvii) if Borrower shall default beyond the expiration of any applicable cure period under any existing easement, covenant or restriction which affects any Individual Property, the default of which shall have a Material Adverse Effect;

(xviii) if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement or of any Loan Document not specified in subsections (i) to (xvii) above, for thirty (30) days after notice from Lender; provided, however, that if such Default is susceptible of cure but cannot reasonably be cured within such thirty (30)

day period and provided further that Borrower shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed ninety (90) days.

(b) Unless waived in writing by Lender, upon the occurrence and during the continuance of an Event of Default (other than an Event of Default described in clauses (a)(vi), (vii) or (viii) above) Lender may, without notice or demand, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action that Lender deems advisable to protect and enforce its rights against Borrower and in the Property, including, without limitation, (i) declaring immediately due and payable the entire Principal Amount together with interest thereon and all other sums due by Borrower under the Loan Documents, (ii) collecting interest on the Principal Amount at the Default Rate whether or not Lender elects to accelerate the Note and (iii) enforcing or availing itself of any or all rights or remedies set forth in the Loan Documents against Borrower and the Property, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in subsections (a)(vi) or (a)(vii) above, the Indebtedness and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding. The foregoing provisions shall not be construed as a waiver by Lender of its right to pursue any other remedies available to it under this Agreement, the Security Instrument or any other Loan Document. Any payment hereunder may be enforced and recovered in whole or in part at such time by one or more of the remedies provided to Lender in the Loan Documents.

XVII.2 Remedies.

(a) Unless waived in writing by Lender, upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Indebtedness shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) Lender shall not be subject to any one action or election of remedies law or rule and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property and the Security Instrument have been foreclosed, sold and/or otherwise realized upon in satisfaction of the Indebtedness or the Indebtedness has been paid in full.

(b) Upon the occurrence and during the continuance of an Event of Default, with respect to the Account Collateral, the Lender may:

(i) without notice to Borrower, except as required by law, and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Account Collateral against the Obligations, Operating Expenses and/or Capital Expenditures for the Property or any part thereof;

(ii) in Lender’s sole discretion, at any time and from time to time, exercise any and all rights and remedies available to it under this Agreement, and/or as a secured party under the UCC;

(iii) demand, collect, take possession of or receipt for, settle, compromise, adjust, sue for, foreclose or realize upon the Account Collateral (or any portion thereof) as Lender may determine in its sole discretion; and

(iv) take all other actions provided in, or contemplated by, this Agreement.

(c) With respect to Borrower, the Account Collateral, and the Property, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to the Property for the satisfaction of any of the Indebtedness, and Lender may seek satisfaction out of the Property or any part thereof, in its absolute discretion in respect of the Indebtedness. In addition, Lender shall have the right from time to time to partially foreclose this Agreement and the Security Instrument in any manner and for any amounts secured by this Agreement or the Security Instrument then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal or interest, Lender may foreclose this Agreement and the Security Instrument to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose this Agreement and the Security Instrument to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by this Agreement or the Security Instrument as Lender may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to this Agreement and the Security Instrument to secure payment of sums secured by this Agreement and the Security Instrument and not previously recovered.

XVII.3 Remedies Cumulative; Waivers.

The rights, powers and remedies of Lender under this Agreement and the Loan Documents shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower or any Guarantor shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or any Guarantor or to impair any remedy, right or power consequent thereon.

XVII.4 Costs of Collection. In the event that after an Event of Default: (i) the Note or any of the Loan Documents is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; (ii) an attorney is retained to represent Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors’ rights and involving a claim under the Note or any of the Loan Documents; or (iii) an attorney is retained to protect or enforce the lien or any of the terms of this Agreement, the Security Instrument or any of the Loan Documents; then Borrower shall pay to Lender all reasonable attorney’s fees, costs and expenses actually incurred in connection therewith, including costs of appeal, together with interest on any judgment obtained by Lender at the Default Rate.

XVIII. SPECIAL PROVISIONS

XVIII.1 Exculpation.

XVIII.1.1 Exculpated Parties. The Loan shall be fully recourse to Borrower. Except as set forth in the Recourse Guaranty and the Environmental Indemnity, no personal liability shall be asserted, sought or obtained by Lender or enforceable against (i) any Affiliate of Borrower, (ii) any Person owning, directly or indirectly, any legal or beneficial interest in Borrower or any Affiliate of Borrower or (iii) any direct or indirect partner, member, principal, officer, director, controlling person, beneficiary, trustee, advisor, shareholder, employee, agent of any Persons described in clauses (i) or (ii) above (collectively, the Exculpated Parties) and none of the Exculpated Parties shall have any personal liability (whether by suit deficiency judgment or otherwise) in respect of the Obligations, this Agreement, the Note or any other Loan Document.

XIX. MISCELLANEOUS

XIX.1 Survival. This Agreement and all covenants, indemnifications,

agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Indebtedness is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the successors and assigns of Lender. If Borrower consists of more than one person, the obligations and liabilities of each such person hereunder and under the other Loan Documents shall be joint and several.

XIX.2 Lender’s Discretion. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

XIX.3 Governing Law.

(A) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK,

PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

CORPORATION SERVICE COMPANY

80 STATE STREET

ALBANY, NEW YORK 12207-2543

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

XIX.4 Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, or consent to any departure therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought (and, if a Securitization shall have occurred, a Rating Agency Confirmation is obtained), and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on Borrower shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

XIX.5 Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other

Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

XIX.6 Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested, (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery or (c) telecopier (with answer back acknowledged), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

If to Lender:	German American Capital Corporation
60 Wall Street, 10th Floor
New York New York 10005
	Attention:	Eric M. Schwartz and General Counsel
	Telecopy No.:	(212) 250-4542
	Confirmation No.:	(212) 797-4487

With a copy to:	Midland Loan Services Inc.
10851 Mastin, Suite 700
Overland Park, Kansas 66201
	Attention:	Jan Sternin
	Telecopy No.:	(913) 253-9001
	Confirmation No.	(913) 253-9216

With a copy to:	Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
	Attention:	Harvey R. Uris, Esq.
	Telecopy No.:	(917) 777-2212
	Confirmation No.:	(212) 735-3000

If to Borrower:	First States Investors 5000A, LLC
c/o First States Group, L.P.
1725 The Fairway
Jenkintown, Pennsylvania 19046
	Attention:	Edward J. Matey Jr.
	Telecopy No.:	(215) 887-9856
	Confirmation No.:	(215) 887-2280

With a copy to:	Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, Pennsylvania 19103
	Attention:	Michael J. Pedrick
	Telecopy No.:	(215) 963-5001
	Confirmation No.:	(215) 963-5000

All notices, elections, requests and demands under this Agreement shall be effective and deemed received upon the earliest of (i) the actual receipt of the same by personal delivery or otherwise, (ii) one (1) Business Day after being deposited with a nationally recognized overnight courier service as required above, (iii) three (3) Business Days after being deposited in the United States mail as required above or (iv) on the day sent if sent by facsimile with confirmation on or before 5:00 p.m. New York time on any Business Day or on the next Business Day if so delivered after

5:00 p.m. New York time or on any day other than a Business Day. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, election, request, or demand sent.

XIX.7 TRIAL BY JURY. BORROWER AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER IT, HEREBY EXPRESSLY, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT, THE SECURITY INSTRUMENT, THE NOTE OR ANY OTHER LOAN DOCUMENT, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, THE SECURITY INSTRUMENT, THE NOTE OR ANY OTHER LOAN DOCUMENT (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND BORROWER HEREBY AGREES AND CONSENTS THAT AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT HERETO TO THE WAIVER OF ANY RIGHT TO TRIAL BY JURY. BORROWER ACKNOWLEDGES THAT IT HAS CONSULTED WITH LEGAL COUNSEL REGARDING THE MEANING OF THIS WAIVER AND ACKNOWLEDGES THAT THIS WAIVER IS AN ESSENTIAL INDUCEMENT FOR THE MAKING OF THE LOAN. THIS WAIVER SHALL SURVIVE THE REPAYMENT OF THE LOAN.

XIX.8 Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

XIX.9 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

XIX.10 Preferences. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

XIX.11 Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

XIX.12 Expenses; Indemnity.

(a) Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender upon receipt of written notice from Lender for all reasonable actual out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender pursuant to this Agreement); (ii) Lender’s ongoing performance of and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters as required herein or under the other Loan Documents; (iv) securing Borrower’s compliance with any requests made pursuant to the provisions of this Agreement; (v) the filing and recording fees and expenses, mortgage recording taxes, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Lien in favor of Lender pursuant to this Agreement and the other Loan Documents; (vi) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Property, or any other security given for the Loan; (vii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a work-out or of any insolvency or bankruptcy proceedings; (viii) procuring insurance policies pursuant to Section 6.1.11; and (ix) the Securitization of the Loan. Notwithstanding anything in this Agreement to the contrary, Borrower shall not be required to pay aggregate expenses related to the Securitization of the Loan, the creation of separate notes or the bifurcation of the Loan pursuant to Section 5.1.11(a), Section 5.1.11(c), Section 14.1 and Section 14.2 in excess of $50,000. Any cost and expenses due and payable to Lender may be paid from any amounts in the Collection Account or the Holding Account.

(b) Subject to the non-recourse provisions of Section 18.1, Borrower shall protect, indemnify and save harmless Lender, and all officers, directors, stockholders, members, partners, employees, agents, successors and assigns thereof (collectively, the Indemnified Parties) from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including all reasonable attorneys’ fees and expenses actually incurred) imposed upon or incurred by or asserted against the Indemnified Parties or the Property or any part of its interest therein, by reason of the occurrence or existence of any of the following (to the extent Proceeds payable on account of the following shall be inadequate; it being understood that in no event will the Indemnified Parties be required to actually pay or incur any costs or expenses as a condition to the effectiveness of the foregoing indemnity) prior to (i) the acceptance by Lender or its designee of a deed-in-lieu of foreclosure with respect to the Property, or (ii) an Indemnified Party or its designee taking possession or control of the Property or (iii) the foreclosure of any Security Instrument, except to the extent caused by the actual willful misconduct or gross negligence of the Indemnified Parties (other than such willful misconduct or gross negligence imputed to the Indemnified Parties because of their interest in the Property): (1) ownership of Borrower’s interest in the Property, or any interest therein, or receipt of any Rents or other sum therefrom, (2) any accident, injury to or death of any persons or loss of or damage to property occurring on or about the Property or any Appurtenances thereto, (3) any design, construction, operation, repair, maintenance, use, non-use or condition of the Property or Appurtenances thereto, including claims or penalties arising from violation of any Legal Requirement or Insurance Requirement, as well as any claim based on any patent or latent defect, whether or not discoverable by Lender, any claim the insurance as to which is inadequate, and any Environmental Claim, (4) any Default under this Agreement or any of the other Loan Documents or any failure on the part of Borrower to perform or comply with any of the terms of any Lease or REA within the applicable notice or grace periods, (5) any performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof, (6) any negligence or tortious act or omission on the part of Borrower or any of its agents, contractors, servants, employees, sublessees, licensees or invitees, (7) any contest referred to in Section 7.3 hereof, (8) any obligation or undertaking relating to the performance or discharge of any of the terms, covenants and conditions of the landlord contained in the Leases, or (9) the presence at, in or under the Property or the Improvements of any Hazardous Materials in violation of any Environmental Law. Any amounts the Indemnified Parties are legally entitled to receive under this Section which are not paid within fifteen (15) Business Days after written demand therefor by the Indemnified Parties or Lender, setting forth in reasonable detail the amount of such demand and the basis therefor, shall bear interest from the date of demand at the Default Rate, and shall, together with such interest, be part of the Indebtedness and secured by the Security Instrument. In case any action, suit or proceeding is brought against the Indemnified Parties by reason of any such occurrence, Borrower shall at Borrower’s expense resist and defend such action, suit or proceeding or will cause the same to be resisted and defended by counsel at Borrower’s reasonable expense for the insurer of the liability or by counsel designated by

Borrower (unless reasonably disapproved by Lender promptly after Lender has been notified of such counsel); provided, however, that nothing herein shall compromise the right of Lender (or any Indemnified Party) to appoint its own counsel at Borrower’s expense for its defense with respect to any action which in its reasonable opinion presents a conflict or potential conflict between Lender and Borrower that would make such separate representation advisable; provided further that if Lender shall have appointed separate counsel pursuant to the foregoing, Borrower shall not be responsible for the expense of additional separate counsel of any Indemnified Party unless in the reasonable opinion of Lender a conflict or potential conflict exists between such Indemnified Party and Lender. So long as Borrower is resisting and defending such action, suit or proceeding as provided above in a prudent and commercially reasonable manner, Lender and the Indemnified Parties shall not be entitled to settle such action, suit or proceeding without Borrower’s consent which shall not be unreasonably withheld or delayed, and claim the benefit of this Section with respect to such action, suit or proceeding and Lender agrees that it will not settle any such action, suit or proceeding without the consent of Borrower; provided, however, that if Borrower is not diligently defending such action, suit or proceeding in a prudent and commercially reasonable manner as provided above, and Lender has provided Borrower with thirty (30) days’ prior written notice, or shorter period if mandated by the requirements of applicable law, and opportunity to correct such determination, Lender may settle such action, suit or proceeding and claim the benefit of this Section 19.12 with respect to settlement of such action, suit or proceeding. Any Indemnified Party will give Borrower prompt notice after such Indemnified Party obtains actual knowledge of any potential claim by such Indemnified Party for indemnification hereunder. The Indemnified Parties shall not settle or compromise any action, proceeding or claim as to which it is indemnified hereunder without notice to Borrower.

XIX.13 Exhibits and Schedules Incorporated. The Exhibits and Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

XIX.14 Offsets, Counterclaims and Defenses. Any assignee of Lender’s interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

XIX.15 Liability of Assignees of Lender. No assignee of Lender shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any other Loan Document or any amendment or amendments hereto made at any time or times, heretofore or hereafter, any different than the liability of Lender hereunder. In addition, no assignee shall have at any time or times hereafter any personal liability, directly or indirectly, under or in connection with or secured by any agreement, lease, instrument, encumbrance, claim or right affecting or relating to the Property or to which the Property is now or hereafter subject any different than the liability of Lender hereunder. The limitation of liability provided in this Section 19.15 is (i) in addition to, and not in limitation of, any limitation of liability applicable to the assignee provided by law or by any other contract, agreement or instrument, and (ii) shall not apply to any assignee’s gross negligence or willful misconduct.

XIX.16 No Joint Venture or Partnership; No Third Party Beneficiaries.

(a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

(b) This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

XIX.17 Publicity. All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender, or any of its Affiliates shall be subject to the prior written approval of Lender, provided that Lender’s approval shall not be required in connection with any required Securities and Exchange Commission filings by Borrower or Guarantors or in any prospectus or offering materials filed therewith and provided to third parties.

XIX.18 Waiver of Marshalling of Assets. To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s members and others with interests in Borrower and of the Property, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Indebtedness without any prior or different resort for collection or of the right of Lender to the payment of the Indebtedness out of the net proceeds of the Property in preference to every other claimant whatsoever.

XIX.19 Waiver of Counterclaim and other Actions. Borrower hereby expressly and unconditionally waives, in connection with any suit, action or proceeding brought by Lender on this Agreement or any Loan Document, any and every right it may have to (i) interpose any counterclaim therein (other than a counterclaim which can only be asserted in the suit, action or proceeding brought by Lender on this Agreement or any Loan Document and cannot be maintained in a separate action) and (ii) have any such suit, action or proceeding consolidated with any other or separate suit, action or proceeding.

XIX.20 Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

XIX.21 Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, other than that certain Conditional Commitment, dated as of May 30, 2003, between First States Group, L.P. and Lender, are superseded by the terms of this Agreement and the other Loan Documents and unless specifically set forth in a writing contemporaneous herewith the terms, conditions and provisions of any and all such prior agreements, the than such Conditional Commitment, do not survive execution of this Agreement.

XIX.22 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

FIRST STATES INVESTORS 5000A, LLC,
a Delaware limited liability company

By:
Name:	Sonya A. Huffman
Title:	Vice President

Amended and Restated Loan and Security Agreement Signature Page

LENDER:

GERMAN AMERICAN CAPITAL CORPORATION,
a Maryland corporation

By:
Name:	Christopher E. Tognola
Title:	Vice President

By:
Name:	Thomas Traynor
Title:	Authorized Signatory

Amended and Restated Loan and Security Agreement Signature Page

STATE OF PENNSYLVANIA                )

                                                                    ) ss.

COUNTY OF PHILADELPHIA              )

On the      day of September in the year 2003 before me, the undersigned, a notary public in and for said state, personally appeared Sonya A. Huffman, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity, and that by his/her/their signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

[Notary Seal]	My commission expires:

EXHIBITS AND SCHEDULES

EXHIBIT A	TITLE INSURANCE REQUIREMENTS, ENDORSEMENTS AND AFFIRMATIVE COVERAGES
EXHIBIT B	SURVEY REQUIREMENTS
EXHIBIT C	SINGLE PURPOSE ENTITY PROVISIONS
EXHIBIT D	ENFORCEABILITY OPINION REQUIREMENTS
EXHIBIT E	NON-CONSOLIDATION OPINION REQUIREMENTS
EXHIBIT F	[INTENTIONALLY OMITTED]
EXHIBIT G	FORM OF TENANT ESTOPPEL LETTER
EXHIBIT H	FORM OF GROUND LEASE ESTOPPEL
EXHIBIT I	FORM OF REA ESTOPPEL
EXHIBIT J	[INTENTIONALLY OMITTED]
EXHIBIT K	BORROWER ORGANIZATIONAL STRUCTURE
EXHIBIT L	[INTENTIONALLY OMITTED]
EXHIBIT M	FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
EXHIBIT N	FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
EXHIBIT O	O&M PROGRAM
EXHIBIT P	FORM OF TENANT NOTIFICATION LETTER
EXHIBIT Q	[INTENTIONALLY OMITTED]
EXHIBIT R	[INTENTIONALLY OMITTED]
EXHIBIT S	[INTENTIONALLY OMITTED]
EXHIBIT T	FORM OF INDEPENDENT MANAGER CERTIFICATE
EXHIBIT U	[INTENTIONALLY OMITTED]

SCHEDULE I	REQUIRED TENANT ESTOPPEL CERTIFICATES
SCHEDULE II	DESIGNATED RELEASE PROPERTIES
SCHEDULE III	LITIGATION SCHEDULE
SCHEDULE IV	REA SCHEDULE
SCHEDULE V	REQUIRED DEFERRED MAINTENANCE AND ENVIRONMENTAL REMEDIATION
SCHEDULE VI	GROUND LEASES
SCHEDULE VII	ALLOCATED LOAN AMOUNTS

EXHIBIT A

TITLE INSURANCE REQUIREMENTS, ENDORSEMENTS

AND AFFIRMATIVE COVERAGES

1) General. Borrower and/or its counsel is responsible for ordering or updating any title insurance work. Lender requires a lender’s title insurance policy insuring “German American Capital Corporation, and its successors and assigns”. The approved title underwriters, type and amount of insurance and required endorsements are described below. The list of endorsements is subject to review by Lender’s counsel, local counsel and additional specific coverages may be required after review of the related title commitment.

2) Title Insurer. The Title Company or Title Companies must be approved by Lender and licensed to do business in the jurisdiction in which the Property is located.

3) Primary Title Insurance Requirements.

(a) Amount of Coverage: Not less than the Principal Amount of the Loan on the Closing Date.

(b) Effective Date: The later of the date of recording of the Security Instrument or the date of funding of the Loan. Borrower shall be required to provide a customary “gap” indemnity in order to enable the Title Company to provide “gap” coverage.

(c) Insured: “German American Capital Corporation and its successors and assigns”.

(d) Legal Description: Metes and bounds description to be provided which must conform to that shown on the Survey, the Security Instrument and any other Loan Documents that require a legal description of the Property. A lot and block description shall be acceptable in place of a metes and bounds description in exceptional cases.

(e) Policy Form: An ALTA (or equivalent) lender’s policy of title insurance in form and substance acceptable to Lender. Without limiting Lender’s right to require specific coverages, endorsements or other title work, the Title Policy shall (i) be in the 1970 ALTA (as amended 84) form or, if not available, ALTA 1992 form (deleting arbitration and creditor rights exclusions) or, if not available, the form commonly used in the state where the Property is located, (ii) to the extent available, include the “extended coverage” provisions described in paragraph 5 below, (iii) include all applicable endorsements described in paragraph 6 below, and (iv) include Schedule B exceptions in a form and to the extent acceptable to Lender’s counsel.

4) Extended Coverage Requirements. The Title Policy shall:

(a) not contain any exception for filed or unfilled mechanic, materialmen or similar liens;

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(b) limit any general exception for real estate taxes and other charges to real estate or other similar taxes or assessments that are not yet due and payable or delinquent and are not a current lien on the Property;

(c) limit any general exception for the rights of persons in possession to the rights of specified tenants, as tenants only with no right or option to purchase, set forth on the rent roll for the Property and attached to the Title Policy; and

(d) not contain any general exception as to matters that an accurate Survey of the Property would disclose, but may contain specific exceptions to matters disclosed on the Survey to be delivered on the Closing Date, subject to review by Lender’s counsel.

5) Required Endorsements. The following endorsements are required, to the extent available in the jurisdiction in which the Property is located:

•	Restrictions, Encroachments, Minerals Endorsement ALTA Form 9 or equivalent.

•	(If not available, the Title Policy must insure by way of affirmative coverage statements that there are no encroachments by any of the improvements onto easements, rights of way or other exceptions to streets or adjacent property, or insure against loss or damage resulting therefrom.)

•	Deletion of Creditors Rights Exclusion Endorsement.

•	Environmental Protection Lien Endorsement.

•	(The Title Policy may make an exception only for specific state statutes that provide for potential subsequent liens that could take priority over the lien securing the Loan.)

•	Direct Access to Public Road Endorsement;

•	Usury Endorsement.

•	Land Same As Survey/Legal Description Endorsement.

•	Zoning Endorsement - ALTA 3.1 with coverage for number/type of parking spaces.

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In lieu of an ALTA 3.1 zoning endorsement, Lender may accept an unambiguous, clean letter from the appropriate zoning authority which satisfies the following:

Zoning District. Confirms the applicable zoning district for the Property under the laws or ordinances of the applicable jurisdiction and that such zoning is the proper zoning for the improvements located on the Property.

Use Restrictions. Confirms that the current use of the Property is permitted under the zoning ordinance and that the Property is not a non-conforming use.

Dimensional Requirements. Confirms that the Property is in compliance with all dimensional requirements of the zoning code, including minimum lot area, maximum building height, maximum floor area ratio and setback or buffer requirements.

Parking Requirements. Confirms that the Property is in compliance with all parking and loading requirements, including the number of spaces and dimensional requirements for the parking spaces.

Rebuildability. If Property involves legal non-conforming use, confirms that, in the event of casualty, the Property may be rebuilt substantially in its current form (i.e., no loss of square footage, same building footprint) upon satisfaction of stated conditions and/or limitations.

•	Subdivision Endorsement.

•	Doing Business Endorsement.

•	Deletion of Arbitration Endorsement.

•	Separate Tax Lot Endorsement.

•	Street Address Endorsement

•	Contiguity Endorsement.

•	Variable Rate Endorsement.

•	Mortgage Recording Tax Endorsement.

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•	Any of the following endorsements customary in the state in which the Property is located or as required by the nature of the transaction:

Tie-In Endorsement for Multiple Policies

Mortgage Assignment Endorsement

First Loss / Last Dollar Endorsement

Non-Imputation Endorsement

Blanket Un-located Easements Endorsement

Closure Endorsement

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EXHIBIT B

GERMAN AMERICAN CAPITAL CORPORATION

SURVEY REQUIREMENTS

The survey shall contain the following:

•      The legal description of the Property;

•      The courses and measured distances of the exterior boundary lines of the Property and the identification of owners of abutting parcels;

•      The total acreage of the Property to the nearest tenth of an acre;

•      The location of any existing improvements, the dimensions thereof at the ground surface level and their relationship to the facing exterior property lines, streets and set-back lines of the Property;

•      The location, lines and widths of adjoining publicly dedicated and accepted streets showing the number and location of existing curb cuts, driveways, and fences;

•      The location and dimensions of encroachments, if any, upon the Property;

•      The location of all set-back lines, restrictions of record, other restrictions established by zoning or building code ordinance, utilities, easements, rights-of-way and other matters affecting title to the Property which are to be shown in Schedule B-2 of the Title Policy identifying each by reference to its recording data, where applicable;

•      Evidence that adequate means of ingress and egress to and from the Property exist and that the Property does not serve any adjoining property for ingress, egress or any other purpose;

•      If the Property is described as being on a recorded map or plat, a legend relating the survey to such map or plat;

•      The street address of the Property;

•      Parking areas at the Property and, if striped, the striping and type (e.g., handicapped, motorcycle, regular, etc.) and number of parking spaces at the Property;

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•      A statement as to whether the Property is located in a special flood or mudslide hazard area as determined by a review of a stated and identified Flood Hazard Boundary Map published by the Federal Insurance Administration of the U.S. Department of Housing and Urban Development;

•      A vicinity map showing the property in reference to nearby highways or major street intersections.

•      The exterior dimensions of all buildings at ground level and the square footage of the exterior footprint of all buildings, or gross floor area of all buildings, at ground level.

•      The location of utilities serving or existing on the property as evidenced by on-site observation or as determined by records provided by client, utility companies and other appropriate sources (with reference as to the source of information) (for example)

•	railroad tracks and sidings;

•	manholes, catch basins, valve vaults or other surface indications of subterranean uses;

•	wire and cables (including their function) crossing the surveyed premises, all poles on or within ten feet of the surveyed premises, and the dimensions of all crosswires or overhangs affecting the surveyed premises; and

•	utility company installations on the surveyed premises.

•      A certificate in substantially the following form:

The undersigned being a registered surveyor of the State of [State] hereby certifies to GERMAN AMERICAN CAPITAL CORPORATION, [NAME OF BORROWING ENTITY] and [INSERT NAME OF TITLE COMPANY], and each of their respective successors and assigns, as of the date below, as follows:

This print of survey actually was made on the ground on [INSERT DATE SURVEY WAS MADE] in accordance with the “Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys,” jointly established and adopted by American Land Title Association (“ALTA”) and American Congress on Surveying & Mapping (“ACSM”) and National Society of Professional Surveyors (“NSPS”) in 1999, contains Items 1, 2, 3, 4, 6, 7(a), 7(b)(1), 8, 9, 10, 11, 13, 14 and 16 of Table A thereto, and correctly shows: (i) a fixed and determinable position and location of the land described herein (together with the buildings and improvements thereon, the “Mortgaged Property”), including the position of the point of

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beginning; (ii) the location of all buildings, structures and other improvements situated on the land; (iii) all driveways or other curb cuts along any street or alley upon which the land abuts; (iv) the location and name of all public and private streets or alleys located thereon or adjacent thereto, all of which are public unless otherwise noted; (v) the location, dimension and recording data of all easements, rights-of-way and other matters of record thereon or with respect to which the undersigned has knowledge; (vi) the location and dimension of all unrecorded easements, paths, rights-of-way and party walls to the extent visible thereon or with respect to which the undersigned has knowledge; (vii) the location of applicable building restriction and setback lines required by local ordinances and regulations; and (viii) the location of all encroachments or overhangs onto or from the Mortgaged Property. Except as shown on this survey, there are no visible discrepancies, conflicts, shortages in area or boundary line conflicts. Except as shown on the survey, the Mortgaged Property does not serve any adjoining property for drainage, utilities or ingress or egress. The Mortgaged Property has access to and from a duly dedicated and accepted public roadway. This survey reflects boundary lines of the land, which “close” by engineering calculations. All utility services to the Mortgaged Property either enter the Mortgaged Property through adjoining public streets, or this survey shows the point of entry and location of any utilities which pass through or are located on adjoining private land to the extent visible or known to the undersigned. The Mortgaged Property does not lie within an area designated as a flood hazard area by any map or publication of the U.S. Department of Housing and Urban Development or the Federal Emergency Management Agency. The Mortgaged Property and only the Mortgaged Property constitutes one tax lot. All zoning use and density classifications are properly shown hereon. The undersigned has received and examined a copy of the Commitment for Title Insurance No.                     , dated                     , issued by                                                              , with respect to the Mortgaged Property, as well as a copy of each instrument listed therein. The location of each exception set forth in such Commitment, to the extent it can be located, has (with recording reference and reference to the exception number of the Commitment) been shown hereon. The undersigned further certifies that this survey meets the Accuracy Standards (as adopted by ALTA, ACSM and NSPS and in effect on the date of this certification) and [SELECT ONE OF THE FOLLOWING TWO PHRASES]:

[the Positional Uncertainties resulting from the survey measurements made on the survey do not exceed the allowable Positional Tolerance.]

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[the survey measurements were made in accordance with the “Minimum Angel, Distance and Closure Requirements for Survey Measurements Which Control Land Boundaries for ALTA/ACSM Land Title Surveys.”]

, Licensed Surveyor

Date:
[seal]

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EXHIBIT C

SINGLE PURPOSE ENTITY PROVISIONS

It is a requirement that the borrower be a bankruptcy remote, special purpose entity. A bankruptcy remote, special purpose entity is an entity which is unlikely to become insolvent as a result of its own activities and which is adequately insulated from the consequences of any other party’s insolvency. Set forth below is language to be included in the organizational documents of corporations, limited partnerships and limited liability companies to evidence such entities’ existence as bankruptcy remote, special purpose entities.

VI. CORPORATION

If the Single Purpose Entity is a corporation, its certificate of incorporation will have to have the following provisions to be considered a special purpose entity:

A. Purpose

The corporation’s purpose should be limited to owning and operating the mortgaged property (or interests in the Borrower).

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Corporation to the contrary, the following shall govern: The nature of the business and of the purposes to be conducted and promoted by the Corporation, is to engage solely in the following activities:

1. To acquire that certain parcel of real property, together with all improvements located thereon, in the City of                                         , State of                                          [                     interests in [insert Borrower or other applicable entity’s name]] (the “Property”).

2. To own, hold, sell, assign, transfer, operate, lease, mortgage, pledge and otherwise deal with the Property.

3. To exercise all powers enumerated in the [General Corporation Law] of                                          necessary or convenient to the conduct, promotion or attainment of the business or purposes otherwise set forth herein.

X–1

B. Certain Prohibited Activities

The corporation shall be prohibited, except in certain circumstances, from engaging in certain activities, including various types of insolvency proceedings, dissolution, liquidation, consolidation, merger, sale of all or substantially all of the corporation’s assets, transfer of ownership assets, incurrence of additional debt and amendment of the corporation’s articles of incorporation.

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Corporation to the contrary, the following shall govern: The Corporation shall only incur indebtedness in an amount necessary to acquire, operate and maintain the [Property] [use other term for the real estate if necessary]. For so long as any mortgage lien exists on the [Property] [use other term for the real estate if necessary], the Corporation shall not incur, assume, or guaranty any other indebtedness. The Corporation shall not consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity unless (i) the entity (if other than the Corporation) formed or surviving such consolidation or merger or that acquired by conveyance or transfer the properties and assets of the Corporation substantially as an entirety (a) shall be organized and existing under the laws of the United States of America or any State or the District of Columbia, (b) shall include in its organizational documents the same limitations set forth in this Article              and in Article [insert section setting forth Separateness Covenants], and (c) shall expressly assume the due and punctual performance of the Corporation’s obligations; and (ii) immediately after giving effect to such transaction, no default or event of default under any agreement to which it is a party shall have been committed by this corporation and be continuing. For so long as a mortgage lien exists on the [Property] [use other term for the real estate if necessary], the Corporation will not voluntarily commence a case with respect to itself, as debtor, under the Federal Bankruptcy Code or any similar federal or state statute without the unanimous consent of the Board of Directors. For so long as a mortgage lien exists on the [Property] [use other term for the real estate if necessary], (ii) no amendment to this certificate of incorporation or to the Corporation’s By-Laws may be made without first obtaining approval of the mortgagee holding a first mortgage lien on the [Property] [use other term for the real estate if necessary] and (ii) the Corporation shall not dissolve, terminate or liquidate.”

“The Board of Directors may not take any action requiring the unanimous affirmative vote of 100% of the members of the Board of Directors unless all directors including the Independent Directors shall have participated in such vote.”

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C. Indemnification

Indemnification of a corporation’s directors and officers should be fully subordinated to obligations respecting the Property.

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Corporation to the contrary, the following shall govern: Any indemnification shall be fully subordinated to any obligations respecting the [Property] [use other term for the real estate if necessary] and shall not constitute a claim against the Corporation in the event that cash flow is insufficient to pay such obligations.”

D. Separateness Covenants

In order to demonstrate that it is a bankruptcy remote entity not at risk of having its assets substantively consolidated with those of another entity, the corporation must observe certain covenants designed to make evident the special purpose entity’s separateness from its affiliates.

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Corporation to the contrary, the following shall govern: For so long as any mortgage lien exists on the [Property] [use other term for the real estate if necessary], in order to preserve and ensure its separate and distinct corporate identity, in addition to the other provisions set forth in this certificate of incorporation, the Corporation shall conduct its affairs in accordance with the following provisions:

1. It shall establish and maintain an office through which its business shall be conducted separate and apart from those of its parent and any affiliate and shall allocate fairly and reasonably any overhead for shared office space.

2. It shall maintain separate corporate records and books of account from those of its parent and any affiliate.

3. Its Board of Directors shall hold appropriate meetings (or act by unanimous consent) to authorize all appropriate corporate actions, and in authorizing such actions, shall observe all corporate formalities. The Board of Directors shall include at least two (2) individuals who are Independent Directors. As used herein, an “Independent Director” shall mean an individual who shall not have been at the time of such

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individual’s appointment, and may not have been at any time (i) a partner, member, shareholder of, an officer or employee of, attorney, or counsel of the Corporation or any of its respective partners, members, shareholders, subsidiaries or affiliates, (ii) a customer, supplier or other Person who derives more than 1% of its purchases or revenues from its activities with the Corporation or managing member of the Corporation or any of their respective partners, members, shareholders, subsidiaries or affiliates, (iii) a person controlling any such partner, member, shareholder, supplier or customer, (iv) a member of the immediate family of any such shareholder, officer, employee, supplier or customer of any other director of the Corporation or of the managing member of the Corporation, or (v) a direct or indirect legal or beneficial owner in such entity or any of its affiliates. A Person that otherwise satisfies the foregoing shall not be disqualified from serving as an Independent Director if such individual is at the time of initial appointment, or at any time while serving as such, is an Independent Director of a Single Purpose Entity affiliated with the Corporation. As used herein, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting securities, by contract or otherwise.

4. It shall not commingle assets with those of its parent and any affiliate.

5. It shall conduct its own business in its own name.

6. It shall maintain financial statements separate from its parent and any affiliate.

7. It shall pay any liabilities out of its own funds, including salaries of any employees, not funds of its parent or any affiliate.

8. It shall maintain an arm’s length relationship with its parent and any affiliate.

9. It shall maintain adequate capital in light of its contemplated business operations.

10. It shall not guarantee or become obligated for the debts of any other entity, including its parent or any affiliate or hold out its credit as being available to satisfy the obligations of others.

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11. It shall not acquire obligations or securities of its partners, members or shareholders.

12. It shall use stationery, invoices and checks separate from its parent and any affiliate.

13. It shall not pledge its assets for the benefit of any other entity, including its parent and any affiliate or make any loans or advances to any other person.

14. It shall hold itself out as an entity separate from its parent and any affiliate.

15. It shall correct any known misunderstanding regarding its separate identity.”

For purpose of this Article             , the following terms shall have the following meanings:

“affiliate” means any person controlling or controlled by or under common control with the parent, including, without limitation (i) any person who has a familial relationship, by blood, marriage or otherwise with any director, officer or employee of the Corporation, its parent, or any affiliate thereof and (ii) any person which receives compensation for administrative, legal or accounting services from this corporation, its parent or any affiliate. For purposes of this definition, “control” when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“parent” means, with respect to a corporation, any other corporation owning or controlling, directly or indirectly, fifty percent (50%) or more of the voting stock of the Corporation.

“person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

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VII. LIMITED PARTNERSHIP

If the Single Purpose Entity is a limited partnership, to be a special purpose entity, all of its general partners shall be special purpose entities. If such limited partnership has more than one general partner, then such limited partnership shall continue (and not dissolve) for so long as a solvent general partner exists. Consequently, both the limited partnership’s partnership agreement and the certificate of incorporation of its general partner(s) will have to meet certain requirements to be considered special purpose entities. Such requirements are as follows:

A. Limited Partnership Agreement

a. Purpose

The limited partnership’s purpose should be limited to owning and operating the mortgaged property.

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Partnership to the contrary, the following shall govern: The nature of the business and of the purposes to be conducted and promoted by the Partnership, is to engage solely in the following activities:

1. To acquire that certain parcel of real property, together with all improvements located thereon, in the City of                                         , State of                                          [                     interests in [insert Borrower or other applicable entity’s name]] (the “Property”).

2. To own, hold, sell, assign, transfer, operate, lease, mortgage, pledge and otherwise deal with the Property.

3. To exercise all powers enumerated in the Uniform Limited Partnership Act of                                          necessary or convenient to the conduct, promotion or attainment of the business or purposes otherwise set forth herein.”

b. Certain Prohibited Activities

The partnership shall be prohibited, except in certain circumstances, from engaging in certain activities, including various types of insolvency proceedings, dissolution, liquidation, consolidation, merger, sale of all or substantially all of the partnership’s assets, transfer of partnership interests, incurrence of additional debt and amendment of the partnership agreement.

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“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Partnership to the contrary, the following shall govern: The Partnership shall only incur indebtedness in an amount necessary to acquire, operate and maintain the [Property] [use other term for the real estate if necessary]. For so long as any mortgage lien exists on the [Property] [use other term for the real estate if necessary], the Partnership shall not incur, assume, or guaranty any other indebtedness. The Partnership shall not consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity unless (i) the entity (if other than the Partnership) formed or surviving such consolidation or merger or that acquired by conveyance or transfer the properties and assets of the Partnership substantially as an entirety (a) shall be organized and existing under the laws of the United States of America or any State or the District of Columbia, (b) shall include in its organizational documents the same limitations set forth in this Article              and in Article [insert section setting forth Separateness Covenants], and (c) shall expressly assume the due and punctual performance of the Partnership’s obligations; and (ii) immediately after giving effect to such transaction, no default or event of default under any agreement to which it is a party shall have been committed by this partnership and be continuing. For so long as a mortgage lien exists on the [Property] [use other term for the real estate if necessary], the Partnership will not voluntarily commence a case with respect to itself, as debtor, under the Federal Bankruptcy Code or any similar federal or state statute without the unanimous consent of all of the partners of the Partnership. For so long as a mortgage lien exists on the [Property] [use other term for the real estate if necessary], (i) no amendment to this partnership agreement may be made and (ii) the partnership shall not dissolve, liquidate or terminate without first obtaining approval of the mortgagee holding a first mortgage lien on the [Property] [use other term for the real estate if necessary] .”

c. Indemnification

Indemnification of a partnership’s partners should be fully subordinated to obligations respecting the Property.

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Partnership to the contrary, the following shall govern: Any indemnification shall be fully subordinated to any obligations respecting the [Property] [use other term for the real estate if necessary] and shall not constitute a claim against the Partnership in the event that cash flow is insufficient to pay such obligations.”

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d. Separateness Covenants

In order to demonstrate that it is a bankruptcy remote entity not at risk of having its assets substantively consolidated with those of another entity, the partnership must observe certain covenants designed to make evident the special purpose entity’s separateness from its affiliates.

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Partnership to the contrary, the following shall govern: For so long as any mortgage lien exists on the [Property] [use other term for the real estate if necessary], in order to preserve and ensure its separate and distinct identity, in addition to the other provisions set forth in this partnership agreement, the Partnership shall conduct its affairs in accordance with the following provisions:

1. It shall establish and maintain an office through which its business shall be conducted separate and apart from that of any of its affiliate and shall allocate fairly and reasonably any overhead for shared office space.

2. It shall maintain separate partnership records and books of account from those of any affiliate.

3. It shall not commingle assets with those of any affiliate.

4. It shall conduct its own business in its own name.

5. It shall observe all partnership formalities.

6. It shall pay the salaries of its own employees, if any, and maintain a sufficient number of employees, if any, in light of its contemplated business operations.

7. It shall maintain financial statements separate from any affiliate.

8. It shall pay any liabilities out of its own funds, including salaries of any employees, not funds of any affiliate.

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9. It shall maintain an arm’s length relationship with any affiliate.

10. It shall maintain adequate capital in light of its contemplated business operations.

11. It shall not guarantee or become obligated for the debts of any other entity, including any affiliate, or hold out its credit as being available to satisfy the obligations of others.

12. It shall not acquire obligations or securities of its partners, members or shareholders.

13. It shall use stationery, invoices and checks separate from any affiliate.

14. It shall not pledge its assets for the benefit of any other entity, including any affiliate or make any loans or advances to any other person.

15. It shall hold itself out as an entity separate from any affiliate.

16. It shall correct any known misunderstanding regarding its separate identity.

17. At all times have all of its general partners shall be special purpose corporate entities with at least two (2) Independent Directors.”

For purpose of this Article             , the following terms shall have the following meanings:

“affiliate” means any person controlling or controlled by or under common control with the Partnership including, without limitation (i) any person who has a familial relationship, by blood, marriage or otherwise with any partner or employee of the Partnership, or any affiliate thereof and (ii) any person which receives compensation for administrative, legal or accounting services from this partnership, or any affiliate. For purposes of this definition, “control” when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

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“Independent Director” shall mean an individual who shall not have been at the time of such individual’s appointment, and may not have been at any time (i) a partner, member, shareholder of, an officer or employee, attorney, or counsel of the Partnership or any of its respective partners, members, shareholders, subsidiaries or affiliates, (ii) a customer, supplier or other Person who derives more than 1% of its purchases or revenues from its activities with the Partnership or managing member of the Partnership or any of their respective partners, members, shareholders, subsidiaries or affiliates, (iii) a person controlling any such partner, member, shareholder, supplier or customer, (iv) a member of the immediate family of any such shareholder, officer, employee, supplier or customer of any other director of the Partnership or of the managing member of the Partnership, or (v) a direct or indirect legal or beneficial owner in such entity or any of its affiliates. A Person that otherwise satisfies the foregoing shall not be disqualified from serving as an Independent Director if such individual is at the time of initial appointment, or at any time while serving as such, is an Independent Director of a Single Purpose Entity affiliated with the Partnership. As used herein, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting securities, by contract or otherwise.

“person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

e. Dissolution

The limited partnership agreement should provide that the partnership will continue (and not dissolve) so long as a solvent general partner exists.

“Notwithstanding any provision or of any other document governing the formation, management or operation of the Partnership hereof to the contrary, the following shall govern: The Partnership shall not terminate solely as a consequence of the [Bankruptcy] of one or more of the general partners of the Partnership so long as there remains a solvent general partner of the Partnership.”

In addition, dissolution of the partnership must not occur so long as the partnership remains mortgagor of the mortgaged properly.

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“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Partnership to the contrary, the following shall govern: Subject to applicable law, dissolution of the Partnership shall not occur so long as the Partnership remains mortgagor of the [Property] [use other term for the real estate if necessary] .”

B. Corporate General Partner

a. Purpose

The corporation’s purpose should be limited to acting as general partner of the limited partnership whose purpose, as set forth above, generally should be limited to owning and operating the mortgaged property.

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Corporation to the contrary, the following shall govern: The nature of the business and of the purposes to be conducted and promoted by the Corporation is to engage solely in the activity of acting as a general partner of a limited partnership (the “Partnership”) whose purpose is to acquire that certain parcel of real property, together with all improvements located thereon, in the City of                             , State of                          (the “Property”) and own, hold, sell, assign, transfer, operate, lease, mortgage, pledge and otherwise deal with the Property. The Corporation shall exercise all powers enumerated in the General Corporation Law of                  necessary or convenient to the conduct, promotion or attainment of the business or purposes otherwise set forth herein.”

b. Certain Prohibited Activities

The corporation shall be prohibited, except in certain circumstances, from engaging in or causing the partnership to engage in certain activities, including various types of insolvency proceedings, dissolution, liquidation, consolidation, merger, sale of all or substantially all of the corporation’s or partnership’s assets, transfer of ownership assets, transfer of partnership interests, incurrence of additional debt, amendment of the corporation’s articles of incorporation and amendment of the partnership agreement.

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Corporation to the contrary, the following shall govern: The Corporation shall only incur

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or cause the Partnership to incur indebtedness in an amount necessary to acquire, operate and maintain the Property. For so long as any mortgage lien exists on the Property, the Corporation shall not and shall not cause the Partnership to incur, assume, or guaranty any other indebtedness. For so long as the Partnership remains mortgagor of the Property, the Corporation shall not cause the Partnership to dissolve. The Corporation shall not and shall not cause the Partnership to consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity unless (i) the entity (if other than the Corporation or Partnership) formed or surviving such consolidation or merger or that acquired by conveyance or transfer the properties and assets of the Corporation or Partnership substantially as an entirety (a) shall be organized and existing under the laws of the United States of America or any State or the District of Columbia, (b) shall include in its organizational documents the same limitations set forth in this Article                  and in Article [insert section setting forth Separateness Covenants], and (c) shall expressly assume the due and punctual performance of the Corporation’s obligations; and (ii) immediately after giving effect to such transaction, no default or event of default under any agreement to which it is a party shall have been committed by this corporation or the Partnership and be continuing. For so long as a mortgage lien exists on the Property, the Corporation shall not voluntarily commence a case with respect to itself or cause the Partnership to voluntarily commence a case with respect to itself, as debtor, under the Federal Bankruptcy Code or any similar federal or state statute without the unanimous consent of the Board of Directors. For so long as a mortgage lien exists on the Property, (i) no amendment to this certificate of incorporation or to the Corporation’s By-Laws nor to the Partnership agreement of the Partnership may be made and (ii) neither the Corporation nor the Partnership shall be dissolved, liquidated or terminated without first obtaining approval of the mortgagee holding a first mortgage lien on the Property.”

“The Board of Directors may not take any action requiring the unanimous affirmative vote of 100% of the members of the Board of Directors unless all directors including the Independent Directors shall have participated in such vote.”

c. Indemnification

Indemnification of a corporation’s directors and officers should be fully subordinated to obligations respecting the Property.

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“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Corporation to the contrary, the following shall govern: Any indemnification shall be fully subordinated to any obligations respecting the Partnership or the Property and shall not constitute a claim against the Corporation in the event that cash flow is insufficient to pay such obligations.”

d. Separateness Covenants

In order to demonstrate that it is a bankruptcy remote entity not at risk of having its assets substantively consolidated with those of another entity, the Corporation must observe certain covenants designed to make evident the special purpose entity’s separateness from its affiliates.

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Corporation to the contrary, the following shall govern: For so long as any mortgage lien exists on the Property, in order to preserve and ensure its separate and distinct corporate identity, in addition to the other provisions set forth in this certificate of incorporation, the Corporation shall conduct its affairs in accordance with the following provisions:

1. It shall establish and maintain an office through which its business shall be conducted separate and apart from those of its parent and any affiliate and shall allocate fairly and reasonably any overhead for shared office space.

2. It shall maintain separate corporate records and books of account from those of its parent and any affiliate.

3. Its Board of Directors shall hold appropriate meetings (or act by unanimous consent) to authorize all appropriate corporate actions, and in authorizing such actions, shall observe all corporate formalities. The Board of Directors shall include at least two (2) individuals who are Independent Directors. As used herein, an “Independent Director” shall mean an individual who shall not have been at the time of such individual’s appointment, and may not have been at any time (i) a partner, member, shareholder of, or an officer or employee, attorney or counsel of, the Corporation or any of its respective partners, members, shareholders, subsidiaries or affiliates, (ii) a customer, supplier or other Person who derives more than 1% of its purchases or revenues from its activities with the Corporation or managing member of the Corporation or any of their respective partners, members, shareholders, subsidiaries or affiliates, (iii) a

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person controlling any such partner, member, shareholder, supplier or customer, (iv) a member of the immediate family of any such shareholder, officer, employee, supplier or customer of any other director of the Corporation or of the managing member of the Corporation, or (v) a direct or indirect legal or beneficial owner in such entity or any of its affiliates. A Person that otherwise satisfies the foregoing shall not be disqualified from serving as an Independent Director if such individual is at the time of initial appointment, or at any time while serving as such, is an Independent Director of a Single Purpose Entity affiliated with the Corporation. As used herein, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting securities, by contract or otherwise.

4. It shall not commingle assets with those of its parent and any affiliate.

5. It shall conduct its own business in its own name.

6. It shall maintain financial statements separate from its parent and any affiliate.

7. It shall pay any liabilities out of its own funds, including salaries of any employees, not funds of its parent or any affiliate.

8. It shall maintain an arm’s length relationship with its parent and any affiliate.

9. It shall maintain adequate capital in light of its contemplated business operations.

10. It shall not guarantee or, except to the extent of its liability for the debt secured by such mortgage lien, become obligated for the debts of any other entity, including its parent or any affiliate or hold out its credit as being available to satisfy the obligations of others.

11. It shall not acquire obligations or securities of its partners, members or shareholders.

12. It shall use stationery, invoices and checks separate from its parent and any affiliate.

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13. It shall not pledge its assets for the benefit of any other entity, including its parent and any affiliate or make any loans or advances to any other person.

14. It shall hold itself out as an entity separate from its parent and any affiliate.

15. It shall correct any known misunderstanding regarding its separate identity.”

For purpose of this Article                         , the following terms shall have the following meanings:

“affiliate” means any person controlling or controlled by or under common control with the parent, including, without limitation (i) any person who has a familial relationship, by blood, marriage or otherwise with any director, officer or employee of the Corporation, its parent, or any affiliate thereof and (ii) any person which receives compensation for administrative, legal or accounting services from this corporation, its parent or any affiliate. For purposes of this definition, “control” when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“parent” means, with respect to a corporation, any other corporation owning or controlling, directly or indirectly, fifty percent (50%) or more of the voting stock of the Corporation.

“person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

XX. LIMITED LIABILITY COMPANY

If the Single Purpose Entity is a limited liability company, to be a special purpose entity, each managing member shall be a special purpose corporation. If such limited liability company has more than one managing member then such limited liability company shall continue (and not dissolve) for so long as a solvent managing member exists. Consequently, both the Limited Liability Company’s articles of organization and the

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certificate of incorporation of its outside member will have to meet certain requirements to be considered special purpose entities. Such requirements are as follows:

A. Articles of Organization

a. Purpose

The limited liability company’s purpose should be limited to owning and operating the mortgaged property.

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Limited Liability Company to the contrary, the following shall govern: The nature of the business and of the purposes to be conducted and promoted by the Limited Liability Company, is to engage solely in the following activities:

1. To acquire that certain parcel of real property, together with all improvements located thereon, in the City of                             , State of                                      [             interests in [insert Borrower or other applicable entity’s name]] (the “Property”).

2. To own, hold, sell, assign, transfer, operate, lease, mortgage, pledge and otherwise deal with the Property.

3. To exercise all powers enumerated in the Limited Liability Company Act of                              necessary or convenient to the conduct, promotion or attainment of the business or purposes otherwise set forth herein.”

b. Certain Prohibited Activities

The limited liability company shall be prohibited, except in certain circumstances from engaging in certain activities, including various types of insolvency proceedings, dissolution, liquidation, consolidation, merger, sale of all or substantially all of the limited liability company’s assets, transfer of limited liability company interests, incurrence of additional debt and amendment of the articles of organization.

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Limited Liability Company to the contrary, the following shall govern: The Limited Liability Company shall only incur indebtedness in an amount necessary to

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acquire, operate and maintain the [Property] [use other term for the real estate if necessary]. For so long as any mortgage lien exists on the [Property] [use other term for the real estate if necessary], the Limited Liability Company shall not incur, assume, or guaranty any other indebtedness. The Limited Liability Company shall not consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity unless (i) the entity (if other than the Limited Liability Company) formed or surviving such consolidation or merger or that acquired by conveyance or transfer the properties and assets of the Limited Liability Company substantially as an entirety (a) shall be organized and existing under the laws of the United States of America or any State or the District of Columbia, (b) shall include in its organizational documents the same limitations set forth in this Article              and in Article [insert section setting forth Separateness Covenants], and (c) shall expressly assume the due and punctual performance of the Limited Liability Company’s obligations; and (ii) immediately after giving effect to such transaction, no default or event of default under any agreement to which it is a party shall have been committed by this limited liability company and be continuing. For so long as a mortgage lien exists on the [Property] [use other term for the real estate if necessary], the Limited Liability Company will not voluntarily commence a case with respect to itself, as debtor, under the Federal Bankruptcy Code or any similar federal or state statute without the unanimous consent of all of the members of the Limited Liability Company. For so long as a mortgage lien exists on the [Property] [use other term for the real estate if necessary], (i) no amendment to these articles of organization may be made and (ii) the Limited Liability Company shall not be dissolved, liquidated or terminated without first obtaining approval of the mortgagee holding a first mortgage lien on the [Property] [use other term for the real estate if necessary].”

c. Indemnification

Indemnification of a limited liability company’s partners should be fully subordinated to obligations respecting the Property.

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Limited Liability Company to the contrary, the following shall govern: Any indemnification shall be fully subordinated to any obligations respecting the [Property] [use other term for the real estate if necessary] and shall not constitute a claim against the Limited Liability Company in the event that cash flow is insufficient to pay such obligations.”

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d. Separateness Covenants

In order to demonstrate that it is a bankruptcy remote entity not at risk of having its assets substantively consolidated with those of another entity, the limited liability company must observe certain covenants designed to make evident the special purpose entity’s separateness from its affiliates.

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Limited Liability Company to the contrary, the following shall govern: For so long as any mortgage lien exists on the [Property] [use other term for the real estate if necessary], in order to preserve and ensure its separate and distinct identity, in addition to the other provisions set forth in these articles of organization, the Limited Liability Company shall conduct its affairs in accordance with the following provisions:

1. It shall establish and maintain an office through which its business shall be conducted separate and apart from that of any of its affiliates and shall allocate fairly and reasonably any overhead for shared office space.

2. It shall maintain separate records and books of account from those of any affiliate.

3. It shall not commingle assets with those of any affiliate.

4. It shall conduct its own business in its own name.

5. It shall maintain financial statements separate from any affiliate.

6. It shall pay any liabilities out of its own funds, including salaries of any employees, not funds of any affiliate.

7. It shall maintain an arm’s length relationship with any affiliate.

8. It shall maintain adequate capital in light of its contemplated business operations.

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9. It shall not guarantee or become obligated for the debts of any other entity, including any affiliate, or hold out its credit as being available to satisfy the obligations of others.

10. It shall not acquire obligations or securities of its partners, members or shareholders.

11. It shall use stationery, invoices and checks separate from any affiliate.

12. It shall not pledge its assets for the benefit of any other entity, including any affiliate or make any loans or advances to any other person.

13. It shall hold itself out as an entity separate from any affiliate.

14. It shall correct any known misunderstanding regarding its separate identity.

15. At all times all managing members shall be a special purpose corporate member with at least two (2) Independent Directors.”

For purpose of this Article     , the following terms shall have the following meanings:

“affiliate” means any person controlling or controlled by or under common control with the Limited Liability Company including, without limitation (i) any person who has a familial relationship, by blood, marriage or otherwise with any partner or employee of the Limited Liability Company, or any affiliate thereof and (ii) any person which receives compensation for administrative, legal or accounting services from this limited liability company, or any affiliate. For purposes of this definition, “control” when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Independent Director” shall mean an individual who shall not have been at the time of such individual’s appointment, and may not have been at any time (i) a partner, member, shareholder of, an officer, employee, attorney or counsel of, the Limited Liability Company or any of its

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respective partners, members, shareholders, subsidiaries or affiliates, (ii) a customer, supplier, or other Person who derives more than 1% of its purchases or revenues from its activities with the Limited Liability Company or managing member of the Limited Liability Company or any of their respective partners, members, shareholders, subsidiaries or affiliates, (iii) a person controlling any such partner, member, shareholder, supplier or customer, (iv) a member of the immediate family of any such shareholder, officer, employee, supplier or customer of any other director of the Limited Liability Company or of the managing member of the Limited Liability Company, or (v) a direct or indirect legal or beneficial owner in such entity or any of its affiliates. A Person that otherwise satisfies the foregoing shall not be disqualified from serving as an Independent Director if such individual is at the time of initial appointment, or at any time while serving as such, is an Independent Director of a Single Purpose Entity affiliated with the Limited Liability Company. As used herein, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting securities, by contract or otherwise.

“person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

e. Dissolution

To the extent permitted by tax law the articles of organization should provide that the vote of a majority-in-interest of the remaining members is sufficient to continue the life of the limited liability company. If such vote is not obtained, for so long as a mortgage lien exists on the [Property] [use other term for the real estate if necessary] the limited liability company may not be permitted to liquidate the [Property] [use other term for the real estate if necessary] without first obtaining approval of the mortgagee holding a first mortgage lien on the [Property] [use other term for the real estate if necessary]. Such holders may continue to exercise all of their rights under the existing security agreements or mortgages until the debt underlying the mortgage lien has been paid in full or otherwise completely discharged.”

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Limited Liability Company to the contrary, the following shall govern: To the extent permissible under applicable federal and state tax law,

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the vote of a majority-in-interest of the remaining members is sufficient to continue the life of the Limited Liability Company. If such vote is not obtained, for so long as a mortgage lien exists on the [Property] [use other term for the real estate if necessary] the Limited Liability Company shall not liquidate the [Property] [use other term for the real estate if necessary] without first obtaining approval of the mortgagee holding a first mortgage lien on the [Property] [use other term for the real estate if necessary]. Such holders may continue to exercise all of their rights under the existing security agreements or mortgages until the debt underlying the mortgage liens has been paid in full or otherwise completely discharged.

f. Voting

When acting on matters subject to the vote of the members, notwithstanding that the limited liability company is not then insolvent, the members and the outside member must take into account the interest of the Limited Liability Company’s creditors, as well as those of the members.

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Limited Liability Company to the contrary, the following shall govern: When acting on matters subject to the vote of the members, notwithstanding that the Limited Liability Company is not then insolvent, all of the members shall take into account the interest of the Limited Liability Company’s creditors, as well as those of the members.”

B. Outside Corporate Member

a. Purpose

The outside corporate member’s purpose should be limited to acting as corporate member of the limited liability company whose purpose, as set forth above, generally should be limited to owning and operating the mortgaged property.

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Corporation to the contrary, the following shall govern: The nature of the business and of the purposes to be conducted and promoted by the Corporation is to engage solely in the activity of acting as the

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outside member of a limited liability company (the “Limited Liability Company”) whose purpose is to acquire that certain parcel of real property, together with all improvements located thereon, in the City of             , State of              (the “Property”) and own, hold, sell, assign, transfer, operate, lease, mortgage, pledge and otherwise deal with the Property. The Corporation shall exercise all powers enumerated in the General Corporation Law of              necessary or convenient to the conduct, promotion or attainment of the business or purposes otherwise set forth herein.”

b. Certain Prohibited Activities

The corporation shall be prohibited, except in certain circumstances, from engaging in or causing the limited liability company to engage in certain activities, including various types of insolvency proceedings, dissolution, liquidation, consolidation, merger, sale of all or substantially all of the corporation’s or the limited liability company’s assets, transfer of ownership assets, transfer of limited liability company interests, incurrence of additional debt, amendment of the corporation’s articles of incorporation and amendment of the articles of organization.

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Corporation to the contrary, the following shall govern: The Corporation shall only incur or cause the Limited Liability Company to incur indebtedness in an amount necessary to acquire, operate and maintain the Property. For so long as any mortgage lien exists on the Property, the Corporation shall not and shall not cause the Limited Liability Company to incur, assume, or guaranty any other indebtedness. The Corporation shall not and shall not cause the Limited Liability Company to consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity unless (i) the entity (if other than the Corporation or Limited Liability Company) formed or surviving such consolidation or merger or that acquired by conveyance or transfer of the properties and assets of the Corporation or Limited Liability Company substantially as an entirety (a) shall be organized and existing under the laws of the United States of America or any State or the District of Columbia, (b) shall include in its organizational documents the same limitations set forth in this Article              and in Article [insert section

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setting forth Separateness Covenants], and (c) shall expressly assume the due and punctual performance of the Corporation’s obligations; and (ii) immediately after giving effect to such transaction, no default or event of default under any agreement to which it is a party shall have been committed by this corporation or the Limited Liability Company and be continuing. For so long as a mortgage lien exists on the Property, the Corporation shall not voluntarily commence a case with respect to itself or cause the Limited Liability Company to voluntarily commence a case with respect to itself, as debtor, under the Federal Bankruptcy Code or any similar federal or state statute without the unanimous consent of the Board of Directors. For so long as a mortgage lien exists on the Property, without first obtaining approval of the mortgagee holding a first mortgage lien on the Property (i) no material amendment to this certificate of incorporation or to the Corporation’s By-Laws nor to the articles of organization of the Limited Liability Company may be made and (ii) neither the Corporation nor the Limited Liability Company shall dissolve, liquidate or terminate without first obtaining approval of the mortgagee holding a first mortgage lien on the Property.”

“The Board of Directors may not take any action requiring the unanimous affirmative vote of 100% of the members of the Board of Directors unless all directors including the Independent Directors shall have participated in such vote.”

c. Indemnification

Indemnification of a corporation’s directors and officers should be fully subordinated to obligations respecting the Property.

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Corporation to the contrary, the following shall govern: Any indemnification shall be fully subordinated to any obligations respecting the Limited Liability Company or the Property and shall not constitute a claim against the Corporation in the event that cash flow is insufficient to pay such obligations.”

d. Separateness Covenants

In order to demonstrate that it is a bankruptcy remote entity not at risk of having its assets substantively consolidated with those of another entity, the corporation must observe certain covenants designed to make evident the special purpose entity’s separateness from its affiliates.

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“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Corporation to the contrary, the following shall govern: For so long as any mortgage lien exists on the Property, in order to preserve and ensure its separate and distinct corporate identity, in addition to the other provisions set forth in this certificate of incorporation, the Corporation shall conduct its affairs in accordance with the following provisions:

1. It shall establish and maintain an office through which its business shall be conducted separate and apart from those of its parent and any affiliate and shall allocate fairly and reasonably any overhead for shared office space.

2. It shall maintain separate corporate records and books of account from those of its parent and any affiliate.

3. Its Board of Directors shall hold appropriate meetings (or act by unanimous consent) to authorize all appropriate corporate actions, and in authorizing such actions, shall observe all corporate formalities. The Board of Directors shall include at least two (2) individuals who are Independent Directors. As used herein, an “Independent Director” shall mean an individual who shall not have been at the time of such individual’s appointment, and may not have been at any time (i) a partner, member, shareholder of, an officer, employee attorney or counsel of, the Corporation or any of its respective partners, members, shareholders, subsidiaries or affiliates, (ii) a customer, supplier, or other Person who derives more than 1% of its purchases or revenues from its activities with the Corporation or managing member of the Corporation or any of their respective partners, members, shareholders, subsidiaries or affiliates, (iii) a person controlling any such partner, member, shareholder, supplier or customer, (iv) a member of the immediate family of any such shareholder, officer, employee, supplier or customer of any other director of the Corporation or of the managing member of the Corporation, or (v) a direct or indirect legal or beneficial owner in such entity or any of its affiliates. A Person that otherwise satisfies the foregoing shall not be disqualified from serving as an Independent Director if such individual is at the time of initial appointment, or at any time while serving as such, is an Independent Director of a Single Purpose Entity affiliated with the Limited Liability Company. As used herein, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting securities, by contract or otherwise.

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4. It shall not commingle assets with those of its parent and any affiliate.

5. It shall conduct its own business in its own name.

6. It shall maintain financial statements separate from its parent and any affiliate.

7. It shall pay any liabilities out of its own funds, including salaries of any employees, not funds of its parent or any affiliate.

8. It shall maintain an arm’s length relationship with its parent and any affiliate.

9. It shall maintain adequate capital in light of its contemplated business operations.

10. It shall have a partnership or operating agreement, certificate of incorporation, articles of organization or other organizational document which has been approved by Lender.

11. It shall not guarantee or become obligated for the debts of any other entity, including its parent or any affiliate or hold out its credit as being available to satisfy the obligations of others.

12. It shall not acquire obligations or securities of its partners, members or shareholders.

13. It shall use stationery, invoices and checks separate from its parent and any affiliate.

14. It shall not pledge its assets for the benefit of any other entity, including its parent and any affiliate or make any loans or advances to any other person.

15. It shall hold itself out as an entity separate from its parent and any affiliate.

16. It shall correct any known misunderstanding regarding its separate identity.”

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For purpose of this Article             , the following terms shall have the following meanings:

“affiliate” means any person controlling or controlled by or under common control with the parent, including, without limitation (i) any person who has a familial relationship, by blood, marriage or otherwise with any director, officer or employee of the Corporation, its parent, or any affiliate thereof and (ii) any person which receives compensation for administrative, legal or accounting services from this corporation, its parent or any affiliate. For purposes of this definition, “control” when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“parent” means, with respect to a corporation, any other corporation owning or controlling, directly or indirectly, fifty percent (50%) or more of the voting stock of the Corporation.

“person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

e. Voting

When voting on matters concerning the limited liability company, notwithstanding that the limited liability company is not then insolvent, the Corporation must take into account the interest of the Limited Liability Company’s creditors, as well as those of its members.

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Corporation to the contrary, the following shall govern: When voting on matters concerning the Limited Liability Company, notwithstanding that the Limited Liability Company is not then insolvent, the Corporation shall take into account the interest of the Limited Liability Company’s creditors, as well as those of its members.”

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IV. OTHER STRUCTURES

The foregoing provisions do not exhaustively contemplate all ownership structures for a mortgaged property. Situations involving ownership structures not specifically contemplated by the provisions set forth on this Exhibit C shall nevertheless require Single Purpose Entities substantively to comply with the requirements to these provisions, modified as appropriate to accommodate the ownership structure in question.

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EXHIBIT D

ENFORCEABILITY OPINION REQUIREMENTS

1. The Opinion shall be delivered on the Closing Date and shall satisfy all applicable requirements of the Rating Agencies in relation thereto.

2. The Opinion shall be given by a professional law firm selected by Borrower and reasonably acceptable to Lender.

3. The Opinion shall be in form and substance acceptable to Lender and shall be given in relation to Borrower, Guarantor, Manager and any other relevant party to the Loan (each a “Loan Party”). Depending on the nature of the transaction, the Opinion shall address the applicable law of the State of New York, the State where the Property is located and each State where any Loan Party is organized (collectively, the “Relevant States”). To the extent that the Property is located in a jurisdiction outside of the State of New York and/or any Loan Party is organized under a jurisdiction outside the States of New York or Delaware, the appropriate opinions below should be given by local counsel. The Opinion shall be given on the basis of an examination of an executed original of each completed Loan Document in addition to such other documents or instruments counsel deems relevant.

4. The Opinion shall contain the following opinions:

Opinions with respect to the law of the State of Formation or Organization of the Loan Parties

(a)	Each Loan Party is a [Describe Legal Form] duly organized, validly existing and in good standing under the laws of the State of [State of Organization] and is authorized to do business and in good standing in the State of [State of Organization].

(b)	Each Loan Party has the requisite power to own its properties and to carry on its business as now being conducted and to enter into the transactions covered by the Loan Documents.

(c)	The execution and delivery by each Loan Party of each Loan Document to which it is a party has been duly authorized by all necessary partnership, company and/or corporate action, as applicable. To the extent a party thereto, the Loan Documents have been duly executed and delivered by each Loan Party.

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(d)	The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party does not:

(i)	conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, the partnership agreement, partnership certificate, articles of incorporation, by-laws, trust agreement or trust certificate, as applicable, of such Loan Party;

(ii)	contravene any law, statute or regulation of the United States of America or the [State of Organization] or any agency or political subdivision of either thereof;

(iii)	violate any order, writ, injunction, or decree of which, after due inquiry, counsel has actual knowledge, issued by any court or governmental authority of the United States of America or the [State of Organization] or any agency or political subdivision of either thereof to which such Loan Party is subject; or

(iv)	conflict with or result in any breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien other than the lien of the Loan Documents upon any of the assets or properties of such Loan Party pursuant to the terms of any material indenture, mortgage, deed of trust, agreement, contract or instrument to which such Loan Party is a party or by which it or any of its assets or properties is bound.

(e)	No order, consent, approval, license or authorization of, or filing, recording or registration with, any governmental or public body or authority of the United States of America or the State of [Relevant State] or any agency or political subdivision of either thereof is required in connection with the execution and delivery of any of the Loan Documents, the validity, binding effect or enforceability of any of the Loan Documents or the consummation of the transactions contemplated thereby.

(f)	To our actual knowledge, except as identified on the schedule to this opinion letter, none of the Loan Parties is a party to any pending or overtly threatened in writing actions or proceedings that may adversely affect the transactions contemplated by the Loan Documents or that would have a material adverse effect on any Loan Party.

(g)	To the extent the State of [State of Organization] UCC is applicable to the authorization of the Financing Statement, pursuant to the provisions of the Loan Agreement and the Security Instrument, Borrower has authorized the filing of the Financing Statement for purposes of Section 9-509 of the State of [State of Organization] UCC.

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(h)	To the extent the State of [State of Organization] UCC is applicable, the financing Statement includes not only all of the types of information required by Section 9-502(a) of the State of [State of Organization] UCC but also the types of information without which the Filing Office may refuse to accept the Financing Statement pursuant to Section 9-516 of the State of [State of Organization] UCC.

(i)	To the extent the State of [State of Organization] UCC is applicable, the security interest of the Secured Party will be perfected in Borrower’s rights in all UCC Collateral upon the later of the attachment of the security interest and the filing of the Financing Statement in the Filing Office; provided, however, we express no opinion with respect to (i) money, (ii) deposit accounts, (iii) letter of credit rights, (iv) goods covered by a certificate of title statute, (v) as-extracted collateral, timber to be cut, or (vi) any property subject to a statute, regulation or treaty of the United States whose requirements for a security interest’s obtaining priority over the rights of a lien creditor with respect to the property preempt Section 9-310(a) of the State of [State of Organization]. “UCC Collateral” means the portion of the Property (as defined in the Security Instrument), the Rate Cap Collateral, the Account Collateral (as defined in the Loan Agreement) and the Collateral Accounts (as defined in the Account Agreement) to the extent the UCC governs a security interest in such collateral.

(j)	You have asked whether Borrower is a “registered organization” as such term is defined in Section 9-102(a)(70) of the State of [State of Organization] UCC. Pursuant to Section 9-102(a)(70) of the State of [State of Organization] UCC, a “registered organization” must be (i) organized solely under the laws of a single State (or the United States) and (ii) the State (or the United States) must maintain a public record showing the organization to have been organized.

Opinions with respect to New York Law

(a)	To the extent governed by New York law and to the extent a party thereto, the Loan Documents are the legal, valid and binding obligations of each Loan Party, enforceable against such Loan Party in accordance with their terms.

(b)	The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party does not:

(i)	contravene any law, statute or regulation of the United States of America or the State of New York or any agency or political subdivision of either thereof;

(ii)	violate any order, writ, injunction, or decree of which, after due inquiry, counsel has actual knowledge, issued by any court or governmental

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authority of the United States of America or the State of New York or any agency or political subdivision of either thereof to which such Loan Party is subject; or

(iii)	conflict with or result in any breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien other than the lien of the Loan Documents upon any of the assets or properties of such Loan Party pursuant to the terms of any material indenture, mortgage, deed of trust, agreement, contract or instrument to which such Loan Party is a party or by which it or any of its assets or properties is bound.

(c)	No order, consent, approval, license or authorization of, or filing, recording or registration with, any governmental or public body or authority of the United States of America or the State of New York or any agency or political subdivision of either thereof is required in connection with the execution and delivery of any of the Loan Documents, the validity, binding effect or enforceability of any of the Loan Documents or the consummation of the transactions contemplated thereby.

(d)	To our actual knowledge, except as identified on the schedule to this opinion letter, none of the Loan Parties is a party to any pending or overtly threatened in writing actions or proceedings that may adversely affect the transactions contemplated by the Loan Documents or that would have a material adverse effect on any Loan Party.

(e)	The payment by Borrower and receipt by Lender of all principal and interest will not violate the usury laws of the State of New York or otherwise constitute unlawful interest.

(f)	The provisions of the Loan Agreement and the Security Instrument are effective to create, in favor of Lender to secure the obligations purported to be secured thereby, a valid security interest in Borrower’s rights in the UCC Collateral.

(g)	Under New York UCC, the provisions of the Account Agreement are effective to perfect the security interest of Lender in Borrower’s rights in the Collateral Accounts (as defined in the Account Agreement).

Opinions with respect to the law of States in which the Property is located

(a)	Each Loan Party is authorized to do business and in good standing in the State of [Relevant State].

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(b)	To the extent governed by the laws of the State of [Relevant States], the Security Instrument and the Assignment of Leases are the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms.

(c)	The Security Instrument is in proper form so as to comply with recording requirements of the State of [Relevant State]. Upon payment of any recording taxes and recording fees and proper indexing, the Security Instrument will create in favor of Lender valid liens on the portion of the Property that is located in the State of [Relevant States], securing payment of the Obligations (as defined in the Security Instrument), and no further action will be required for the valid creation of such liens. Upon recordation in the office of the [Recording Office] the Security Instrument will provide constructive notice of the terms thereof and the liens created thereby to third parties acquiring interests in the portion of the Property that are located in the State of [Relevant States] subsequent to such recordation.

(d)	The Assignment of Leases is in proper form so as to comply with the recording requirements of the State of [Relevant States]. At the time the Assignment of Leases is delivered to the Recording Office for recording, it will take effect as to all creditors and subsequent purchasers for a valuable consideration without notice, and it shall be entitled to priority over any other similar instrument delivered to said Recording Office for recording after that time, in the absence of actual notice.

(e)	Pursuant to the provisions of the Security Instrument Borrower has authorized the filing of the Fixture Financing Statement identifying the Fixture Collateral for purposes of Section 9-509 of the [Relevant States] UCC. “Fixture Collateral” means that portion of the UCC Collateral which consists of “fixtures” (as defined in Article 9 of the UCC) to the extent the UCC governs a security interest in such collateral.

(f)	The Fixture Financing Statement includes not only all the types of information required by Section 9-502(a) and 9-502(b) of the [Relevant States] UCC but also the types of information without which the Fixture Filing Office may refuse to accept the Fixture Financing Statement pursuant to Section 9-516 of the State of [Relevant States] UCC.

(g)	Under the [Relevant States] UCC, the security interest of the Secured Party will be perfected in Borrower’s rights in any Fixture Collateral located on the real property described on Schedule 1 to the Fixture Financing Statement upon the later of the attachment of the security interest and the filing of the Fixture Financing Statement in the Fixture Filing Office.

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(h)	To our knowledge, Borrower has paid or made provision for payment of all recording tax due in connection with the recording of the Security Instrument and the Assignment of Leases. No additional deed of trust recording, intangibles tax, documentary stamp tax or similar taxes or charges, other than nominal recordation or filing fees, are required to be paid as a condition of the legality of enforceability of the Security Instrument or the Assignment of Leases.

(i)	No order, consent, approval, license or authorization of, or filing, recording or registration with, any governmental or public body or authority of the State of [Relevant States] or any agency or political subdivision of either thereof is required in connection with the execution and delivery of any of the Loan Documents, the validity, binding effect or enforceability of any of the Loan Documents or the consummation of the transactions contemplated thereby.

(j)	To our actual knowledge, except as identified on the schedule to this opinion letter, none of the Loan Parties is a party to any pending or overtly threatened in writing actions or proceedings that may adversely affect the transactions contemplated by the Loan Documents or that would have a material adverse effect on any Loan Party.

(k)	If the Obligations (as defined in the Security Instrument) were to be governed by the laws of the State of [Relevant States], the payment by Borrower and receipt by Lender of all principal and interest will not violate the usury laws of the State of [Relevant States] or otherwise constitute unlawful interest.

(l)	A federal court sitting in the State of [Relevant States] and applying the conflict of law rules of the State of [Relevant States], and the state courts in the State of [Relevant States], would give effect to the choice of law provisions contained in the Security Documents.

(m)	The operation of any term of the Note, including, without limitation, the terms regarding late charges, default interest or prepayment premiums, or the lawful exercise of any right thereunder, shall not render the Note unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense.

5. The Opinion shall be addressed to Lender and its successors and assigns and shall state that it may be relied upon by (i) any assignee of Lender’s interest in the Loan, (ii) any servicer of the Loan, (iii) any purchaser of the Loan or any portion thereof in any Securitization, (iv) any Rating Agency involved in a Securitization of the Loan, (v) the issuer of securities in a Securitization of the Loan, and (vi) any trustee or servicer appointed in connection with a Securitization of the Loan.

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EXHIBIT E

NON-CONSOLIDATION OPINION REQUIREMENTS

1. The Nonconsolidation Opinion shall be delivered on the Closing Date and shall satisfy all applicable requirements of the Rating Agencies in relation thereto.

2. The Nonconsolidation Opinion shall be given by a professional law firm selected by Borrower and reasonably acceptable to Lender.

3. The Nonconsolidation Opinion shall be in form and substance acceptable to Lender and shall be given in relation to both Borrower and any other SPE Entity relevant to the Loan. The Nonconsolidation Opinion shall identify each entity (a “Relevant Entity”) which owns more than a 49% direct or indirect interest in either Borrower and/or such SPE Entity or is providing a guaranty or indemnity in connection with the Loan. Depending on the circumstances and nature of the transaction structure, a non-affiliated entity, such as a third party property manager, shall be included as a Relevant Entity if required by the Rating Agencies.

4. The Nonconsolidation Opinion shall state that, in the event that any Relevant Entity were to be a debtor in a case under the Bankruptcy Code, it is counsel’s opinion that, under present reported decisional authority and statutes applicable to federal bankruptcy cases, in a properly presented and argued case, a court would not, in the proper exercise of its equitable discretion, disregard the separate existence of Borrower or any SPE Entity so as to order substantive consolidation under the Bankruptcy Code of the assets and liabilities of such Relevant Entity with the assets and liabilities of either Borrower or any SPE Entity and treat such assets and liabilities as though either Borrower and such Relevant Entity or any SPE Entity and such Relevant Entity were one entity.

5. The Nonconsolidation Opinion shall be addressed to Lender and its successors and assigns and shall state that it may be relied upon by (i) any assignee of Lender’s interest in the Loan, (ii) any participant of Lender’s interest in the Loan, (iii) any servicer of the Loan, (iv) any purchaser of the Loan or any portion thereof in any Securitization, (v) any Rating Agency involved in a Securitization of the Loan, (vi) the issuer of securities in a Securitization of the Loan, and (vii) any trustee or servicer appointed in connection with a Securitization of the Loan.

DELAWARE BANKRUPTCY OPINIONS

As a general rule, the following opinions are required with respect to any single-member Delaware limited liability companies (having independent members/managers) in the organizational structure:

1.	An opinion of Delaware counsel that federal bankruptcy court would hold that Delaware law, and not federal law, governs the determination of what persons or entities have authority to file a voluntary bankruptcy petition on behalf of the limited liability company.

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2.	Opinions of Delaware counsel as follows:

a.	The limited liability company agreement constitutes a legal, valid and binding agreement of its member, and is enforceable against such member, in accordance with its terms.

b.	In order for a voluntary bankruptcy petition to be filed on behalf of the Company, the unanimous consent of all of the independent managers/members is required and the provision requiring such unanimous consent in the limited liability company agreement constitutes a legal, valid and binding agreement of the member, enforceable against the member, in accordance with its terms.

c.	The bankruptcy or dissolution of the limited liability company’s sole member will not, by itself, cause the limited liability company to be dissolved or its affairs to be wound up.

d.	A judgment creditor of the member may not satisfy its claims against the member by asserting a claim against the assets of the limited liability company.

e.	The limited liability company is a separate legal entity, and shall continue as such until the cancellation of the limited liability company certificate.

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EXHIBIT F

[INTENTIONALLY OMITTED]

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EXHIBIT G

FORM OF TENANT ESTOPPEL LETTER

                    , 200

German American Capital Corporation,

its successors and assigns

60 Wall Street, 10th Floor

New York, New York 10005

Re:

Ladies and Gentlemen:

It is our understanding that you are about to make a loan to First States Investors 5000A, LLC, a Delaware limited liability company, the landlord, or successor-in-interest to the landlord under our lease, as evidenced by a loan agreement and secured by a mortgage on the captioned premises and, as a condition precedent thereof, you have required this certification by the undersigned.

The undersigned, as tenant under that certain lease made with                                         , as landlord, dated                      [, which lease has been modified or amended as follows (list all modifications or amendments or, if none, so indicate)                                         ] (the “Lease”), hereby ratifies the Lease and certifies that:

1. the undersigned entered into occupancy of the premises described in the Lease on or about                                         ;

2. the lease commencement date was                                         ;

3. the square footage of the premises described in the Lease is                                          ;

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4. the fixed rental in the monthly amount of $             was payable from ;

5. the percentage rental payable monthly is $            ;

6. there are no rent abatements or free rent periods now or in the future [other than ];

7. the amount of the current monthly expense reimbursements due under the Lease is equal to $ ;

8. the Lease is in full force and effect and, except as indicated above, has not been assigned, modified, supplemented or amended in any way and the undersigned has no notice of any assignment, pledge or hypothecation by the landlord of the Lease or of the rentals thereunder;

9. a true and complete copy of the Lease (including all amendments, modifications, supplements, side letters, surrender, space reduction or rent abatement agreements applicable to such Lease) is attached hereto as Exhibit A;

10. the Lease represents the entire agreement between the parties with respect to the above space in the above-mentioned building;

11. the term of the Lease [, as currently extended by means of the exercise of certain options contained therein,] expires on                                         ;

12. all construction and other obligations of a material nature to be performed by the landlord under the Lease have been satisfied, except as follows: (if none, so indicate);

13. any payments by the landlord to the undersigned for tenant improvements which are required under the Lease have been made;

14. on this date there are no existing defenses or offsets which the undersigned has against the enforcement of the Lease by the Landlord and the undersigned has no knowledge of any event which with the giving of notice, the passage of time or both would constitute a default under said Lease;

15. the undersigned is not entitled to any offsets, abatements, deductions or otherwise against the rent payable under the Lease from and after the date hereof, except as follows: (if none, so indicate);

16. no rental (including expense reimbursements), other than for the current month, has been paid in advance;

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17. the amount of the security deposit presently held under the Lease is $             (if none, so indicate);

18. the rentals (including expense reimbursements) under the Lease have been paid through the month of                     .

This estoppel certificate is binding upon the undersigned and its successors and assigns and may be relied upon by you and your successors and assigns and, if the mortgage loan becomes the subject of a securitization, may also be relied upon by the credit rating agency, if any, rating the securities collateralized by the mortgage loan as well as any issuer of such securities, and any servicer and/or trustee acting in respect of such securitization.

Very truly yours,

[INSERT NAME OF TENANT]

By:
Title:

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EXHIBIT A

LEASE

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EXHIBIT H

FORM OF GROUND LESSOR ESTOPPEL CERTIFICATE

(TO BE USED FOR GROUND LEASES WITH ACCEPTABLE FINANCING PROVISIONS)

GERMAN AMERICAN CAPITAL CORPORATION,

its successors and assigns (“Lender”)

60 Wall Street, 10th Floor

New York, NY 10005

Re:                                          (the “Property”)

Ladies and Gentlemen:

The undersigned,                                          (“Lessor”), as              October 23, 1986, between Lessor and                                         , a                                         “Lessee”), as lessee, [as amended by                                          [ (the “Amendment”; together with the original lease, the “Lease”) covering a portion of the Property therein described (the “Premises”), hereby warrants, represents and certifies as follows, as of the date hereof:

1.	The term of the Lease commenced on [ ], and expires on [ ].

2.	The current Ground Rent (as defined in the Lease) under the Lease is $[ ] per annum, payable in [ ] installments, and has been paid in full through [ , 2003]. Except for the [Other Rent (as defined in the Lease)], no additional rent or charge (including, without limitation, as applicable, taxes, maintenance, operating expenses or otherwise) that has been billed to Lessee by Lessor is overdue. There are no provisions for, and Lessor has no rights with respect to, terminating the Lease or increasing the rent payable thereunder, except as expressly set forth in the Lease. The amount of the security deposit presently held by Lessor under the Lease is $[ ].

3.	The Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way whatsoever, except, if at all, as described on Exhibit A attached hereto and made a part hereof. There are no other agreements, whether oral or written, between Lessee and Lessor concerning the Premises or the Property. A true, correct and complete description of the documents constituting the Lease is set forth on Exhibit A.

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4.	Lessor has not delivered or received any notices of default under the Lease; to the best knowledge of Lessor, there is no default by Lessee or Lessor under the Lease, nor has any event or omission occurred which, with the giving of notice or the lapse of time, or both, would constitute a default thereunder. To the best knowledge of Lessor, Lessee has no defense, set-offs, basis for withholding rent, claims or counterclaims against Lessor for any failure of performance of any of the terms of the Lease.

5.	Any improvements required by the terms of the Lease to be made by Lessee have been completed to the satisfaction of Lessor, and Lessee’s current use and operation of the Premises complies with any use covenants or operating requirements contained in the Lease.

6.	Lessee has no options, rights of first refusal, termination, renewal or extension, exclusive business rights or other rights to extend or otherwise modify the Lease[, except as follows]: [describe any such options].

7.	Neither Lessor nor Lessee has assigned the Lease or sublet the Premises[, except as follows]: [describe any assignments and subleases].

8.	Lessor is the record and beneficial owner of the Premises, and the Lease is not subordinate, and has not been subordinated by Lessor, to any mortgage, lien or other encumbrance. Lessor has not assigned, conveyed, transferred, sold, encumbered or mortgaged its interest in the Lease or the Premises, and there are no mortgages, deeds of trust or other security interests encumbering the ground lessor’s fee interest in the Premises.

9.	No third party has any option or preferential right to purchase all or any part of the Premises.

10.	Lessor has not received written notice of any pending eminent domain proceedings or other governmental actions or any judicial actions of any kind against Lessor’s interest in the Property.

11.	Lessor has not received written notice that it is in violation of any governmental law or regulation applicable to its interest in the Premises and its operation thereon, including, without limitation, any environmental laws or the Americans with Disabilities Act, and has no reason to believe that there are grounds for any claim of any such violation.

12.	Neither Lessee nor any affiliate of Lessee has any direct or indirect ownership interest in Lessor or any affiliate of Lessor.

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13.	Lessor acknowledges and agrees that ](a) Lender is a “Mortgagee” (as defined in the Lease)], [(b) that certain [ Leasehold [Deed of Trust][Mortgage], Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents, Security Deposits [and Hotel Revenues] dated on or about , 200 by Lessee for the benefit of Lender is a “Leasehold Mortgage” (as defined in the Lease),] [(c) that Lessee and Lender have duly complied with and satisfied the provisions of of the Lease concerning notification of Lessor of a Leasehold Mortgage,] and [(d) Lender shall be entitled to all the benefits and protections set forth in the Lease to which a Mortgagee would be entitled including, without limitation, those set forth in of the Ground Lease.]

14.	Lessor, and the person or persons executing this certificate on behalf of Lessor, have the power and authority to execute this certificate.

15.	Lessor agrees that shall forward copies of all notices to Lessee to Lender at the following address or at such other address as Lender may from time to time designate in writing to Lessor.

German American Capital Corporation

60 Wall Street, 10th Floor

New York, New York 10005

Attention: Eric M. Schwartz and General Counsel

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Attention: Harvey R. Uris, Esq.

The truth and accuracy of the certifications contained herein may be relied upon by (i) the Lender and its successors, participants, assigns and transferees, (ii) any rating agency or trustee involved in a securitization of the Loan, and (iii) any servicer of the Loan (collectively, the “Reliance Parties”) and said certifications shall be binding upon Lessor and its successors and assigns, and inure to the benefit of the Reliance Parties. Except as specifically set forth herein, this Certificate shall not be deemed to alter or modify any of the terms and conditions of the Ground Lease.

By:
Name:
Title:

[ADD ACKNOWLEDGMENT]

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EXHIBIT A

DESCRIPTION OF THE GROUND LEASE

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FORM OF GROUND LESSOR CONSENT, MODIFICATION OF LEASE AND

ESTOPPEL CERTIFICATE

(“Consent Agreement and Estoppel”)

(TO BE USED FOR GROUND LEASES WITHOUT

ACCEPTABLE FINANCING PROVISIONS)

                , 2003

GERMAN AMERICAN CAPITAL CORPORATION,

60 Wall Street, 10th Floor

New York, NY 10005

Attention:         Eric M. Schwartz

Re: [                    ] (the “Property”)

Ladies and Gentlemen:

The undersigned, [                    ], a [                    ], (together with its successors and assigns, “Lessor”), is the lessor of a ground lease of the Property (the “Lease”) to Bank of America, N.A. (“BofA”). Lessor acknowledges that BofA is transferring its interest in the Lease to First States Investors 5000A, LLC (together with its successors and assigns, “Lessee”) and that German American Capital Corporation (together with its successors and assigns, “Lender”) is making a loan to Lessee to acquire such interest in the Lease, which loan will be secured a mortgage or deed of trust on Lessee’s interest in the Lease.

Lessor hereby warrants, represents, agrees and certifies as follows, as of the date hereof:

1. A true, correct and complete copy of the documents constituting the Lease is set forth on Exhibit A. The Lease is in full force and effect. There are no other agreements other than the Lease, whether oral or written, between Lessee and Lessor concerning the Premises or the Property.

2. The current rent payable under the Lease is $             per annum, payable in              installments, and has been paid in full through             , 2003. No rent or charge that has been billed to Lessee by Lessor is overdue.

3. The term of the Lease commenced on              and expires on             , subject to the exercise of extension options by Lessee to extend the term through              (the “Term”).

4. Lessor has not delivered or received any notices of default under the Lease; to the best knowledge of Lessor, there is no default by Lessee or Lessor under the Lease, nor has any event or omission occurred which, with the giving of notice or the lapse of time, or both, would constitute a default thereunder.

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5. Any improvements required by the terms of the Lease to be made by Lessee have been completed to the satisfaction of Lessor, and Lessee’s current use and operation of the Premises complies with any use covenants or operating requirements contained in the Lease.

6. Lessor’s consent is not required for Lessee grant a mortgage, deed of trust or security deed on Lessee’s interest in the Lease (a “Leasehold Mortgage” and the holder of a Leasehold Mortgage, including Lender, a “Leasehold Mortgagee”).

7. Each Leasehold Mortgagee shall have the following rights:

A.	A Leasehold Mortgagee shall have the right, but not the obligation, to remedy any default by Lessee within twenty (20) days after the expiration of all applicable grace or cure periods as provided in the Lease.

B.	Lessor shall not terminate the Lease as a result of a default by Lessee without first giving to the Leasehold Mortgagee written notice of such right and a reasonable time thereafter to obtain possession of the Property and to cure any default that is susceptible to cure by the Leasehold Mortgagee.

C.	In the event of any termination of the Lease, Lessor shall notify the Leasehold Mortgagee and the Leasehold Mortgagee shall have the option to enter into a new lease (the “New Lease”) of the Property with Lessor on the same terms and conditions as the Lease. The Leasehold Mortgagee shall exercise such option to enter into a New Lease within forty-five (45) days after receipt of notice of the termination of the Lease. As a condition to entering into a New Lease, the Leasehold Mortgagee shall be required to cure any defaults by Lessee under the lease that are susceptible of being cured by the Leasehold Mortgagee (and all other defaults by Lessee shall be waived). In the event Lessee fails to duly exercise any extension or renewal option the Leasehold Mortgagee shall have the right to enter into a New Lease for such unexercised extension or renewal term by delivering notice to Lessor within forty-five days after the expiration of the Lease.

D.	No union of the interests of Lessor and Lessee shall result in a merger of the Lease.

E.	A Leasehold Mortgagee may enforce its rights under its Leasehold Mortgage and acquire title to Lessee’s interest in the Property in any lawful way, and pending foreclosure of such Leasehold Mortgage, take possession of the Property. If the Leasehold Mortgagee shall acquire title to

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Lessee’s interest in the Lease, then the Leasehold Mortgagee may freely assign the Lease and this Consent Agreement and Estoppel and thereupon the Leasehold Mortgagee shall be released from all liability for performance or observance of the covenants and conditions in the Lease.

F.	Lessee and Lessor shall not enter into any agreement providing for the surrender, cancellation, amendment or modification of the Lease, and Lessor shall not accept a surrender of the Lease from Lessee, without the prior written consent of the Leasehold Mortgagee.

8. Lessor, and the person or persons executing this Consent Agreement and Estoppel on behalf of Lessor, have the power and authority to execute this Consent Agreement and Estoppel.

9. In the event of any inconsistency between the terms of the Lease and this Consent Agreement and Estoppel, the terms of this Consent Agreement and Estoppel shall govern.

10. Lessor agrees to deliver copies of all notices to Lessee to Lender at the following address or at such other address as Lender or any subsequent Leasehold Mortgagee may from time to time designate in writing to Lessor. No notice from Lessor to Lessee shall be effective unless and until a copy of such notice has also been delivered to Lender or any subsequent Leasehold Mortgagee.

German American Capital Corporation

60 Wall Street, 10th Floor

New York, New York 10005

Attention: Eric M. Schwartz and General Counsel

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Attention: Harvey R. Uris, Esq.

The truth and accuracy of the certifications contained herein may be relied upon by (i) Lender and its successors, participants, assigns and transferees, (ii) any rating agency or trustee involved in a securitization of the Loan, (iii) any servicer of the Loan, and (iv) any Leasehold Mortgagee (collectively, the “Reliance Parties”) and said certifications shall be binding upon Lessor and its successors and assigns, and inure to the benefit of the Reliance Parties.

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IN WITNESS WHEREOF, the parties hereto have caused this Consent Agreement and Estoppel to be executed as of the day and year first above written.

LESSOR:

Witness:

Name:

Name:

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EXHIBIT A

LEASE

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EXHIBIT I

FORM OF REA ESTOPPEL

GERMAN AMERICAN CAPITAL CORPORATION,

its successors and assigns (“Lender”)

60 Wall Street, 10th Floor

New York, NY 10005

Re:                                                             (the “Premises”)

Ladies and Gentlemen:

Reference is hereby made to that certain (i) [Construction, Operation and Reciprocal Easement Agreement], dated as of                                  and recorded on         ,          as Instrument No.              in the Official Records of                      County (the “REA”), by and between                              and                         . All capitalized terms not otherwise defined herein shall have the meanings provided in the REA. With the understanding that Lender will and Owner may rely upon the representations made in this Estoppel Certificate (this “Certificate”) in extending certain financial accommodations to First States Investors 5000A, LLC, the purchaser of the Premises (“Owner”), the undersigned hereby certifies to, and represents and warrants and agrees with Lender as follows as of the date hereof:

1. The REA is in full force and effect, has been duly executed and delivered by the undersigned, or its predecessor in interest, and is a valid, legal and binding obligation of the undersigned, enforceable in accordance with its express terms.

2. Owner and its predecessors in interest as owners of the Premises have completed all construction required by the REA.

3. As of the date of this Certificate: (a) neither the undersigned nor, to the best of the undersigned’s knowledge, Owner or its predecessors in interest as owners of the Premises have issued a notice of default under the REA; (b) all obligations and conditions under the REA to be performed to date by the undersigned, or, to the best of undersigned’s knowledge, by Owner and its predecessors in interest as owners of the Premises, have been satisfied; (c) to the best of the undersigned’s knowledge, no event has occurred which, with the giving of notice, the passage of time or both, would constitute an event of default by Owner or its predecessors in interest as owners of the Premises, or by the undersigned, under the REA; and (d) the undersigned has no defenses, offsets or claims against Owner or its predecessors in interest as owners of the Premises or rights of offset against any payments due to Owner under the REA or otherwise.

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4. As of the date of this Certificate, the undersigned has no knowledge of any proposed condemnation, loss or casualty loss that affects any portion of the Premises.

5. The undersigned has not performed or cured any defaults or obligations on behalf of Owner and its predecessors in interest as owners of the Premises. There are no amounts due to the undersigned from Owner and its predecessors in interest as owners of the Premises and the undersigned does not have the right to withhold any amounts otherwise payable to Owner or its predecessors in interest as owners of the Premises.

6. All maintenance obligations relating to the Premises set forth in the REA have been satisfied to this date by Owner and its predecessors in interests as owners of the Premises.

7. All maintenance obligations relating to the property of the undersigned set forth in the REA have been satisfied to this date by the undersigned.

8. Any and all sums for maintenance, repair or otherwise required under the REA have been satisfied, as of the date of this Certificate, by Owner and the undersigned.

9. As of the date of this Certificate, the undersigned has no knowledge of any outstanding mechanics, materialmens’, laborers’ or any other type of liens against the Premises arising from the REA.

10. Pursuant to the REA, Lender has duly notified the undersigned that Lender shall have a first mortgage lien in and upon the Premises. The undersigned hereby acknowledges that Lender is entitled to receive notices issued pursuant to and in connection with the REA and that Lender’s address for notices is as follows:

German American Capital Corporation

60 Wall Street, 10th Floor

New York, New York 10005

Attention: Eric M. Schwartz and General Counsel

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Attention: Harvey R. Uris, Esq.

The undersigned hereby acknowledges receipt of a request from Lender pursuant to of the REA to receive all notices that are required to be given thereunder. The undersigned shall report to the Lender any defaults or delinquencies by Owner under the REA.

[11. TO BE INCLUDED IF THE REA HAS THIRD PARTY TERMINATION RIGHTS AND THE REA DOES NOT PROVIDE LENDER CURE RIGHTS (GREENSPOINT

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& SCOTTSDALE). In the event Owner fails to cure any default, Lender shall be entitled, pursuant to the REA, to receive notice of such default and shall then have forty-five (45) days in which to cure any such default, or if such default cannot be cured within forty-five (45) days, to diligently commence curing such default within such forty-five (45) day period and diligently complete the same within a reasonable time thereafter. No party has any right to exercise any remedies against Owner until such notice is given and such cure periods have expired.]

12. Attached hereto as Exhibit A is a true, correct and complete copy of the REA and all amendments, modifications and supplements thereto. The undersigned represents and warrants to Lender and Owner that the REA has not been assigned, modified or amended in and way except as attached hereto as Exhibit A.

[13. TO BE INCLUDED IN THE ESTOPPEL FOR #1- 525 N. TRYON (THE ODELL BUILDING): the undersigned hereby acknowledges that Lender (together with its successors and assigns) shall be deemed for all purposes under the REA to be an “Institutional Mortgagee” (as defined therein) and is entitled to receive notices issued pursuant to and in connection with the REA and exercise any and all other rights of an Institutional Mortgagee thereunder.]

14. In the event of a conflict between this Certificate and the REA, the terms of this Certificate shall govern.

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed and delivered this      day of             , 2003.

[ ]

By:
Name:
Title:

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EXHIBIT J

[INTENTIONALLY OMITTED]

J–1

EXHIBIT K

BORROWER ORGANIZATIONAL STRUCTURE

OP Unit Holders
Individuals
REIT
American Financial Realty Trust
Maryland REIT
90% LP
100% Member
9.5% LP
0.5% GP
OP
First States Group, L.P.
Delaware LP
OP GP
First States Group, LLC
Delaware LLC
100% Member
First States Investors 5000, LLC
Delaware LLC
Independent Members
Corporation Service Company Designees
Two Individuals
100% Member
100% Member
Property Manager
First States Management Corp., LLC
Delaware LLC
SPE Borrower
First States Investors 5000A, LLC
Delaware LLC
Springing Members
Corporation Service Company Designees
Two Individuals
Property Submanager
Trammell Crow Services, Inc.
(Eastern Properties)
Property Submanager
Jones Lang La Salle
(Western Properties)
Property Submanager
Lincoln Harris LLC
(Southwestern Properties)

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EXHIBIT L

[INTENTIONALLY OMITTED]

[INTENTIONALLY OMITTED]

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EXHIBIT M

FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

Reference is made to that certain Amended and Restated Loan and Security Agreement, dated as of September     , 2003 (as amended, supplemented or otherwise modified from time to time, the Loan Agreement) between First States Investors 5000A, LLC, a Delaware limited liability company (Borrower), and German American Capital Corporation, a Maryland corporation (Lender), and that certain Consolidated, Amended and Restated Note, dated as of September             , 2003 (the Note), made by Borrower in favor of Lender. Terms defined in the Loan Agreement and not otherwise defined herein are used herein with the same meaning.

The Assignor and the Assignee referred to on Schedule 1 attached hereto agree as follows:

1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor’s rights and obligations under the Note and the Loan Agreement as of the date hereof equal to the percentage interest specified on Schedule 1 attached hereto. After giving effect to such sale and assignment, the amount of the Loan and the Note owing to the Assignee will be as set forth on Schedule 1 attached hereto.

2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note or notes held by the Assignor and requests that the Lender exchange such Note or notes for a new note or notes payable to the order of the Assignee in an amount equal to the principal amount of the Loan assumed by the Assignee pursuant hereto or new notes payable to the order of the Assignee in an amount equal to the principal amount of the Loan assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the principal amount of the Loan retained by the Assignor under the Note and the Loan Agreement, respectively, as specified on Schedule 1 attached hereto.

3. The Assignee (i) confirms that it has received a copy of the Note and the Loan Agreement, together with such financial statements and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon Lender or

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the Assignor based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement or the Note; (iii) appoints and authorizes Lender to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to Lender by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Loan Agreement and the Note are required to be performed by it as an assignee of an interest therein.

4. Following the execution of this Assignment and Acceptance, it will be delivered to Lender for acceptance and recording. The effective date for this Assignment and Acceptance (the Effective Date) shall be the date of acceptance hereof by the Lender, unless otherwise specified on Schedule 1 attached hereto.

5. Upon such acceptance and recording by Lender, as of the Effective Date, (i) the Assignee shall be a party to the Loan Agreement and the Note and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of an assignee thereof, and (ii) the Assignor shall, to the extent provided in the Loan Agreement and this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Agreement and the Note.

6. Upon such acceptance and recording by Lender, from and after the Effective Date, Lender shall make all payments under the Loan Agreement and the Note or notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Loan Agreement and the Note or notes for periods prior to the Effective Date directly between themselves.

7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

* * *

IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance and Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified on Schedule 1.

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Schedule 1

As to the Loan in respect of which an interest is being assigned:

Percentage interest assigned:	%

Aggregate outstanding principal amount of the Loan assigned:	$

Principal amount of Note payable to Assignee:	$

Principal amount of Note payable to Assignor:	$

Effective Date (if other than date of acceptance by Lender): ,

[NAME OF ASSIGNOR], as Assignor

By:
Name:
Title:

Dated: ,

[NAME OF ASSIGNEE], as Assignee

By:
Name:
Title:

Dated: ,

Accepted this day of ,
[NAME OF LENDER]

By:
Name:
Title:

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EXHIBIT N

FORM OF

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

                                         ,

Tenant

AND

GERMAN AMERICAN CAPITAL CORPORATION

Lender

County:	[ ]
Section:	[ ]
Block:	[ ]
Lot:	[ ]

Premises:

Dated: as of                     ,

Record and return by mail to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Attention: Harvey R. Uris, Esq.

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SUBORDINATION,

NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS AGREEMENT made as of this              day of             , 200    , between GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, having an address at 60 Wall Street, 10th Floor, New York, New York 10019 (hereinafter called “Lender”), and             , a                         , having an address at                              (hereinafter called “Tenant”).

W I T N E S S E T H:

WHEREAS, by a lease (the “Original Lease”) dated             , 200     between                          (hereinafter called “Landlord”), as landlord, and Tenant, as tenant, as amended by lease amendment[s] dated             , 200    , [                    , 200     and             , 200    ] (the Original Lease, as so amended, is hereinafter the “Lease”), a memorandum of which Lease was dated              and was recorded in                      in Reel             , Page     , [add recording data for memoranda of amendments, if applicable], Landlord leased to Tenant certain premises located in                             (the “Premises”) on the property described in Schedule “A” annexed hereto and made a part hereof (the “Property”); and

WHEREAS, Lender is about to make a loan to Landlord, which loan shall be secured by, among other things, a mortgage or deed of trust (which mortgage or deed of trust, and all amendments, renewals, increases, modifications, replacements, substitutions, extensions, spreaders and consolidations thereof and all re-advances thereunder and addictions thereto, is referred to as the “Security Instrument”) encumbering the Property; and

WHEREAS, Lender and Tenant desire to confirm their understanding and agreement with respect to the Lease and the Security Instrument.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Lender and Tenant hereby agree and covenant as follows:

1. The Lease, and all of the terms, covenants, provisions and conditions thereof (including, without limitation, any right of first refusal, right of first offer, option or any similar right with respect to the sale or purchase of the Property, or any portion thereof) is, shall be and shall at all times remain and continue to be subject and subordinate in all respects to the lien, terms, covenants, provisions and conditions of the Security Instrument and to all advances and re-advances made thereunder and all sums secured thereby. This provision shall be self-operative but Tenant shall execute and deliver any additional instruments which Lender may reasonably require to effect such subordination.

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2. So long as (i) Tenant is not in default (beyond any period given in the Lease to Tenant to cure such default) in the payment of rent, percentage rent or additional rent or in the performance or observance of any of the other terms, covenants, provisions or conditions of the Lease on Tenant’s part to be performed or observed, (ii) Tenant is not in default under this Agreement and (iii) the Lease is in full force and effect: (a) Tenant’s possession of the Premises and Tenant’s rights and privileges under the Lease, or any extensions or renewals thereof which may be effected in accordance with any option therefor which is contained in the Lease, shall not be diminished or interfered with by Lender, and Tenant’s occupancy of the Premises shall not be disturbed by Lender for any reason whatsoever during the term of the Lease or any such extensions or renewals thereof and (b) Lender will not join Tenant as a party defendant in any action or proceeding to foreclose the Security Instrument or to enforce any rights or remedies of Lender under the Security Instrument which would cut-off, destroy, terminate or extinguish the Lease or Tenant’s interest and estate under the Lease (except to the extent required so that Tenant’s right to receive or set-off any monies or obligations owed or to be performed by any of Lender’s predecessors-in-interest shall not be enforceable thereafter against Lender or any of Lender’s successors-in-interest). Notwithstanding the foregoing provisions of this paragraph, if it would be procedurally disadvantageous for Lender not to name or join Tenant as a party in a foreclosure proceeding with respect to the Security Instrument, Lender may so name or join Tenant without in any way diminishing or otherwise affecting the rights and privileges granted to, or inuring to the benefit of, Tenant under this Agreement.

3. (A) After notice is given by Lender that the Security Instrument is in default and that the rentals under the Lease should be paid to Lender, Tenant will attorn to Lender and pay to Lender, or pay in accordance with the directions of Lender, all rentals and other monies due and to become due to Landlord under the Lease or otherwise in respect of the Premises. Such payments shall be made regardless of any right of set-off, counterclaim or other defense which Tenant may have against Landlord, whether as the tenant under the Lease or otherwise.

(B) In addition, if Lender (or its nominee or designee) shall succeed to the rights of Landlord under the Lease through possession or foreclosure action, delivery of a deed or otherwise, or another person purchases the Property or the portion thereof containing the Premises upon or following foreclosure of the Security Instrument or in connection with any bankruptcy case commenced by or against Landlord, then at the request of Lender (or its nominee or designee) or such purchaser (Lender, its nominees and designees, and such purchaser, and their respective successors and assigns, each being a “Successor-Landlord”), Tenant shall attorn to and recognize Successor-Landlord as Tenant’s landlord under the Lease and shall promptly execute and deliver any instrument that Successor-Landlord may reasonably request to evidence such attornment. Upon such attornment, the Lease shall continue in full force and effect as, or as if it were, a direct lease between Successor-Landlord and Tenant upon all terms, conditions and covenants as are set forth in the Lease. If the Lease shall have terminated by operation of law or otherwise as a result of or in connection with a bankruptcy case commenced by or against Landlord or a foreclosure action or proceeding or delivery of a deed in lieu, upon request of Successor-Landlord, Tenant shall promptly execute and deliver a direct lease with Successor-Landlord which direct lease shall be on substantially the same terms and conditions as the Lease

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(subject, however, to the provisions of clauses (i)-(v) of this paragraph 3(B)) and shall be effective as of the day the Lease shall have terminated as aforesaid. Notwithstanding the continuation of the Lease, the attornment of Tenant thereunder or the execution of a direct lease between Successor-Landlord and Tenant as aforesaid, Successor-Landlord shall not:

(i) be liable for any previous act or omission of Landlord under the Lease;

(ii) be subject to any off-set, defense or counterclaim which shall have theretofore accrued to Tenant against Landlord;

(iii) be bound by any modification of the Lease or by any previous prepayment of rent or additional rent made more than one (1) month prior to the date same was due which Tenant might have paid to Landlord, unless such modification or prepayment shall have been expressly approved in writing by Lender;

(iv) be liable for any security deposited under the Lease unless such security has been physically delivered to Lender or Successor-Landlord; and

(v) be liable or obligated to comply with or fulfill any of the obligations of the Landlord under the Lease or any agreement relating thereto with respect to the construction of, or payment for, improvements on or above the Premises (or any portion thereof), leasehold improvements, tenant work letters and/or similar items.

4. Tenant agrees that without the prior written consent of Lender, it shall not (a) amend, modify, terminate or cancel the Lease or any extensions or renewals thereof, (b) tender a surrender of the Lease, (c) make a prepayment of any rent or additional rent more than one (1) month in advance of the due date thereof, or (d) subordinate or permit the subordination of the Lease to any lien subordinate to the Security Instrument. Any such purported action without such consent shall be void as against the holder of the Security Instrument.

5. (A) Tenant shall promptly notify Lender of any default by Landlord under the Lease and of any act or omission of Landlord which would give Tenant the right to cancel or terminate the Lease or to claim a partial or total eviction.

(B) In the event of a default by Landlord under the Lease which would give Tenant the right, immediately or after the lapse of a period of time, to cancel or terminate the Lease or to claim a partial or total eviction, or in the event of any other act or omission of Landlord which would give Tenant the right to cancel or terminate the Lease, Tenant shall not exercise such right (i) until Tenant has given written notice of such default, act or omission to Lender and (ii) unless Lender has failed, within sixty (60) days after Lender receives such notice, to cure or remedy the default, act or omission or, if such default, act or omission shall be one which is not reasonably capable of being remedied by Lender within such sixty (60) day period, until a reasonable period for remedying such default, act or omission shall have elapsed

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following the giving of such notice and following the time when Lender shall have become entitled under the Security Instrument to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under the Lease or otherwise, after similar notice, to effect such remedy), provided that Lender shall with due diligence give Tenant written notice of its intention to and shall commence and continue to, remedy such default, act or omission. If Lender cannot reasonably remedy a default, act or omission of Landlord until after Lender obtains possession of the Premises, Tenant may not terminate or cancel the Lease or claim a partial or total eviction by reason of such default, act or omission until the expiration of a reasonable period necessary for the remedy after Lender secures possession of the Premises. To the extent Lender incurs any expenses or other costs in curing or remedying such default, act or omission, including, without limitation, attorneys’ fees and disbursements, Lender shall be subrogated to Tenant’s rights against Landlord.

(C) Notwithstanding the foregoing, Lender shall have no obligation hereunder to remedy such default, act or omission.

6. To the extent that the Lease shall entitle Tenant to notice of the existence of any mortgage and the identity of any mortgagee or any ground lessor, this Agreement shall constitute such notice to Tenant with respect to the Security Instrument and Lender.

7. Upon and after the occurrence of a default under the Security Instrument, which is not cured after any applicable notice and/or cure periods, Lender shall be entitled, but not obligated, to exercise the claims, rights, powers, privileges and remedies of Landlord under the Lease and shall be further entitled to the benefits of, and to receive and enforce performance of, all of the covenants to be performed by Tenant under the Lease as though Lender were named therein as Landlord.

8. Anything herein or in the Lease to the contrary notwithstanding, in the event that a Successor-Landlord shall acquire title to the Property or the portion thereof containing the Premises, Successor-Landlord shall have no obligation, nor incur any liability, beyond Successor-Landlord’s then interest, if any, in the Property, and Tenant shall look exclusively to such interest, if any, of Successor-Landlord in the Property for the payment and discharge of any obligations imposed upon Successor-Landlord hereunder or under the Lease, and Successor-Landlord is hereby released or relieved of any other liability hereunder and under the Lease. Tenant agrees that, with respect to any money judgement which may be obtained or secured by Tenant against Successor-Landlord, Tenant shall look solely to the estate or interest owned by Successor-Landlord in the Property, and Tenant will not collect or attempt to collect any such judgement out of any other assets of Successor-Landlord.

9. Notwithstanding anything to the contrary in the Lease, Tenant agrees for the benefit of Landlord and Lender that, except as permitted by, and fully in accordance with, applicable law, Tenant shall not generate, store, handle, discharge or maintain in, on or about any portion of the Property, any asbestos, polychlorinated biphenyls, or any other hazardous or toxic materials, wastes and substances which are defined, determined or identified as such (including,

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but not limited to, pesticides and petroleum products if they are defined, determined or identified as such) in any federal, state or local laws, rules or regulations (whether now existing or hereafter enacted or promulgated) or any judicial or administrative interpretation of any thereof, including any judicial or administrative interpretation of any thereof, including any judicial or administrative orders or judgments.

10. If the Lease provides that Tenant is entitled to expansion space, Successor-Landlord shall have no obligation nor any liability for failure to provide such expansion space if a prior landlord (including, without limitation, Landlord), by reason of a lease or leases entered into by such prior landlord with other tenants of the Property, has precluded the availability of such expansion space.

11. Except as specifically provided in this Agreement, Lender shall not, by virtue of this Agreement, the Security Instrument or any other instrument to which Lender may be a party, be or become subject to any liability or obligation to Tenant under the Lease or otherwise.

12. (A) Tenant acknowledges and agrees that this Agreement satisfies and complies in all respects with the provisions of Article      of the Lease and that this Agreement supersedes (but only to the extent inconsistent with) the provisions of such Article and any other provision of the Lease relating to the priority or subordination of the Lease and the interests or estates created thereby to the Security Instrument.

(B) Tenant agrees to enter into a subordination, non-disturbance and attornment agreement with any lender which shall succeed Lender as lender with respect to the Property, or any portion thereof, provided such agreement is substantially similar to this Agreement. Tenant does herewith irrevocably appoint and constitute Lender as its true and lawful attorney-in-fact in its name, place and stead to execute such subordination, non-disturbance and attornment agreement, without any obligation on the part of Lender to do so. This power, being coupled with an interest, shall be irrevocable as long as the Indebtedness secured by the Security Instrument remains unpaid. Lender agrees not to exercise its rights under the preceding two sentences if Tenant promptly enters into the subordination, non-disturbance and attornment agreement as required pursuant to the first sentence of this subparagraph (B).

13. (A) Any notice required or permitted to be given by Tenant to Landlord shall be simultaneously given also to Lender, and any right to Tenant dependent upon notice shall take effect only after notice is so given. Performance by Lender shall satisfy any conditions of the Lease requiring performance by Landlord, and Lender shall have a reasonable time to complete such performance as provided in Paragraph 5 hereof.

(B) All notices or other communications required or permitted to be given to Tenant or to Lender pursuant to the provisions of this Agreement shall be in writing and shall be deemed given only if mailed by United States registered mail, postage prepaid, or if sent by nationally recognized overnight delivery service (such as Federal Express or United States Postal

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Service Express Mail), addressed as follows: to Tenant, at the address first set forth above, Attention:                     ; to Lender, at the address first set forth above, Attention: Eric M. Schwartz and General Counsel, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, Attention: Harvey R. Uris, Esq.; or to such other address or number as such party may hereafter designate by notice delivered in accordance herewith. All such notices shall be deemed given three (3) business days after delivery to the United States Post office registry clerk if given by registered mail, or on the next business day after delivery to an overnight delivery courier.

14. This Agreement may be modified only by an agreement in writing signed by the parties hereto, or their respective successors-in-interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and assigns. The term “Lender” shall mean the then holder of the Security Instrument. The term “Landlord” shall mean the then holder of the landlord’s interest in the Lease. The term “person” shall mean an individual, joint venture, corporation, partnership, trust, limited liability company, unincorporated association or other entity. All references herein to the Lease shall mean the Lease as modified by this Agreement and to any amendments or modifications to the Lease which are consented to in writing by Lender. Any inconsistency between the Lease and the provisions of this Agreement shall be resolved, to the extent of such inconsistency, in favor of this Agreement.

15. Tenant hereby represents to Lender as follows:

(a) The Lease is in full force and effect and has not been further amended.

(b) There has been no assignment of the Lease or subletting of any portion of the premises demised under the Lease.

(c) There are no oral or written agreements or understandings between Landlord and Tenant relating to the premises demised under the Lease or the Lease transaction except as set forth in the Lease.

(d) The execution of the Lease was duly authorized and the Lease is in full force and effect and to the best of Tenant’s knowledge there exists no default (beyond any applicable grace period) on the part of either Tenant or Landlord under the Lease.

(e) There has not been filed by or against nor to the best of the knowledge and belief of Tenant is there threatened against Tenant, any petition under the bankruptcy laws of the United States.

(f) To the best of Tenant’s knowledge, there is no present assignment, hypothecation or pledge of the Lease or rents accruing under the Lease by Landlord, other than pursuant to the Security Instrument.

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16. Whenever, from time to time, reasonably requested by Lender (but not more than three (3) times during any calendar year), Tenant shall execute and deliver to or at the direction of Lender, and without charge to Lender, one or more written certifications, in a form acceptable to Tenant, of all of the matters set forth in Paragraph 15 above, and any other information the Lender may reasonably require to confirm the current status of the Lease.

17. BOTH TENANT AND LENDER HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

18. This Agreement shall be governed by and construed in accordance with the laws of the State in which the Property is located.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation

By:
Name:
Title:

By:
Name:
Title:

[TENANT]

By:
Name:
Title:

AGREED AND CONSENTED TO:

LANDLORD:

FIRST STATES INVESTORS 5000A, LLC,
a Delaware limited liability company

By:
Name:
Title:

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STATE OF NEW YORK )
) ss.
COUNTY OF NEW YORK)

On the              day of                     in the year 200     before me, the undersigned, a notary public in and for said state, personally appeared                                 , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity, and that by his/her/their signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

[Notary Seal]	My commission expires:

STATE OF NEW YORK )
) ss.
COUNTY OF NEW YORK)

On the              day of                     in the year 200     before me, the undersigned, a notary public in and for said state, personally appeared                                 , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity, and that by his/her/their signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

[Notary Seal]	My commission expires:

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STATE OF NEW YORK )
) ss.
COUNTY OF NEW YORK)

On the              day of                     in the year 200     before me, the undersigned, a notary public in and for said state, personally appeared                                 , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity, and that by his/her/their signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

[Notary Seal]	My commission expires:

STATE OF NEW YORK )
) ss.
COUNTY OF NEW YORK)

On the              day of                     in the year 200     before me, the undersigned, a notary public in and for said state, personally appeared             , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity, and that by his/her/their signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

[Notary Seal]	My commission expires:

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SCHEDULE A

Legal Description of Property

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EXHIBIT O

O&M PROGRAM

O–1

EXHIBIT P

FORM OF TENANT NOTIFICATION LETTER

[FOR INITIAL NOTICE LETTERS TO TENANTS ON THE CLOSING DATE]

FIRST STATES INVESTORS 5000A, LLC

c/o First States Group, L.P.

1725 The Fairway

Jenkintown, Pennsylvania 19046

Certified Mail, Return Receipt Requested

[TENANT NAME]

TENANT ADDRESS]

RE: Sale of Building located at

Dear Bank of America Tenant:

Bank of America has entered into an agreement with First States Investors 5000A, LLC, for the sale of the above referenced property.

Trammell Crow Company is please to announce that they will continue to provide management services to this property after the sale. First States Investors 5000A, LLC has obtained a secured loan on the referenced premises with German American Capital Corporation, having an address at 60 Wall Street, 10th Floor New York, New York 10005 (together with its successors and assigns, “Lender”).

In connection with such loan, from and after the date hereof and until notified otherwise by written instruction from Lender, all payments pursuant to the Lease should be made payable to:

“First States Investors 5000A, LLC f/b/o German American Capital Corporation, as secured party, Collection Account”

and, if payment is by check, should be sent to”

First States Investors 5000A, LLC f/b/o German American Capital Corporation, as secured party, Collection Account

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If by US mail to:

First States Investors 5000A, LLC f/b/o German American Capital Corporation, as secured party,

Collection Account

Account No. 1015527619

First States Investors 5000A, LLC

1813 Solutions Center

Chicago, IL 60677-1008

If by overnight mail to:

First States Investors 5000A, LLC f/b/o German American Capital Corporation, as secured party,

Collection Account

Account No. 1015527619

PNC Bank NA

Highpoint Business Center

160 Hansen Court, Suite 105

Wood Dale, IL 60191

Ref: First States Investors 5000A, LLC Lockbox #1813

Phone # 630-766-3527

And, if payment is made by wire transfer, should be sent to:

PNC Bank NA

ABA 043000096

Acct 1015527619

Credit First States Investors 5000A, LLC f/b/o German American Capital Corporation, as secured party,

Collection Account

All notices should be sent to the following address:

First States Investors 5000A, LLC

1725 The Fairway

Jenkintown, PA 19046

Phone: (215) 887-2280

Fax: (215) 887-9856

In addition, we are requesting that you have your insurance company remove Bank of America, N.A. from your insurance policy and name First States Investors 5000A, LLC, and Trammell Crow Company as an additional insured and have evidence of coverage forwarded to the notice address, provided above, as soon as possible.

In order to update our records, we would also ask that you complete the information requested below, sign the acknowledgment at the bottom of this letter and return the enclosed copy of this letter with your insurance certificates.

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Notice Address:
Billing Address:
Contact Name:
Telephone Number:
Fax Number:

First States Investors 5000A, LLC and Trammell Crow Company look forward to providing you with quality service. We thank you for your assistance in this transition.

Regards,

Steven J. Mersch

Vice President

cc:	German American Capital Corporation
60 Wall Street, 10th Floor
New York, New York 10005
Attention: Eric M. Schwartz and General Counsel

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[FOR NEW LEASES]

FIRST STATES INVESTORS 5000A, LLC

c/o First States Group, L.P.

1725 The Fairway

Jenkintown, Pennsylvania 19046

Certified Mail, Return Receipt Requested

[Date]

[Tenant Name]

[Tenant Address]

Re:

Ladies and Gentlemen:

With reference to your lease of space in the above referenced premises (the “Lease”), please be advised that First States Investors 5000A, LLC (“Owner”) has obtained a secured loan on the above referenced premises with German American Capital Corporation, having an address at 60 Wall Street, 10th Floor New York, New York 10005 (together with its successors and assigns, “Lender”). In connection with such loan, from and after the date hereof and until notified otherwise by written instruction from Lender, all payments pursuant to the Lease should be made payable to:

“First States Investors 5000A, LLC f/b/o German American Capital Corporation, as secured party, Collection Account”

and, if payment is by check, should be sent to:

If by US mail to:

First States Investors 5000A, LLC f/b/o German American Capital Corporation, as secured party,

Collection Account

Account No. 1015527619

First States Investors 5000A, LLC

1813 Solutions Center

Chicago, IL 60677-1008

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If by overnight mail to:

First States Investors 5000A, LLC f/b/o German American Capital Corporation, as secured party,

Collection Account

Account No. 1015527619

PNC Bank NA

Highpoint Business Center

160 Hansen Court, Suite 105

Wood Dale, IL 60191

Ref: First States Investors 5000A, LLC Lockbox #1813

Phone # 630-766-3527

and, if payment is made by wire transfer, should be sent to:

PNC Bank NA

ABA 043000096

Acct 1015527619

Credit First States Investors 5000A, LLC f/b/o German American Capital Corporation, as secured party,

Collection Account

If you have any questions regarding this letter, please contact Borrower at [            ].

Very truly yours,

BORROWER:

FIRST STATES INVESTORS 5000A, LLC,
a Delaware limited liability company

By:
Name:
Title:

cc:	German American Capital Corporation
60 Wall Street, 10th Floor
New York, New York 10005
Attention: Eric M. Schwartz and General Counsel

P–5

EXHIBIT Q

[INTENTIONALLY OMITTED]

Q–1

EXHIBIT R

[INTENTIONALLY OMITTED]

P–1

EXHIBIT S

[INTENTIONALLY OMITTED]

S–1

EXHIBIT T

CERTIFICATE OF INDEPENDENT MANAGER

THE UNDERSIGNED,                     , hereby certifies as follows:

1) I have been elected to serve as an independent manager and independent member of First States Investors 5000A, LLC, a Delaware limited liability company.

2) I am aware that under its Limited Liability Company Agreement/Articles of Incorporation and By Laws, the Company is required to have at least two so-called “Independent Managers.”

3) I hereby certify that I am aware of the definition of and requirement for Independent Managers and Independent Members as set forth in the Limited Liability Company Agreement of the Company, including but not limited to, the requirement that when voting on a matter put to the vote of [the membership or board of managers], that notwithstanding that the Company may be insolvent, an Independent Manager shall, to the extent permitted by law, take into account the interest of the creditors of the Company as well as the interest of the Company. As an Independent Manager and Independent Member of the Company, I will vote in accordance with my fiduciary duties under applicable law.

4) I hereby certify that I meet the requirements of an Independent Manager and Independent Member as set forth in the Operating Agreement.

5) I certify that, subject to my fiduciary duties as an Independent Manager and Independent Member, it is my intention as a so-called “Independent Manager” and “Independent Member” to take into account, to the extent permitted by law, the interest of all creditors of the Company as well as the Company in fulfilling my duties as an Independent Manager and Independent Member of the Company.

6) I understand that German American Capital Corporation and its successors, participants, transferees and assigns, will rely on this Certificate in conjunction with loans to be made to the Company.

Executed as of this      day of             , 2003.

Print Name:

T–1

EXHIBIT U

[INTENTIONALLY OMITTED]

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SCHEDULE I

REQUIRED TENANT ESTOPPELS

1.	Bank of America, N.A.

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SCHEDULE II

DESIGNATED RELEASE PROPERTIES

II–1

SCHEDULE III

LITIGATION SCHEDULE

None

III–1

SCHEDULE IV

REA SCHEDULE

Stockdale, 5021 California Avenue, Bakersfield, CA (No. 140)

•	Agreement of Reciprocal Easement, Use, and Development, dated December 15, 1980, by and between California Avenue Venture and Bank of America National Trust and Savings Association, recorded in the Office of the Recorder of Kern County, California, on December 18, 1980 in Book 5338, Page 2424.

Bixby-Atlantic, 3804 Atlantic Avenue, Long Beach, CA (No. 14)

•	Covenants, Conditions, and Restrictions as recorded in the Official Records of Los Angeles County, California on March 18, 1937, in Book 14777, Page 342.

•	Modification(s) of said Covenants, Conditions and Restrictions recorded in the Official Records of Los Angeles County, California in Book 15470, Page 328, Book 15769, Page 50, and Book 15774, Page 106.

Irvine Industrial, 4101 Mac Arthur Boulevard, Newport Beach, CA (No. 66)

•	Operation and Reciprocal Easement Agreement, dated January 21, 2000, by Advent Realty Limited Partnership II, a Delaware limited partnership, Bank of America, N.A., a national bank association and James Glidewell, subject to all terms, provisions and conditions therein contained, recorded in the Official Records of Orange County, CA on February 8, 2002 as Instrument No. 20020107583.

Inland Empire Cash Vault, 1275 Dupont Avenue, Ontario, CA (No. 65)

•	Ontario Industrial Partners Declaration of Covenants, Conditions and Restrictions, dated September 7, 1982, by Ontario Industrial Partners, a California general partnership, as Declarant, recorded in the Official Records of San Bernardino County, California, on September 8, 1982 as instrument no. 82-178734

•	Declaration of Covenants, Conditions and Restrictions California Commerce Center at Ontario, dated September 14, 1983, by Ontario Industrial Partners, a California general partnership, as Declarant, recorded in the Official Records of San Bernardino County, California on September 23, 1983, as instrument no. 82-223429

Ellinwood Center, 400 and 500 Ellinwood Way, Pleasant Hill, CA (No. 44 & 45)

•	Agreement for Development of Property, Maintenance of Improvements and Grants of Reciprocal Easements, dated July 9, 1981, by Gerson Bakar, A.S. Wisley and WSI Pleasant Hill

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Co., a California partnership, recorded in the Official Records of Contra Costa County, California, on July 10, 1981, in Book 10400, Page 686, as amended by that First Amendment recorded June 29, 1984 in said County in Book 11860, Page 127.

•	Easement granted to the Pacific Telephone and Telegraph Company, recorded in the Official Records of Contra Costa County, California, on August 18, 1981, in Book 10453, Page 669.

•	Amended and Restated Agreement regarding Maintenance Responsibilities and Easements concerning Ellinwood Commercial Properties, dated September 5, 2001, by Bank of America, N.A., a national banking association, Chevy’s Associates, a California limited partnership, and Ellinwood Associates, a California limited partnership, recorded in the Official Records of Contra Costa County on September 6, 2001, as Series No. 2001-268068.

Santa Maria Branch, 300 Town Center East, Santa Maria, CA (No. 131)

•	The rights of parties in that certain document entitled “Construction, Operation and Reciprocal Easement Agreement” recorded July 26, 1974 as Instrument No. 27702 in Book 5257, Page 531 of official Records; as amended by “First Amendment to Construction, Operation and Reciprocal Easement Agreement” recorded May 13, 1975 as Instrument No. 14972 in Book 2564 Page 1152 of official Records; and as amended by a “Second Amendment to Construction, Operation and Reciprocal Easement Agreement” recorded November 19, 1976 as Instrument No. 49786 in Book 2634, Page 1040 of Official Records, as amended and restated by “Amendment No. 3 to and Restatement of Construction, Operation and Reciprocal Easement Agreement” executed by Santa Maria Town Center Associates, a California limited partnership, the May Department Stores Company, a New York corporation, Sears Roebuck and Co., a New York corporation, The Development Agency of City of Santa Maria, a Public Agency, and City of Santa Maria, recorded December 14, 1990 as Instrument No. 90-079805 of official Records.

Yuba City Branch, 1100 Butte House Road, Yuba City, CA (No. 159)

•	Declaration of Restrictions, dated August 31, 1964, by Yuba Plaza, Inc., recorded in the Official Records of Sutter County, California on September 30, 1964 in Book 658, Page 541, as modified by instrument recorded in said county on June 27, 1980 in Book 993, Page 115.

•	Construction, Operation, and Reciprocal Easement Agreement, dated February 5, 1989 by Yuba Plaza Associates, Ltd., J.C. Penney Company, Inc., Sears, Roebuck and Co., and Gottschalls, Inc., recorded in the Official Records of Sutter County, California in Book 1409, Page 494, and as amended by Amendment Number One to the Construction, Operation, and Reciprocal Easement Agreement, recorded in said county on January 30, 2003 as instrument number 2003-0002461

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Jacksonville Operations Center, 9000 Southside Blvd., Jacksonville, FL (Nos. 67-76)

•	The Avenues Declaration of Covenants, Conditions, Restrictions and Easements, dated December 24, 1986, by Central Life Insurance Company, an Iowa corporation, and also executed by Barnett Banks of Florida, Inc., a Florida corporation, recorded in the Official Records of Duval County, Florida on January 7, 1987 in Volume 6257, Page 1611.

•	Amended and Restated Easement Agreement, dated December 16, 1991, by and between Mall of the Avenues Limited Partnership, a Tennessee limited partnership, and Barnett Banks, Inc., a Florida corporation, recorded in the Official Records of Duval County, Florida, on December 18, 1991, in Volume 7238, Page 0017.

San Jose, 100 N. 3535 University Boulevard, Jacksonville, FL (No. 129)

•	Declaration of Easements, Covenants and Restrictions, dated December 29, 1995, by Triple Net Equities, Inc., a Florida Corporation, and Barnett Bank of Jacksonville, N.A., a national banking association, recorded in the Clerk’s Office of the Circuit Court of Duval County, Florida, on January 5, 1996 in Book 8253, Page 1930.

Westshore Mall, 100 N. Westshore Blvd., Tampa, FL (No. 151)

•	Easement and Restriction Agreement, dated November 13, 1998, by and between American Freeholds, a Nevada partnership, and Nationsbank, N.A., a national banking association, recorded in the Clerk’s Office of Hillsborough County, Florida, on November 16, 1998, in Book 9333, Page 1824.

Winter Park, 750 South Orlando Avenue, Winterpark, FL (No. 157)

•	Reciprocal Easement Agreement, dated June 27, 2002, between the Nielsen Land Trust, as successor-in-interest to Gold Coast Milk Vending Company, Inc.; Bank of America, N.A.; and Chick-Fil-A, Inc., recorded in the Official Records of Orange County, Florida on August 8, 2002, in Book 6587, Page 7262.

Concord Village, 5353 S. Lilndbergh Boulevard, Saint Louis, MO (No. 30)

•	Obligations imposed upon the insured, including covenants, by reason of the Agreement executed by and between Village Plaza Company, a Missouri corporation and Bank of Concord Village, a Missouri corporation, dated September 15, 1960 and recorded September 16, 1960 in Book 4174 Page 283, as modified by instrument recorded in Book 6605 Page 41, being the instruments creating the estate to be insured hereunder as Parcel No. 2.

525 N. Tryon Street, Odell Building, Charlotte, NC (No. 1)

•	Declaration of Covenants, Conditions, Restrictions and Easements, dated October 9, 1998, by Nationsbank, N.A., a national banking association, as Declarant, recorded in the Register of Deeds of Mecklenberg County, North Carolina, on October 9, 1998 in Book 09968, Page 0453.

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Paradise Valley, 1077 E. Sahara, Las Vegas, NV (No. 112)

•	Reciprocal Easement Agreement recorded in the Official Records of Clark County, Nevada, on June 26, 1998 in Book 980626 as Document No. 00456.

1101 South Josey Lane, Carrollton, TX (No. 21)

•	Agreement between Carrollton Park II Shopping Center and Joseph Sidran, dated April 25, 1979 and filed May 7, 1979 in Volume 79090 Page 549

•	Agreement between Joseph Sidran and First Bank & Trust, dated April 25, 1979 and filed May 7, 1979 in Volume 79090 Page 570

Greenspoint, 12400 Interstate 45 North, Houston, TX (No. 54)

•	Agreement between Federated Department Stores, Inc., a Delaware corporation, as Grantor, and Greensgate Properties, Inc., a Texas corporation, as Grantee, recorded in the Official Records of Harris County, Texas, as Clerk File #E544092

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SCHEDULE V

REQUIRED DEFERRED MAINTENANCE AND ENVIRONMENTAL REMEDIATION

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SCHEDULE VI

GROUND LEASES

VI–1

EXHIBIT B

GROUND LEASES AFFECTING LEASEHOLD PARCELS

NO.	PROJECT DESCRIPTION	ADDRESS	PROPERTY TYPE	GROUND LEASE
2	Aberdeen Bldg/BR (Ground Lease)	101 East Market Aberdeen, WA	Office Space

Lease Agreement, dated June 28, 1972, between Aberdeen Cemetery Association, a/k/a Aberdeen Cemetery Association, Inc., as owner, and Seattle-First Bank, as tenant

Assignment of Lease by Lessor for Security Purposes, dated June 9, 1986, between Aberdeen Cemetery Association, Inc., as assignor, and Rainier National Bank, as assignee

11a	Spokane Financial Center Parking	West 615 Sprague Avenue Spokane, WA	Parking Garage

Lease, dated November 1, 1978, between Washington Trust Bank as Trustee of the Martin & Edwidge L. Woldson Trusts established for the benefit of Myrtle Woldson and Frances W. Howser Children, as lessor, and Seattle-First National Bank, as lessee.

Amendment to Lease, dated June 1, 1978, between Washington Trust Bank and Seattle-First National Bank

19	Camelback Uptown (Ground Lease)	51 E Camelback Road Phoenix, AZ	Banking Center W/Motor Bank

Lease, dated May 20, 1970, between Robert Maukus (as Trustee of the Trust created by that certain Trust Agreement and Gladys M. Maukus, as Trustors, and the said Peter Robert Maukus, as Trustee), as owner, and the Arizona Bank, as tenant.

Modification of Lease, dated May 20, 1970, between The Valley National Bank of Arizona, as Trustee, and Matthew J. Maukus and Gladys M. Maukus, as Trustors, as owner, and The Arizona Bank, as tenant, which amends and restates the Lease dated November 1, 1950 between Matthew J. Maukus and Gladys Maukus, as lessor, and The Arizona bank, as lessee

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NO.	PROJECT DESCRIPTION	ADDRESS	PROPERTY TYPE	GROUND LEASE
20 23 86 87	Camelback-Bank of America CTR (Ground Lease)	1825 E. Buckeye Road Phoenix, AZ	Operations Center

Unsubordinated Ground Lease, dated July 1, 1988, between City of Phoenix, as Landlord, and Merabank, as Tenant

Assignment Agreement, dated June 7, 1990, between Merabank and Merabank Federal Savings Bank

Consent to Assignment, dated June 12, 1991, by the City of Phoenix.

First Amendment to Unsubordinated Ground Lease, dated June 12, 1991, between City of Phoenix, as Lessor, and Bank of America NTSA, as Lessee

27	Clermont (Ground Lease)	690 East Highway 50 Clermont, FL	Banking Center w/o motor bank	Lease Agreement, dated August 25, 1972, between South Lake Plaza, Inc., as Lessor, and Exchange Bancorporation, Inc., as Lessee.

36	Downtown Facility (Ground Lease)	210 West 8th Street Rolla, MO	Banking Center W/Motor Bank

Lease of Real Estate, dated March 29, 1961, between Jessie E. Finch, widow of David M. Finch, as Lessor, and Rolla State Bank, as Lessee

First Amendment to Lease, undated, between Jessie E. Finch, widow of David M. Finch, as Lessor, and Rolla State Bank, as Lessee

59a	Harrison Drive In	210 East Rush Harrison, AR	Remote Motor Bank	Real Estate Lease, dated October 2, 1974, between Velma Wagner, as lessor, and the First National Bank in Harrison, as lessee.

62	Hollywood/Tyler	1900 Tyler Street Hollywood, FL	Office Space

Lots 25-28

Lease, dated April 16, 1954, between Dorothy D. Landefeld and C.H. Landefeld, Jr., as Landlord, and The Bank of Hollywood, as Tenant.

Assignment of Lease, dated September 28, 1989, between Gerald Eaton and W. Tinsley Ellis, as Co-Personal Representatives of the Estate of Dorothy D. Landefeld, as assignor, and Barnett Banks Trust Company, N.A., as Trustee, under the Last Will and Testament of Dorothy D. Landefeld, deceased, as party of the second part.

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62a	Hollywood/Tyler	1900 Tyler Street Hollywood, FL	Remote Motor Bank (Waters Lease)

Lots 12-18:

Lease Agreement, dated September 1, 1952, between Barbara Jeanne Mack, as Lessor, and E.J. Schwabach, as Lessee.

Assignment of Lease, dated December 16, 1955, between E.J. Schwabach, as Assignor, and Maidmore Realty Co., as Assignee.

Agreement, dated March 22, 1960, between Maidmore Realty Co. as party of the first part, and The Bank of Hollywood, as party of the second part.

Assignment of Lease, dated April 14, 1960, between Maidmore Realty Co., as Assignor, and The Bank of Hollywood, as Assignee. Assumption Agreement, dated April 13, 1960, by the Bank of Hollywood.

Assignment of Lease, dated May 15, 1962, between Barbara Jeanne Mack Waters and Bruce W. Waters, as Assignor, and First National Bank of Hollywood as Trustee Under Agreement with James F. Mack, dated May 14, 1962, as Assignee.

Assignment of Lease, dated June 20, 1977, between First National Bank of Hollywood, as Trustee, and Landmark Union Trust Bank of St. Petersburg, N.A., as Successor Trustee.

135	South Glenstone Facility (Ground Lease)	2940 S. Glenstone Springfield, MO	Banking Center W/Motor Bank

Lease, dated May 7, 1971, between Gillenwaters Developers, Inc., as Lessor, and Springfield National Bank, as Lessee.

Notice of Lease Agreement, dated May 7, 1971, between Gillenwaters Developers, Inc., as Lessor, and Springfield National Bank, as Lessee.

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136	South Mountain-Bank of America (Ground Lease)	1825 E. Buckeye Road Phoenix, AZ	Operations Center	Unsubordinated Ground Lease, dated March 15, 1995, between City of Phoenix, as Landlord, and Bank of America National Trust and Savings Association, as Tenant.

150	West Sunshine Facility (Ground Lease)	710 West Sunshine Springfield, MO	Banking Center w/motor bank

Lease, dated June 19, 1963, between Lee McLean, Jr., Martha L. McLean, Carl S. Petty, Ann R. Petty, John P. Ferguson and Helen F. Ferguson as Landlord, Jefferson Properties, Inc. as Tenant.

Agreement, dated December 1, 1966, between Jefferson Properties, Inc., as Assignor, and American National Bank in Springfield, as Assignee.

Assignment of Lease, dated December 1, 1966, between Jefferson Properties, Inc., as Assignor, American National Bank in Springfield, as Assignee and Lee McLean, Jr., Martha L. McLean, Carl S. Petty, Ann R. Petty, John P. Ferguson and Helen F. Ferguson, as Lessors.

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ADDITIONAL GROUND LEASES

NO.	PROJECT DESCRIPTION	ADDRESS	PROPERTY TYPE	GROUND LEASE
2b	Aberdeen Bldg Parking 2 (Ground Lease)	Broadway & Wishkaw Aberdeen, WA	Parking Lot

Lease, dated August 6, 1979, between Dr. Scott Weatherwax and Harold Preszler, as guardian of the Estate of Ann Rosmond Weatherwax, as Lessors, Seattle-First National Bank, as Lessee

First Amendment to Lease, dated August 5, 1988, between Dr. Scott A. Weatherwax and Frank H. Larner, as guardian of the Estate of Ann Rosmond Weatherwax, as Lessors, as Seattle First National Bank, as Lessee.

Second Amendment to Lease dated September 16, 1993, between Dr. Scott A. Weatherwax and Frank H. Larner, as guardian of the Estate of Rosmond Weatherwax, as Lessors, as Seattle First National Bank, as Lessee.

Third Amendment to Lease dated October 24, 1998, between Dr. Scott A. Weatherwax and Frank H. Larner, as guardian of the Estate of Ann Rosmond Weatherwax, as Lessors, as Seattle First National Bank, as Lessee.

46a	Escondido Main Parking (Ground Lease)	249 W Grand Avenue Escondido, CA	Parking Lot

License Agreement, dated January 29, 1996, between Norman C. and Mary W. Quon, as Licensor, and Bank of America National Trust and Savings Association, as Licensee

Letter Amendment, dated April 7, 2000, between Norman C. and Mary W. Quon, as Licensor, and Bank of America, N.A., formerly Bank of America National Trust and Savings Association, as Licensee

52a	Gardena Main Parking (Parking Lease)	1450 W Redondo Beach Blvd Gardena, CA	Parking Lot	Lease, dated August 13, 1980, between Thora A. Pursche, as lessor, and Bank of America National Trust and Savings Association, as lessee. First Amendment to Ground Lease, dated September 15, 1980, between Thora A. Pursche, as lessor, and Bank of America National Trust and Saving Association, as lessee.

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Second Amendment to Ground Lease, dated August 31, 1981, between Thora A. Pursche, as lessor, and Bank of America National Trust and Saving Association, as lessee.

Rental Adjustment Agreement, undated between Thora A. Pursche, as lessor, and Bank of America National Trust and Saving Association, as lessee.

Rental Adjustment Agreement, undated, between Thora A. Pursche, as lessor, and Bank of America National Trust and Saving Association, as lessee.

64a	Inglewood Office Parking (Parking Lease)	330 East Manchester Blvd Inglewood, CA	Parking Lot	Lease, dated June 25, 1964, between Duke and Co., as Lessor, and Bank of America National Trust and Saving Association, as Lessee.

77a	La Jolla OFC Parking	7651-7659 Fay	Parking Garage

Lots 5 & 6

Lease, dated February 1, 1956, between James A. Winn and Cecelia V. Winn, and Girard Land Company, as lessee.

Assignment of Lease, dated May 25, 1957, between Girard Land Company, as assignor, Bank of America National Trust and Saving Association, as assignee.

Assumption of Lease, dated June 4, 1957, by Bank of America National Trust and Saving Association

Consent to of Lease and Release of Lessee, dated June 12, 1957, by James A. Winn Cecelia V. Winn

Letter Extension, dated July 11, 1995, by Bank of America National Trust and Saving Association, as lessor, acknowledged by Meryl E. Rightmer, as successor-in-interest to James A. Winn Cecelia V. Winn, as lessors.

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77b	La Jolla PFC Parking	917-921 Kline Street	Parking Garage

Lots 1-4

Lease, dated October 26, 1955, between Mrs. Gordon R. Lawrence, as lessor, and Girard Land Company, as lessee

Assignment of Lease, dated May 25, 1957, between Girard Land Company, as assignor, Bank of America National Trust and Saving Association, as assignee

Assumption of Lease, dated June 4, 1957, by Bank of America National Trust and Saving Association

Consent of Lease and Release of Lessee, dated June 11, 1957, by Mrs. Gordon R. Lawrence.

Letter Extension, dated July 11, 1955, by Bank of America National Trust and Saving Association, as lessor, acknowledged by Robert D. Beard and Diane L. Beard, Co-Trustees of the Robert D. and Diane L. Beard Trust, as successors-in-interest to Mrs. Gordon R. Lawrence, as lessor

117a	Pomona Main Parking (Parking Lease)	195 East 5th Street Pomona, CA	Parking Lot

Lease dated March 9, 1964, between Charles A. Beck, as landlord, and Bank of America National Trust and Saving Association, as tenant.

Amendment of Lease, dated May 28, 1975, between Bonnie M. Morgan, as landlord, and Bank of American National Trust and Saving Association, as tenant.

Assignment of Lease, dated November 13, 1978, by Charles A. Beck, as Assignor, and Bonnie Marie Melard, as trustee, as assignee.

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Second Amendment of Lease, dated May 13, 1998, between Bonnie M. Morgan, as landlord, and Bank of America National Trust and Saving Association, as tenant.

Extension of Lease, dated May 13, 1998, between Bonnie M. Morgan, as landlord, and Bank of America National Trust and Saving Association, as tenant.

124a	Ridgewood Parking	231 South Ridgewood Drive Sebring, FL	Parking Lot	Agreement, dated July 1, 1984, between Barnett Bank of Highlands County, as Tenant, and Heacock Insurance Group, Inc., as Owner.

135a	South Glenstone Facility	2940 S. Glenstone Springfield, MO	Parking Lot	Lease, dated July 1, 1982, between Gillenwaters Developers, Inc., as Lessor, and Boatmen’s Springfield National Bank, as Lessee.

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SCHEDULE VII

ALLOCATED LOAN AMOUNTS

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